UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that CRH public limited company intends to release definitive copies of this Proxy Statement to shareholders beginning on or about March 28, 2025.

2025 Notice of Meeting and Proxy Statement

This document is important and requires your immediate attention.

If you are in any doubt as to any aspect of the Proposals referred to in this document or as to the action you should take, you should consult your own stockbroker, bank manager, legal advisor or accountant or other independent professional advisor.

The document should be read as a whole. Your attention is drawn to the Letter from the Chair, which is set out on pages 1 and 2 of this document and which recommends that you vote in favor of Proposals 1, 2 and 4 through 12 and 'Annually' for Proposal 3 at the 2025 Annual General Meeting (the "2025 AGM"). Each Proposal will be voted on by way of a poll. We recommend that you review the further information on the process for, and deadlines applicable to, attending the 2025 AGM and appointing a proxy in the General Information section on pages 88 to 91 of this Notice of Meeting and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2025 AGM to be held on May 8, 2025

We have elected to take advantage of the U.S. Securities and Exchange Commission (the "SEC") rules that allow us to provide shareholders access to our proxy materials over the internet. Our Annual Report for the fiscal year ended December 31, 2024 (the "2024 Annual Report") and this Notice of Meeting and Proxy Statement are available at www.envisionreports.com/CRH.

On behalf of our Board of Directors, we are making these materials available to you (beginning on or about in connection with CRH's solicitation of proxies for our 2025 AGM. Beginning on we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions regarding how to access the 2024 Annual Report and this Notice of Meeting and Proxy Statement online. The Notice of Internet Availability contains instructions regarding how you can elect to receive these proxy materials in printed form by mail or electronically by email. This election to receive proxy materials by mail or email will remain in effect until you terminate it.

Building our world. Shaping the future.

CRH helps solve complex challenges and critical customer needs to make a better tomorrow.

As a leading provider of materials that build, connect and improve our world, we make construction simpler, safer and more sustainable.

Built over five decades, our unrivaled scale and connected portfolio make CRH the essential partner for transportation and critical infrastructure projects, complex non-residential construction and outdoor living spaces.

Our customer-connected approach is helping to reimagine the built environment, making homes, buildings and infrastructure that will stand the test of time for generations to come.

Letter from the Chair

CRH delivered further growth in revenues, profits and margins and an industry-leading performance

Dear Shareholder,
I am pleased to invite you to attend the 2025 AGM of CRH plc to be held on Thursday, May 8, 2025 at 11:00 a.m. (Dublin) at the Royal Marine Hotel, Marine Road, Dun Laoghaire, Co. Dublin, Ireland. Details in relation to attending and voting on the Proposals on the agenda for the 2025 AGM are set out on pages 8 to 38 of this Notice of Meeting and Proxy Statement.
Performance & Strategy
In 2024, CRH’s customer-connected solutions strategy delivered further growth in revenues, profits and margins and an industry-leading performance. This performance was underpinned by CRH’s focused geographic footprint with strong market positions in North America, Europe and Australia, highly integrated value chain and disciplined operational and commercial management. Net income was 15% ahead of 2023 at $3.5 billion (2023: $3.1 billion) and Adjusted EBITDA*1of $6.9 billion (2023: $6.2 billion) was 12% ahead. CRH's basic earnings per share was 16% higher than 2023 at $5.06 (2023: $4.36). Basic earnings per share pre-impairment* was 18% higher than 2023 at $5.48 (2023: $4.65).
CRH invested $5.0 billion in value-accretive acquisitions during 2024. This included a portfolio of cement and readymixed concrete assets in Texas for a total consideration of $2.1 billion and a majority stake in Adbri Ltd, an integrated cement and aggregates business with high-quality assets and leading market positions in Australia, for a total consideration of $0.8 billion. In addition, over $1.1 billion was invested in a number of attractive growth capital expenditure (“CapEx”) projects. CRH also realized cash proceeds from divestitures and disposals of long-lived assets (including deferred divestiture consideration received) of $1.4 billion, primarily related to the divestiture of the European Lime operations and certain cement, aggregates and readymixed concrete operations in Quebec, Canada.
The total dividend for 2024 was $1.40 per share, representing an increase of 5% year-on-year (2023: $1.33). As part of our ongoing share buyback program, we repurchased approximately 15.9 million ordinary shares in 2024 (2023: 54.9 million) for a total consideration of $1.3 billion (2023: $3.0 billion). On November 7, 2024, CRH commenced a further tranche of $0.3 billion which completed on February 26, 2025 and the Board has extended the program with an additional $0.3 billion tranche to be completed no later than May 2, 2025. We will continue to assess our share buyback program throughout 2025, with further updates on a quarterly basis.
CRH’s stock price continued to perform strongly during 2024, with a Total Shareholder Return (TSR) of 35.9% being achieved in the 12 months to December 31, 2024 and the price per share increasing from $69.16 on December 31, 2023 to $92.52 on December 31, 2024.
Listing Transition Update
Following the transition of CRH’s primary listing to the New York Stock Exchange (NYSE) in 2023, CRH’s stock register has continued to evolve with ownership by U.S. investors exceeding 50% as at June 30, 2024. CRH, therefore, ceased to be a Foreign Private Issuer (“FPI”) with effect from January 1, 2025 and is providing this Notice of Meeting and Proxy Statement as a U.S. domestic issuer. Last year, CRH voluntarily chose to file its 2023 Annual Report on Form 10-K with the SEC instead of filing on the reporting forms available to FPIs.
To comply with CRH's ongoing obligations under the Irish Companies Act 2014, as amended (the “Companies Act 2014”), CRH will continue to prepare financial statements in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union (the “Irish Statutory Accounts”). A copy of the Irish Statutory Accounts for 2024 is available on the CRH website, www.crh.com.
Management Succession
As announced in September 2024, Jim Mintern succeeded Albert Manifold as Chief Executive Officer effective January 1, 2025. Jim has been a member of CRH’s Board since his appointment as Chief Financial Officer in June 2021. He has deep industry knowledge with over 30 years’ experience in the building materials sector, 22 years of which have been with CRH. He has led a variety of operational businesses and has extensive portfolio management, financial and capital markets expertise. It is the Board’s view that Jim has taken charge of a high performing company in robust strategic and financial health, after 11 years of exceptional leadership from Albert.
In addition to retiring as Chief Executive Officer, Albert stepped down from the Board on December 31, 2024. He will be available as an advisor to CRH until the end of 2025. The process used by the Board to manage the Chief Executive Officer succession is outlined on page 42.
A robust and comprehensive process, supported by independent advisors, considering both internal and external candidates, is ongoing to identify Jim’s successor as Chief Financial Officer. Until that process has concluded, Alan Connolly has been appointed as Interim Chief Financial Officer effective January 1, 2025. Alan has over 30 years of finance experience working at CRH and has held senior finance roles across CRH’s
1* Represents a non-GAAP measure. See the discussion within ‘Reconciliation of Non-GAAP Figures’ in Annex A.
CRH Notice and Proxy Statement 1

North American and International businesses. His biographical details are set out on page 40.
Board Composition
Our Board consists of 12 highly experienced Directors with a balance of tenures and a diversity of backgrounds and experience. We have a robust process for appraising the performance of Directors and for evaluating the effectiveness of the Board and its Committees.
The biographies of the current Board members, each of whom retires at the 2025 AGM and being eligible is seeking re-election, are set out on pages 14 to 19.
Having reviewed the performance of each Board member, and the independence of the non-management Directors, the Nomination & Corporate Governance Committee and the Board recommends their re-election by shareholders.
Executive Compensation
As indicated at the time of the U.S. listing transition, the compensation policy approved by shareholders at the 2022 AGM under UK corporate governance norms continued in force for 2024. The compensation outcomes for 2024 reflect the implementation of that policy.
During 2024, the Compensation Committee developed a new framework in line with U.S. pay practices.
The report from the Compensation Committee on page 49 and the detailed disclosures in the “Compensation Discussion & Analysis” (CD&A) section on pages 49 to 79 outline how our compensation policies were applied during 2024 and how the Board expects the new compensation framework to operate from 2025 onwards.
2025 AGM
There are 12 Proposals on the agenda for the 2025 AGM for consideration by shareholders. These include resolutions regarding the re-election of Directors, executive compensation for 2024 and the frequency of future “Say-on-Pay” votes, the appointment and compensation of the external auditors and the renewal of shareholder authorities required under Irish law. In addition, there are resolutions in relation to a new equity incentive plan and proposed changes to CRH’s Articles of Association (the “Articles”).
New Equity Incentive Plan
As part of the new compensation framework referred to above, approval will be sought from shareholders at the 2025 AGM for a new CRH plc Equity Incentive Plan (the “Equity Incentive Plan”). The principal features of the Equity Incentive Plan, which are common for incentive plans of U.S. public companies, are set out on pages 24 to 28. Your Board believes that the approval of the Equity Incentive Plan will be a key element of our ability to recruit, retain and incentivize highly talented executives and non-management Directors going forward.
Articles of Association
The purpose of the proposed changes to the Company’s Articles is to update the Articles to better align with the governance practices of U.S. public companies. A detailed description of each of the proposed changes is set out on pages 35 to 38, with the text of the respective revisions included in Annexes C to F. A full comparison version of the Articles is available on the CRH website, www.crh.com. To access this, please select AGM under “Shareholder Centre” in the Investors section of the website.
Shareholder Engagement
CRH devotes considerable time and resources each year to shareholder engagement. We recognize the importance of effective dialogue as an integral element of good corporate governance. The Investor Relations team, together with the Chief Executive Officer, Chief Financial Officer and other senior executives, regularly meet with institutional shareholders (each year typically meeting shareholders holding approximately 60% of our outstanding ordinary shares). Reports on the views of shareholders are regularly considered by the Board.
In addition, similar to prior years, I have had considerable engagement with shareholders on governance matters since our 2024 AGM, meeting shareholders holding approximately 22% of our outstanding ordinary shares. Details of the topics covered in these meetings, which include the Board’s priorities summarized in the “Board Priority Areas” table below, are set out on page 42. The feedback from these meetings was also provided to the Board and relevant Committees.
Conclusion
Your Board considers that all of the Proposals set out in this Notice of Meeting and Proxy Statement on pages 9 to 38 are in the best interests of shareholders as a whole. Accordingly, the Board unanimously recommends that you vote ‘FOR’ Proposals 1 and 2 and 4 to 12 and ‘Annually’ for Proposal 3, as they intend to do in respect of their own shareholdings.
On behalf of the Board, I would like to thank Albert Manifold for his exceptional leadership of CRH and to wish him fulfillment in the next stage of his career. We would also like to thank our colleagues throughout CRH for their ongoing hard work, professionalism and commitment to CRH’s success.
Thank you for investing in CRH. We understand this is an active choice and are grateful for your trust and engagement as we continue to grow CRH, deliver on our customer-connected solutions strategy, and create long-term sustainable value for all of our stakeholders.
Richie Boucher
Chair of the Board
          , 2025

Board Priority Areas

Priority Area	Commentary
Operational Performance	Oversight of the ongoing enhancement of operational performance in CRH’s existing and acquired businesses
Strategy	Overseeing strategy development and execution for CRH’s businesses, including with respect to CRH’s customer-connected solutions strategy and support for sustainable construction
Capital Allocation	Overseeing the allocation of CRH’s capital in terms of portfolio management through organic capital expenditure, acquisitions and divestitures as well as providing shareholder distributions through both dividends and share buybacks
Human Capital Management	Oversight of policies and practices to assess the safety of CRH’s employees, the engagement and development of CRH’s employees and the ability of CRH’s employees to contribute to CRH’s success
Succession Planning	Supporting succession transition and overseeing future succession planning
Compensation Framework	Implementing a new compensation framework to align with competitive and governance best practices, and to recruit, retain and incentivize top talent
Governance	Ongoing Board performance evaluation and refreshment
Shareholder Engagement	Oversight of shareholder engagement including efforts to increase investors’ understanding of CRH, broadening CRH’s investor base and supporting efforts to attain further index inclusion as well as understanding and responding to shareholders’ insights and perspectives

Shareholder Engagement
CRH Notice and Proxy Statement 2

2024 Performance Highlights
1. Record Financial Performance
CRH delivered a record financial performance in 2024 with further growth in revenues, profits, margins and returns. This strong performance is testament to the effectiveness of CRH's customer-connected solutions strategy in propelling our business to the next level of growth and performance.

Revenues

$35.6bn

+2% ▲

$32.7bn
$34.9bn
$35.6bn
2022
2023
2024

Net income

$3.5bn

+15% ▲

$3.9bn
$3.1bn
$3.5bn
2022
2023
2024

Adjusted EBITDA*

$6.9bn

+12% ▲

$5.4bn
$6.2bn
$6.9bn
2022
2023
2024

Net income Margin

9.9%

+110bps ▲

11.9%
8.8%
9.9%
2022
2023
2024

Adjusted EBITDA Margin*

19.5%

+180bps ▲

16.5%
17.7%
19.5%
2022
2023
2024

Basic EPS Continuing Operations

$5.06

+16% ▲

$3.58
$4.36
$5.06
2022
2023
2024

Basic EPS pre-impairment*

$5.48

+18% ▲

$3.58
$4.65
$5.48
2022
2023
2024

Return on Net Segment Assets

15.3%

+90bps ▲

13.1%
14.4%
15.3%
2022
2023
2024

Return on Net Assets (RONA)*

15.5%

+20bps ▲

13.3%
15.3%
15.5%
2022
2023
2024

* Represents a non-GAAP measure. See the discussion within ‘Reconciliation of Non-GAAP Figures’ in Annex A.
CRH Notice and Proxy Statement 3

2. Share Price Reached a New High
The CRH share price performed strongly in 2024, significantly outperforming both the S&P 500 and S&P 500 Materials Index over the 12 months to December 31, 2024.
CRH Share Price Performance in 12 months to December 31, 2024
Since 1970 the Company has delivered an industry-leading compound annualized long-term TSR1 of 16.2% and in the five year's since 2019 the Company's cumulative TSR has outperformed both the S&P 500 Index and the S&P 500 Materials Index. This track record makes us the leading compounder of capital in the industry.
5 Year Comparative Total Return to Shareholders 2019 - 202411
1     Long-term TSR represents the total accumulated value delivered to shareholders (via gross dividends reinvested and share appreciation) if €100 was invested in CRH plc shares in 1970. The graph showing the 5 Year Comparative Total Return to Shareholders 2019 - 2024 assumes that the initial investment in our ordinary shares and each index was $100, with reinvestment of dividends. Performance data for the Company is provided as of the last trading day of each relevant fiscal year.1
CRH Notice and Proxy Statement 4

3. Creating Value Through Innovation and Sustainability
During 2024, we continued to prioritize innovation as we worked with our customers to help solve some of the world’s most complex and technically challenging construction projects. Our customer-connected solutions strategy gives CRH the opportunity to leverage the benefits of existing and emerging technologies to help drive efficiency, margin expansion and growth. Through our Innovation Center for Sustainable Construction (iCSC) we have a global network of experts across our businesses collaborating on the research, development and replication of innovative solutions. In addition, our CRH Ventures platform works in partnership with start-ups, industry players and academic institutions to pilot and scale cutting-edge and innovative technologies.
We believe the transition to a more sustainable built environment is a significant commercial opportunity for CRH. Our strategy focuses on transforming essential materials into value-added and innovative solutions to address global water, circularity and decarbonization challenges, so we can capture further value and accelerate growth across CRH.
Investing for the Future

Enhancing water infrastructure	Entering Strategic Partnerships	Deploying New Technology
Through an investment in FIDO AI, an artificial intelligence leak detection software company, CRH further expanded its water management capabilities into the smart water market. FIDO AI’s technology uses data insights to minimize water leakage, reduce downtime and preserve valuable water resources. In 2024, CRH Ventures took part in a Series B investment building on an existing relationship with FIDO AI through our Oldcastle Infrastructure business in North America.
In 2024, our venture capital unit CRH Ventures entered into a strategic investment partnership with Sublime Systems, a pioneering company developing an innovative electrochemical, near-ambient-temperature approach to cement production. This technology aims to replace traditional kiln processes and achieve a 90% reduction in cement’s CO2 emissions at full commercial scale.

CRH entered into a strategic agreement with Caterpillar to develop and deploy electric off-road vehicles and charging solutions. The agreement is focused on accelerating the deployment of Caterpillar’s 70 to 100-ton-class battery electric off-road truck with CRH testing and validating the units at its operations in North America. Through these actions, we continue to make progress against our industry-leading target of a 30% reduction in absolute carbon emissions by 2030.

Another year of progress
Revenues from products with enhanced sustainability attributes2

$9.4bn
$11.4bn
$12.6bn
$13.9bn
$14.6bn
2020
2021
2022
2023
2024

4%
reduction in Scope 1 and 2 CO2e emissions in 2024

44.7m tonnes
wastes and by-products recycled in 2024 (2023: 43.9mt)

0.8kg/$ Revenues
CO2e emissions per dollar of revenues in 20243
(2023: 0.9kg/$ Revenues)
2 Revenues derived from products that incorporate any, or a combination of: recycled materials; are produced using alternative energy and fuel sources; have a lower-carbon footprint as compared to those produced using traditional manufacturing processes; and/or are designed to specifically benefit the environment (i.e. water treatment and management systems, products with strong thermal mass/U-values).
3    Scope 1 and 2 CO2e emissions (kg/$ revenues). CO2e emissions subject to final verification under the European Union Emissions Trading System (EU ETS).
CRH Notice and Proxy Statement 5

4. Investing for Growth and Further Value Creation
In 2024, CRH continued to invest in and develop its business in line with its customer-connected solutions strategy.
Our continued strong cash generation and financial flexibility provide the opportunity to continue to return cash to shareholders, while at the same time investing in our business and delivering on our strategic growth initiatives. M&A activity during the year included an investment of $5 billion in 40 value-accretive acquisitions. The largest acquisition was in the Americas where CRH acquired an attractive portfolio of cement and readymixed concrete assets and operations in Texas for a total consideration of $2.1 billion. In addition, Americas Materials Solutions completed a further 20 acquisitions and Americas Building Solutions completed 10 acquisitions for a total spend in the Americas of $3.8 billion. International Solutions completed nine acquisitions for a total spend of $1.2 billion, including the acquisition of a majority stake in Adbri Ltd, a market leader in cement and aggregates in Australia.

$5.0bn M&A spend on 40 value enhancing acquisitions	$1.1bn Growth CapEx spend	$1.4bn Cash proceeds from divestitures and disposals
Strong Balance Sheet Provides Optionality
In 2024, CRH’s strong cash generation capabilities and financial flexibility provided the opportunity to continue to return cash to shareholders, while at the same time investing in the business and delivering on CRH's strategic growth initiatives. As part of our ongoing share buyback program, we repurchased approximately 15.9 million ordinary shares in 2024 (2023: 54.9 million) for a total consideration of $1.3 billion (2023: $3.0 billion). On November 7, 2024, the Company commenced a further tranche of $0.3 billion which completed on February 26, 2025 and the Board has extended the program with an additional $0.3 billion tranche to be completed no later than May 2, 2025. CRH aims to significantly increase its financial capacity4 in the years ahead and continue to allocate capital for future growth and superior value creation.

$1.3bn Spent on Repurchase of Ordinary Shares in 2024

$1.7bn Returned to shareholders though dividend payments in 2024

Anticipated Financial Capacity

4 Financial capacity is defined as the cash and debt financing available (after maintenance capital expenditure) for growth investments and cash returns to shareholders. The information shown above is indicative only and any capital deployment will be dependent on the value creation opportunities arising over the period. CRH's ability to deliver on its financial capacity ambitions is dependent on it achieving its planning assumptions, which may be negatively impacted by adverse changes in economic conditions in the countries where CRH operates, a slowdown in the growth of the overall construction and building materials sector or changes in availability of public funding for infrastructure, and other factors discussed under the heading "Risk Factors" in CRH's 2024 Annual Report as filed with the SEC.
CRH Notice and Proxy Statement 6

Table of Contents

Letter from the Chair	1
2024 Performance Highlights	3
Notice of 2025 AGM	8
Proposals to be Voted On at the 2025 AGM	9
Proposal 1 – Re-election of Directors	12
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)	22
Proposal 3 – Advisory Vote to Approve the Frequency of “Say-on-Pay” Votes	23
Proposal 4 – Approval of the CRH plc Equity Incentive Plan	24
Proposal 5 – Appointment of Deloitte & Touche LLP as Auditor and Authority to Set the Compensation of the Auditor	29
Proposal 6 – Renewal of the Annual Authority of the Board of Directors to Issue Shares	31
Proposal 7 – Renewal of the Annual Authority of the Board of Directors to Issue Shares for Cash without first Offering Shares to Existing Shareholders	32
Proposal 8 – Renewal of the Annual Authority of the Board of Directors to Make Market Purchases of the Company’s Issued Share Capital	33
Proposal 9 - To Determine the Price Range at which the Company can Re-Issue Shares that it Holds as Treasury Shares	34
Proposal 10 - Approval of Certain Amendments to the Articles of CRH plc with respect to Advance Notice Provisions and Information and Procedural Requirements for Shareholder Proposals, including Nominations of Directors	35
Proposal 11 - Approval of Certain Amendments to the Articles of CRH plc to (a) Provide for a Plurality Voting Standard in the Event of Contested Director Elections; and (b) Grant the Board of Directors Sole Authority to Determine its Size and Provide for the Possibility of Holdover Directors in the Event of No Directors Receiving Sufficient Votes for Election	36
Proposal 12 - Approval of Certain Amendments to the Articles of CRH plc to Provide that the Limit on Directors’ Fees should be determined by the Board of Directors and to Make Certain Administrative Amendments	38
Corporate Governance	39
Compensation Discussion & Analysis (CD&A)	49
Stock Ownership Information	80
CEO Pay Ratio	81
Pay Versus Performance	82
Securities Authorized for Issuance Under Equity Compensation Plans	85
Related Party Transactions	86
Insider Trading Arrangements and Policies	87
General Information	88
Annex A - Reconciliation of Non-GAAP Figures	92
Annex B - CRH plc Equity Incentive Plan	95
Annex C - Proposal 10 - Proposed Changes to the Company’s Articles	109
Annex D - Proposal 11(a) - Proposed Changes to the Company’s Articles	118
Annex E - Proposal 11(b) - Proposed Changes to the Company’s Articles	119
Annex F - Proposal 12 - Proposed Changes to the Company’s Articles	121
Forward Looking Statements – Safe Harbor Provisions Under The Private Securities Litigation Reform Act Of 1995
These forward-looking statements include all matters that are not matters of fact at the date of this document and include statements about plans and expectations regarding CRH's products and related impacts in the future; M&A activity and growth capital expenditure projects, including impacts on CRH's valuation; corporate governance, including alignment with governance practices of U.S. public companies; executive compensation, including ability to recruit, retain and incentivize highly talented executives and non-management Directors; the appointment and terms of Directors and officers; CRH's share buyback program and dividends; anticipated financial capacity and capital allocation; shareholder engagement; the expected benefits of CRH's primary listing on the New York Stock Exchange and transition to U.S. domestic issuer status; prospects and drivers for CRH's growth and value; existing and emerging technologies, including CRH's ability to leverage and drive efficiency and growth; and decarbonization targets and sustainability-related initiatives, including the commercial opportunity presented for CRH. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the Company's current expectations and assumption as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this document. The Company expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law. For a discussion of some of the risks and important factors that could cause actual outcomes and results to differ materially from those expressed herein, see "Risk Factors" in the 2024 Annual Report on Firm 10-K filed with the SEC on February 26, 2025 (the “2024 Annual Report”).

CRH Notice and Proxy Statement 7

Notice of 2025 AGM

Meeting Information
Notice is hereby given that the 2025 AGM of CRH plc will take place at the Royal Marine Hotel, Marine Road, Dun Laoghaire, Co. Dublin, Ireland at 11:00 a.m. (Dublin) on Thursday, May 8, 2025.

Date & Time 11:00 a.m. (Dublin) on Thursday, May 8, 2025.
Availability
This Notice of Meeting and Proxy Statement, our 2024 Annual Report and our Irish Statutory Accounts, which will be laid before the 2025 AGM, are available at www.crh.com. Copies of the Notice of Meeting and Proxy Statement and the 2024 Annual Report are also available at www.envisonreports.com/CRH.
Record Date 7:00 p.m. (Dublin)/3:00 p.m. (New York) on Wednesday, March 12, 2025.

How to vote It is important that your shares be represented and voted at the 2025 AGM. You can vote by using any of the following methods:

Via the Internet By logging on to www.envisionreports.com/CRH and casting your vote online

By Mail By following the instructions on your printed proxy card or form of instruction and returning the completed proxy form in the postage-paid envelope provided

In Person By attending the 2025 AGM and voting in person

When and Where to Vote

Only shareholders as at 7:00 p.m. (Dublin)/3:00 p.m. (New York) on Wednesday, March 12, 2025 (the “Record Date”) will be entitled to receive notice of, and to vote at, the 2025 AGM.
The process for appointing a proxy and/or voting in connection with the Proposals to be voted on at the 2025 AGM depends on the manner in which you hold your shares. We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the 2025 AGM and appointing a proxy in the General Information section on pages 88 to 91 of this Notice of Meeting and Proxy Statement.
Please check the Company’s website in advance of the 2025 AGM in case there are any changes made to the arrangements for the 2025 AGM.

CRH Notice and Proxy Statement 8

Proposals to be Voted On at the 2025 AGM

Proposal		Board Voting Recommendation	Explanation of Proposal and Reason(s) for Board Recommendations	Page

1	By separate resolutions, to re-elect each of the 12 Director nominees as described in this Notice of Meeting and Proxy Statement.	FOR each Director nominee	All members of the Board retire at the AGM annually, with those eligible standing for re-election. The Board has determined that each Director continues to be effective and demonstrates commitment to the role.	12

2	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”) for 2024 (“Say-on-Pay”).	FOR	Provides shareholders with the opportunity to express their view on the alignment of the compensation of our NEOs for 2024 with CRH’s performance. CRH’s executive compensation programs are designed to align the interests of our executives with our shareholders.	22

3	To approve, on an advisory basis, the frequency of future “Say-on-Pay” votes.	FOR Annually	In line with U.S. listing requirements, this Proposal provides shareholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our NEOs in the future. Shareholders can vote on whether we should hold an advisory “Say-on Pay” vote annually, every two or three years.	23

4	To approve the CRH plc Equity Incentive Plan	FOR	The Board believes that compensation incentives are important factors in attracting and retaining highly qualified executives and non-management Directors who support the continued growth and future success of our business. Following a review by the Compensation Committee of CRH’s compensation practices, the Board has unanimously adopted the Equity Incentive Plan, subject to its approval by our shareholders. In line with the compensation practices of other U.S. public companies, the Equity Incentive Plan includes limits on the compensation of non-management Directors.	24

5	By separate resolutions: (a) to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP (“Deloitte U.S.”) as the Company’s independent registered public accounting firm for fiscal 2025; and (b) to authorize, in a binding vote, the Board of Directors to fix the compensation of Deloitte U.S., Deloitte Ireland LLP (“Deloitte Ireland”) and other Deloitte affiliates (together with Deloitte U.S. and Deloitte Ireland, “Deloitte”).	FOR (a) and (b)	On February 24, 2025, the Audit Committee approved the appointment of Deloitte U.S. as its independent registered public accounting firm for the year ending December 31, 2025, and related interim periods, effective February 28, 2025. The decision to transition the Company’s independent registered public accounting firm follows the Company’s transfer of its primary listing to the NYSE. Deloitte Ireland, the Company’s independent public accounting firm for the year ended December 31, 2024, will continue to serve as the Company’s statutory auditor under Irish law.
			The Company requests shareholders’ non-binding ratification of the appointment of Deloitte U.S. as its independent registered public accounting firm for the year ending December 31, 2025. The Company also requests authorization for the Board to fix the compensation of Deloitte.	29

6	To renew the annual authority of the Board of Directors of the Company to issue shares.	FOR	Under Irish law, the Board must have authority from the shareholders to issue any shares. Approval of this authority, which is for an amount which represents 20% of the issued ordinary share capital as at February 13, 2025, is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies.	31

7	To renew the annual authority of the Board of Directors of the Company to issue shares for cash without first offering shares to existing shareholders.	FOR	Under Irish law, unless otherwise authorized, when the Company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the Company on a pro-rata basis. Approval of this authority, which is to disapply pre-emption rights up to a maximum of 20% of the Company’s issued share capital on an unrestricted basis, is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies.	32

8	To renew the annual authority of the Board of Directors of the Company to make market purchases and overseas market purchases of ordinary shares of the Company.	FOR	Under Irish law, unless the Company is using the redemption mechanism pursuant to Article 4A of the Articles, the Company (and/or its subsidiaries) cannot repurchase any of the Company's ordinary shares without shareholder approval. Reflecting the Company's commitment to return cash to shareholders and in order to have flexibility as to how share repurchases are made, the authority is being sought to make purchases of up to 10% of the issued share capital.	33

9	To determine the price range at which the Company can re-issue shares that it holds as treasury shares.	FOR	Under Irish law, shareholders must authorize the price range at which the Company may re-issue any shares held in treasury. The authority being sought from shareholders provides for the minimum and maximum prices at which any ordinary shares held in treasury may be re-issued.	34

CRH Notice and Proxy Statement 9

10	To amend the Company’s Articles to clarify the advance notice requirements for Director nominations and other shareholder proposals.	FOR
The Board is proposing to amend the Company’s Articles to update the advance notice requirements for shareholders seeking to propose Director nominees or bring other proposals for consideration by shareholders at a general meeting, including to account for the U.S. regulatory requirements to which the Company is now subject.
Among other updates, the proposed amendments would require shareholders to submit written notice of Director nominations and other proposals to the Company not less than 90 days and not more than 120 days prior to the anniversary of the prior year’s AGM. The proposed amendments also specify the form and content of such shareholder notices, including requiring the shareholder to certify compliance with applicable U.S. regulations. The Board believes the proposed amendments better align the Company’s shareholder nomination and proposal procedures with those of other U.S. public companies.
				35

11	By separate resolutions, to amend the Company’s Articles to: (a) provide for a plurality voting standard in the event of contested Director elections; and (b) grant the Board sole authority to determine its size and to ensure re-election of at least the minimum number of Directors required.	FOR (a) and (b)	The Board is proposing to amend certain provisions of the Company’s Articles related to the election of Directors and size of the Board. The Board believes the proposed amendments better align the Company’s board-related governance provisions with those of other U.S. companies.	36

12	To amend the Company’s Articles to provide the Board with the ability to determine the fees payable to the non-management Directors and make certain administrative amendments.	FOR	The Board is proposing to amend the Company’s Articles to provide that the limit on Directors’ fees should be determined by the Board in line with the practice of other U.S. public companies. The proposed limit is included in the Equity Incentive Plan referenced in Proposal 4. The Board is also proposing to make certain administrative updates to the Company’s Articles in connection with the Company’s transition of its primary listing to the NYSE, as described further on page 38.	38

By order of the Board of Directors
N. Colgan
Company Secretary
          , 2025
CRH Notice and Proxy Statement 10

Notice of Meeting and Proxy Statement for the 2025 AGM
This Notice of Meeting and Proxy Statement relates to the solicitation of votes or proxies by CRH plc, on behalf of its Board of Directors (the “Board”), for use at the Company’s 2025 AGM and at any adjournment or postponement of such meeting.
Unless otherwise specified or the context otherwise requires, the terms “Company”, “CRH”, “Group”, “we”, “us”, and “our” and other similar terms used in this Notice of Meeting and Proxy Statement refer to CRH plc and its consolidated subsidiaries. Except as otherwise specified or the context otherwise requires, references to years indicate our fiscal year ending December 31 of the respective year. For example, references to “fiscal 2024” or similar references refer to the fiscal year ended December 31, 2024. The terms “shareholder” or “holder” in relation to an ordinary share of the Company means the member whose name is entered in the register as the holder of that share.
The Company’s website address is www.crh.com. We include textual references to website addresses throughout this Notice of Meeting and Proxy Statement for reference only. The information contained in, or available through, these websites is not part of, or incorporated by reference into, this Notice of Meeting and Proxy Statement. Addresses, including electronic addresses provided in this Notice of Meeting and Proxy Statement, are provided solely for the purposes so specified. You may not use any electronic address provided in this Notice of Meeting and Proxy Statement or other proxy materials to communicate with the Company for any purpose other than those expressly stated herein or therein.

966XE
CAT
WARREN
71150
HOW'S MY DRIVING
1-888-552-3639
CEMEX
HOW'S MY DRIVING
1-888-552-3639
CEMEX

CRH Notice and Proxy Statement 11

Proposals Requiring Your Vote
Proposal 1 – Re-election of Directors
The Board of Directors recommends that shareholders vote FOR the re-election of all nominees to the Board of Directors.
In accordance with the Company’s Articles, all members of the Board retire at the AGM, with those eligible standing for re-election each year. Following a review by the Nomination & Corporate Governance Committee, the Board has determined that each Director continues to be effective and that each Director demonstrates commitment to the role, has sufficient time to meet his or her commitment to the Company and has individual skills and experience which are relevant and beneficial to support the Board in fulfilling its duties.
You are being asked to vote on the re-election of each of the following 12 Director nominees until the 2026 AGM:
Director Nominees

Name	Position	Independent	Age	Director Since	Audit Committee	Compensation Committee	Nomination & Corporate Governance Committee
Richie Boucher	Independent Chair and Non-management Director	✓	66	2018		✓	Chair
Caroline Dowling	Non-management Director	✓	58	2021	✓	✓
Richard Fearon	Non-management Director	✓	69	2020	✓
Johan Karlström	Non-management Director	✓	68	2019		✓
Shaun Kelly	Non-management Director	✓	65	2019	Chair	✓
Badar Khan	Non-management Director	✓	54	2021	✓		✓
Lamar McKay	Non-management Director	✓	66	2020		Chair	✓
Jim Mintern	Chief Executive Officer and Executive Director	No	58	2021
Gillian L. Platt	Non-management Director	✓	71	2017		✓	✓
Mary K. Rhinehart	Non-management Director	✓	66	2018		✓	✓
Siobhán Talbot	Non-management Director	✓	61	2018	✓		✓
Christina Verchere	Non-management Director	✓	53	2023	✓
Membership of the CRH Board (as at           , 2025)
CRH is overseen by Directors with a diverse set of backgrounds, experiences and competencies which the Board feels are important to the long-term success of the Company and to drive further value creation for the Company’s shareholders.
CRH’s Directors contribute significant experience and skills in the areas most relevant to overseeing the Company’s business and strategy, including experience in building materials or similar capital intensive industries; global markets; strategy; M&A; safety and sustainability; and IT & Cybersecurity. Details of the competencies of each Director are included in the respective biographies for each Director on pages 14 to 19. The competencies noted are intended to depict notable areas of focus for each Director, and not having a listed competency does not mean that a particular Director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities.
Independent
Ethnicity
xx
Gender
Tenure of Non-management Directors
xx
Geographical Spread
(by residency)
x
Meeting Attendance
Each of our current Directors attended at least 75% of the meetings of our Board and the Committees on which they served as a regular member during 2024. There were a total of 13 Board meetings held during 2024. Overall attendance at Board and Committee meetings during 2024 was over 95% for our Directors as a group.
Directors are also expected to attend the AGM. All Directors attended the AGM held on April 25, 2024.

CRH Notice and Proxy Statement 12

Vote Required
Re-election of each Director nominee, which is an ordinary resolution under Irish company law, requires that more than half the votes cast on this resolution must be cast ‘FOR’ the nominee. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on Proposal 1.
The text of the resolution in respect of Proposal 1 is as follows:
“That, by separate resolutions, the following 12 Directors be re-elected:
(a)Mr. R. Boucher;
(b)Ms. C. Dowling;
(c)Mr. R. Fearon;
(d)Mr. J. Karlström;
(e)Mr. S. Kelly;
(f)Mr. B. Khan;
(g)Mr. L. McKay;
(h)Mr. J. Mintern;
(i)Ms. G.L. Platt;
(j)Ms. M.K. Rhinehart;
(k)Ms. S. Talbot; and
(l)Ms. C. Verchere.”

CRH Notice and Proxy Statement 13

Our Board of Directors
Our Director nominees possess a range of diverse backgrounds, skills, knowledge, and experience that we believe are integral to an effective and well-functioning Board. For more information about our Director nominees, please see our Director biographies below.

Richie Boucher
Independent Chair and Non-management Director
Key Skills and Experience:
•Leadership: Richie brings extensive leadership experience across the financial services sector, with a distinguished career spanning executive and board-level roles in major global institutions. He served as Chief Executive Officer of Bank of Ireland from February 2009 to October 2017, where he led the bank through a period of significant transformation and strategic growth.
•Financial Services: Prior to his tenure as Chief Executive Officer, Richie held key senior management positions at various banks in various geographies, including Bank of Ireland, Royal Bank of Scotland and Ulster Bank where he developed deep expertise in corporate strategy, risk management, and operational leadership. He has also served as President of the Institute of Banking in Ireland and the Irish Banking Federation, contributing to the advancement of industry standards and leadership in financial services.
•M&A: Comprehensive knowledge and involvement in M&A activities and strategic initiatives across U.S. and European markets.
•Additional Skills: Governance, Capital Allocation, Capital Markets, Talent Management, Compensation, Strategy.
Career Highlights:
•Bank of Ireland
◦Chief Executive Officer
•Royal Bank of Scotland
•Ulster Bank
•President of the Institute of Banking and the Irish Banking Federation
Other Public Company Boards:
•Kennedy-Wilson Holdings, Inc. [NYSE]
•Eurobank Ergasias S.A. [ATH] (former in last 5 years)
Education:
•Bachelor of Arts in Economics, Trinity College Dublin.

Chair since: January 2020
Non-management Director since: March 2018
Age: 66
Board Committees:
•Acquisitions, Divestments & Finance (Chair)
•Compensation
•Nomination & Corporate Governance (Chair)
•Safety, Environment & Social Responsibility

Jim Mintern
Chief Executive Officer & Executive Director
Key Skills and Experience:
•Leadership: As the Chief Executive Officer and with more than two decades at CRH and over 30 years in the construction and materials industry, Jim has a wealth of experience and a proven record of leading diverse teams across global, national and local levels to drive growth, innovation and operational excellence. Prior to becoming Chief Executive Officer, Jim served as Chief Financial Officer of CRH, overseeing the Company’s global financial operations and the strategic transition of CRH’s primary listing to the U.S. and the NYSE in 2023. Before that, he held several other senior leadership roles at operational, country, regional and divisional levels for CRH across the group.
•M&A: Wide-ranging M&A and capital allocation experience. Deep and comprehensive knowledge of U.S. and international markets and operating conditions.
•Accounting and Financial Expertise: Extensive accounting, internal control, financial management and operational experience. Fellow of Chartered Accountants Ireland.
•Additional Skills: Building Materials or Capital Intensive Industry Experience, IT & Cyber Security, Capital Markets, Safety & Sustainability, Strategy.
Career Highlights:
•CRH
◦Chief Executive Officer
◦Chief Financial Officer
Other Public Company Boards:
•None
Education:
•Bachelor of Commerce/Business and Master’s in Accounting, University College Dublin.

Executive Director since: June 2021 Age: 58 Board Committees: •Acquisitions, Divestments & Finance •Safety, Environment & Social Responsibility

CRH Notice and Proxy Statement 14

Lamar McKay
Senior Independent Director & Non-management Director
Key Skills and Experience:
•Leadership: Lamar is a distinguished executive with an impressive legacy spanning over 40 years in the global energy sector. His career includes a succession of senior executive roles at BP, particularly following its strategic merger with Amoco. From April 2016 to February 2020, he served as the Deputy Group Chief Executive Officer. Throughout his tenure, Lamar spearheaded BP’s worldwide Upstream Division and was the Chairman and CEO of BP Americas.
•Government Relations and Regulatory Oversight: Lamar was responsible for BP’s interests in the TNK-BP joint venture. His leadership was critical during his time as CEO of BP Americas, where he also served as President of the Gulf Coast Restoration Organization, guiding essential response and restoration initiatives in the aftermath of the Deepwater Horizon incident.
•Technical Expertise in Geological Science, Engineering and Chemical Processes: He is Non‐executive Chair of APA Corporation, an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids.
•Capital Allocation: Deep understanding of the oil and gas sector, a sector that has many similarities to the building materials sector given its capital-intensive nature along with extensive M&A experience.
•Additional Skills: Governance, Building Materials or Capital Intensive Industry Experience, IT & Cyber Security, Compensation, Safety & Sustainability, Strategy.
Career Highlights:
•BP (and Amoco prior to acquisition)
◦Deputy Chief Executive Officer
◦Chief Transformation Officer
◦Chief Executive, Worldwide Upstream Business
◦Chair and President, BP Americas
◦Executive Vice President
◦Head of Strategy
Other Public Company Boards:
• APA Corporation [NYSE]
Education:
•Bachelor of Science, Mississippi State University.

Senior Independent Director since: December 2020 Age: 66 Board Committees: •Compensation (Chair) •Nomination & Corporate Governance •Safety, Environment & Social Responsibility

Caroline Dowling
Non-management Director
Key Skills and Experience:
•Leadership: Caroline is the former Business Group President of Flex, a $26 billion industry-leading, Fortune Global 500 electronics manufacturing services provider with more than 200,000 employees and operations in 30 countries. In this role she led the Telecommunications, Enterprise Compute, Networking and Cloud Data Center and the Global Services Division.
•Supply Chain Optimization: She brings insights to the Board that are reflective of the Group’s experience with complex supply chains. Her leadership was instrumental in propelling growth, fostering innovation, and achieving operational excellence throughout Flex.
•Global Technology Sector Expertise in Marketing, Retail, Sales and Service: Caroline held a wide range of senior executive roles at Flex over the course of 16 years, including President of NOVO & technical services and SVP of Global business development. She garnered extensive leadership experience in a diverse range of areas in the IT industry across all strategy, marketing and sales functions.
•Experienced Board Member: Current member of a number of public and private boards providing strategic guidance.
•Additional Skills: M&A, IT & Cyber Security, Talent Management, Compensation, Safety & Sustainability, Strategy.
Career Highlights:
•Flex
◦Business Group President
•The Dii Group
◦Vice President of Europe
◦Director of European Business
Other Public Company Boards:
•DCC [LSE]
•IMI [LSE]
Education:
•Diploma in Environmental, Social and Governance, Corporate Governance Institute.

Non-management Director since: March 2021 Age: 58 Board Committees: •Acquisitions, Divestments & Finance •Audit •Compensation

CRH Notice and Proxy Statement 15

Richard Fearon
Non-management Director
Key Skills and Experience:
•Chief Financial and Planning Officer: Richard brings financial leadership and risk management experience to the board. Until March 2021, he served as Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation, a preeminent global power management entity, where he had an impactful tenure from 2002 and 2009, respectively.
•Operational Expertise: He brings a wealth of risk management expertise underpinned by his oversight of multiple critical operational and strategic functions. These include areas such as accounting, control, corporate development, M&A, capital allocation, information systems, internal audit, investor relations, strategic planning, tax and treasury functions.
•Diverse Leadership Experience: A wide range of industry-leading corporations and consultancies.
•Additional Skills: Accounting, Governance, Building Materials or Capital Intensive Industry Experience, IT & Cyber Security, Safety & Sustainability, Strategy.
Career Highlights:
•Eaton Corporation plc
◦Vice Chairman
◦Chief Financial Officer and Planning Officer
•Transamerica Corporation
•NatSteel Ltd.
•The Walt Disney Company
•Booz Allen & Hamilton
•The Boston Consulting Group
Other Public Company Boards:
•Avient Corporation [NYSE]
•Crown Holdings, Inc. [NYSE]
•Waters Corporation [NYSE]
•Eaton Corporation plc (former in last 5 years) [NYSE]
•Hennessy Capital Investment Corp. VI (former in last 5 years) [NYSE]
Education:
•Juris Doctor, Harvard Law School
•Master of Business Administration, Harvard Business School
•Bachelor of Arts in Economics, Stanford University.

Non-management Director since: December 2020
Age: 69
Board Committees:
•Acquisitions, Divestments & Finance
•Audit*
•Safety, Environment & Social Responsibility
*Audit Committee Financial Expert as determined by the Board

Johan Karlström
Non-management Director
Key Skills and Experience:
•Global Construction Experience: As the former President and Chief Executive Officer of Skanska AB, a preeminent multinational construction and project development firm, Johan has a deep understanding of global markets that he brings to the board. His career encompasses a diverse array of global leadership roles across the United States and Europe, culminating in his tenure as President and Chief Executive from 2008 to his retirement. Prior to this, he was President and Chief Executive Officer of BPA (now Bravida), a publicly listed mechanical and installation group, from 1996 to 2000.
•Sustainability Leader: Led Skanska’s Green Construction Initiative, with the aim of developing environmentally friendly solutions for their customers. This sustainability ethos continues to drive Johan’s leadership in the dynamic field of construction.
•Additional Skills: Governance, M&A, Building Materials or Capital Intensive Industry Experience, Talent Management, Compensation, Safety & Sustainability, Strategy.
Career Highlights:
•Skanska AB
◦President and Chief Executive Officer
•BPA (now Bravida)
◦President and Chief Executive Officer
Other Public Company Boards:
•Sandvik AB [NASDAQ Stockholm] (former in last 5 years)
Education:
•Master of Science, Engineering, KTH Royal Institute of Technology.

Non-management Director since: September 2019 Age: 68 Board Committees: •Acquisitions, Divestments & Finance •Compensation •Safety, Environment & Social Responsibility

CRH Notice and Proxy Statement 16

Shaun Kelly
Non-management Director
Key Skills and Experience:
•Global Strategist: As the Global Chief Operating Officer of KPMG International until September 2019, Shaun possesses a wealth of experience in crafting and executing robust business strategies within the competitive landscape of global markets. His leadership role encompassed both the implementation of the firm’s overarching global strategy, and the successful orchestration of a myriad of global initiatives that drove KPMG's mission forward.
•Financial Management Expert: Shaun has distinguished himself in the fields of accounting, internal control, financial management, and financial reporting. His deep understanding of both U.S. and international markets, along with the intricacies of operating conditions, sets him apart as a leader in his field.
•Additional Skills: Governance, M&A, Talent Management, IT & Cyber Security, Compensation, Strategy.
Career Highlights:
•KPMG
◦Global Chief Operating Officer
◦Partner in Charge, U.S. Transaction Services
◦Vice Chair and Head of U.S. Tax
◦Vice Chair Operations and Chief Operating Officer Americas
Other Public Company Boards:
•None
Education:
•Bachelor of Commerce and Diploma in Professional Accounting, University College Dublin
•Honorary Doctorate from Queen’s University Belfast.

Non-management Director since: December 2019 Age: 65 Board Committees: •Acquisitions, Divestments & Finance •Audit (Chair)* •Compensation *Audit Committee Financial Expert as determined by the Board

Badar Khan
Non-management Director
Key Skills and Experience:
•Large Scale Infrastructure: As Chief Executive Officer and Director of EVgo, Inc., one of the largest public electric vehicle fast charging networks in the U.S., Badar brings a depth of expertise in large-scale infrastructure. Additionally, until June of 2022, he was the President of National Grid U.S., a segment of the preeminent energy transmission and distribution company, National Grid.
•Innovator: His extensive leadership experience within the energy sector has been characterized by a pursuit of transformative solutions, harnessing cutting-edge technology to fundamentally reshape how individuals and businesses engage with and utilize energy. He brings that commitment to innovation at CRH.
•Diverse Regulatory Experience: Badar's regulatory acumen enriches the Board, equipping CRH with the knowledge necessary to adeptly navigate complex legal and environmental challenges, coupled with his experience in international energy services.
•Additional Skills: Governance, M&A, Talent Management, IT & Cyber Security, Safety & Sustainability, Strategy.
Career Highlights:
•EVgo, Inc.
◦Chief Executive Officer
•National Grid
◦President, National Grid U.S
◦President, National Grid Ventures
•Centrica
◦Chief Executive Officer, Direct Energy
◦President, Direct Energy Upstream & Trading
◦Managing Director, British Gas Business
◦SVP, Direct Energy U.S Northeast
Other Public Company Boards:
•EVgo, Inc. [NASDAQ]
Education:
•Bachelor of Engineering, Brunel University
•Master of Business Administration, The Wharton School of the University of Pennsylvania.

Non-management Director since: October 2021 Age: 54 Board Committees: •Acquisitions, Divestments & Finance •Audit •Nomination & Corporate Governance

CRH Notice and Proxy Statement 17

Gillian L. Platt
Non-management Director
Key Skills and Experience:
•Human Resources & People Development: Gillian’s background in human resources and talent management brings an invaluable people perspective to the Board. During her executive career, Gillian has held several senior leadership positions across multiple industries and geographies. Most recently Gillian held the position of Executive Vice President and Chief Human Resources Officer at Finning International, Inc. (the world’s largest Caterpillar equipment dealer) with global responsibility for human resources, talent development and communications.
•Strategy & Communications: Gillian has held considerable responsibility in strategy development and communications, and prior to her tenure at Finning International, held senior executive roles at Aviva, the multinational insurance company as Executive Vice President Human Resources and Executive Vice President Strategy and Corporate Development.
•Additional Skills: Governance, Compensation, Safety & Sustainability.
Career Highlights:
•Finning International, Inc.
◦Executive Vice President & Chief Human Resources Officer
•Aviva
◦Executive Vice President, Human Resources & Corporate Affairs
◦Executive Vice President, Strategy & Corporate Development
Other Public Company Boards:
•Interfor Corporation [TSX]
Education:
•Bachelor of Arts, University of Western Ontario
•Master of Education, University of Toronto.

Non-management Director since: January 2017 Age: 71 Board Committees: •Compensation •Nomination & Corporate Governance •Safety, Environment & Social Responsibility

Mary K. Rhinehart
Non-management Director
Key Skills and Experience:
•Building Materials Sector: Mary brings a wealth of leadership and experience from within the building materials industry, having served more than 40 years with the Berkshire Hathaway group of companies. This included CEO and Chair of Johns Manville Corporation, a leading global manufacturer of premium-quality building products and engineered specialty materials, and now as Non-Executive Chair of Johns Manville and Non-Executive Chair of Lubrizol Corporation, also owned by Berkshire Hathaway. Mary is currently a Director for Graphic Packaging Holding Company and was formerly a Non‐Executive Director of Ply Gem Holdings Inc., a leader in exterior building products in North America and Lead Director of CoBiz Financial.
•Strategic Management Expert: Prior to becoming CEO, Mary was EVP Finance and CFO at Johns Manville. She held key strategic roles as a P&L leader of several business units and key leadership roles in finance, global treasury, global supply chain, human resources and business development.
•Additional Skills: M&A, Capital Allocation, Accounting, Internal Control & Financial Expertise, Governance, Talent Management, Compensation, Strategy.
Career Highlights:
•Johns Manville
◦Chief Executive Officer and Chair
◦SVP and CFO
◦VP Finance
◦VP Controller & Treasurer
Other Public Company Boards:
•Graphic Packaging Holding Company [NYSE]
Education:
•Bachelor of Finance, University of Colorado
•Master of Business Administration, University of Denver.

Non-management Director since: October 2018 Age: 66 Board Committees: •Compensation Committee •Nomination & Corporate Governance •Safety, Environment & Social Responsibility (Chair)
CRH Notice and Proxy Statement 18

Siobhán Talbot
Non-management Director
Key Skills and Experience:
•Business Leader: Siobhán is a distinguished business leader and was CEO and Group Managing Director of Glanbia, where she led significant transformation, creating a leading global nutrition organization operating across 32 countries with significant U.S. operations. Siobhán held this position for ten years until her retirement in December 2023.
•Financial Expert: Siobhán is a trained accountant and prior to her appointment as Group Managing Director of Glanbia in 2013, she held a variety of finance roles across the Group, most notably as Finance Director, a role which encompassed responsibility for Glanbia’s strategic planning. Prior to joining Glanbia, Siobhán worked as an accountant with PwC in Ireland and Australia.
•Additional Skills: Governance, M&A, Capital Allocation, Talent Management, Safety & Sustainability, Strategy.
Career Highlights:
•Glanbia plc
◦Group Managing Director
◦Group Finance Director
◦Deputy Group Finance Director
◦Group Secretary
Other Public Company Board:
•Glanbia plc [LSE] [ISEQ] (former in the last 5 years)
Education:
•Fellow of Chartered Accountants Ireland
•Bachelor of Commerce, University College Dublin
•Diploma in Professional Accounting, University College Dublin
•Honorary Doctorate, University College Cork.

Non-management Director since: December 2018
Age: 61
Board Committees:
•Acquisitions, Divestments & Finance
•Audit*
•Nomination & Corporate Governance
*Audit Committee Financial Expert as determined by the Board

Christina Verchere
Non-management Director
Key Skills and Experience:
•Oil & Gas Sector Expertise: Christina brings over 25 years of experience from the capital-intensive oil and gas sector. She currently serves as Chief Executive Officer of OMV Petrom S.A. (OMVP) since 2018. OMVP is the largest integrated energy producer in Southeastern Europe and is active across the energy value chain from oil and gas production to power generation and supply.
•International Leadership: Prior to joining OMVP, Christina spent over 20 years working with BP where she held a variety of senior leadership positions across multiple regions, including the UK, the U.S., Canada and Indonesia and was responsible for the restructuring of BP’s Upstream business into a functional model.
•Additional Skills: M&A, Accounting, Internal Control and Financial Expertise, Talent Management, Safety & Sustainability, Strategy.
Career Highlights:
•OMV Petrom
◦Chief Executive Officer
•BP
◦Regional President, Asia Pacific
◦President and CEO, BP Canada
◦VP Upstream Program Management Office
Other Public Company Boards:
•OMV Petrom S.A. [BVB]
Education:
•Master of Economics Science, University of Aberdeen.

Non-management Director since: March 2023 Age: 53 Board Committees: •Audit •Safety, Environment & Social Responsibility

CRH Notice and Proxy Statement 19

Director Compensation
Details of the compensation received by CRH’s NEOs in respect of 2024 are set out in the “Compensation Discussion & Analysis” section of this Notice of Meeting and Proxy Statement on pages 49 to 79. Non-management Directors received their fees in cash in 2024 in accordance with the compensation structure/policy for non-management Directors approved by shareholders at the 2022 AGM. The fee structure for 2024 was as follows:

Non-management Director Fee Structure in 2024
Role	$’000 (i)
Board Chair (including fees paid to non-management Directors)	752
Basic non-management Director fee	105
Committee fee	38
Additional fees
Senior Independent Director	30
Compensation Committee Chair	36
Audit Committee Chair	46
Combined Senior Independent Director and Committee Chair	46
Safety, Environment & Social Responsibility Committee Chair	36
Fee for International non-management Directors (ii)	17
Fee for North American based non-management Directors (ii)	35

(i)    The fees for the non-management Directors were set and paid in euro in 2024. For the purposes of this table, the fees have been converted to U.S. Dollars using the average Bloomberg composite rate for 2024.
(ii)    The differential in fees reflects additional travel requirements for North American-based Directors.
The non-management Directors are not entitled to receive any compensation upon the termination of their appointment and no fees will be payable in respect of any unserved portion of the term of their appointment. In addition, the non-management Directors are not entitled to participate in the Company’s annual short-term incentive award program or other benefit plans. Each non-management Director is entitled to reimbursement from the Company for reasonable expenses incurred in the performance of their duties. The non-management Directors may, in certain circumstances and at the Company’s expense, obtain independent professional advice in the furtherance of their duties as Directors.
As outlined in more detail on pages 55 and 56, following a review of CRH’s compensation arrangements against the market and best practices of NYSE-listed companies, effective for fiscal year 2025, the structure for non-management Directors’ compensation has been revised, with the cash element being simplified and a portion of the fees for the non-management Directors being delivered in ordinary shares. The following table summarizes the arrangements that will apply effective for fiscal year 2025:

Non-management Director Fee Structure from 2025
Board Retainer	$’000
Cash Retainer	140
Equity Retainer	180
Board Leadership Premiums (i)
Group Chair - Cash	300
Group Chair - Equity	120
Senior Independent Director	40
Committee Pay (i)
Acquisitions, Divestments & Finance Committee Chair	18
Audit Committee Chair	28
Compensation Committee Chair	25
Nomination & Corporate Governance Committee Chair	20
Safety, Environment & Social Responsibility Committee Chair	20
Other Director Pay Policies
Share Ownership Guidelines	5x Cash Retainer in 5 years, with 75% net share holdings

(i)    These fees are in addition to the standard Board Retainer fees.
CRH Notice and Proxy Statement 20

The following table summarizes the compensation awarded or paid to the non-management Directors for the year ended December 31, 2024:

Non-management Director Compensation for the year ended December 31, 2024
	Fees earned or paid in cash (i) $’000	All Other Compensation (ii) $’000	Total $’000
Non-management Directors
R. Boucher	769	25	794
C. Dowling	160	22	182
R. Fearon	178	4	182
J. Karlström	160	–	160
S. Kelly	224	–	224
B. Khan	178	1	179
L. McKay	224	–	224
G.L. Platt	178	1	179
M.K. Rhinehart	213	–	213
S. Talbot	160	16	176
C. Verchere	160	–	160
	2,604	69	2,673
(i)Further information in relation to the non-management Director fee structure is set out on page 20. The fees for the non-management Directors were set and paid in euro in 2024 and, for the purposes of this table, have been converted to U.S. Dollars using the average Bloomberg composite rate for 2024.
(ii)For Mr. Boucher, Ms. Dowling and Ms. Talbot includes solely the reimbursement of taxes payable in connection with hotel accommodation in respect of meetings held in Ireland, in compliance with Irish law. For Mr. Fearon, Mr. Khan and Ms. Platt includes solely professional advice related to Irish tax filing fees.
How we set Non-management Director Compensation
The compensation structure/policy for non-management Directors was approved by shareholders at the 2022 AGM. This policy remained in place until December 31, 2024, and was replaced, effective January 1, 2025, by a Board-approved framework for compensation in line with market and best practices for U.S. domestic issuers (see page 20 for more details).
The fees and awards for the non-management Directors have been set by the Board within the limits approved by shareholders from time to time. They receive advice from the Compensation Committee’s independent compensation advisor.
In making recommendations on the compensation for the Chair, the Compensation Committee receives advice from its independent compensation advisor in relation to compensation paid by other listed companies*.5

5* Prior to the Company’s change in primary listing to the NYSE, this data was primarily extracted from the top 50 companies in the FTSE index on the LSE (excluding financial services companies).
CRH Notice and Proxy Statement 21

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)
The Board of Directors recommends that shareholders vote FOR the approval, on an advisory and non-binding basis, of the compensation of our NEOs.
The resolution gives shareholders the opportunity to express their views on the compensation of our NEOs.
As described in the “Compensation Discussion & Analysis” (CD&A) section of this Notice of Meeting and Proxy Statement on pages 49 to 79, our executive compensation program is designed to:
•ensure alignment of executive and shareholder interests through share-based long-term incentive awards and share ownership guidelines;
•maintain policies and programs that will attract, retain and motivate executives, and fairly reward our executives for the contribution they make to the business;
•provide total compensation which is market competitive, with regard to the size and complexity of the Company’s operations and the markets in which we compete for talent (using peer company and compensation survey data comparisons);
•maintain compensation packages that include salary, short and long-term incentives, benefits and retirement provisions, and perquisites; and
•appropriately align executive pay and performance by delivering a significant amount of total compensation through variable incentive compensation.
We ask shareholders to review the CD&A section of this Notice of Meeting and Proxy Statement, including the compensation tables and the related narrative discussion included therein for more information.
As an advisory vote, the outcome of the vote on this Proposal will not be binding on CRH. However, the Compensation Committee values the opinions and views of shareholders and will consider the outcome of the vote when making future compensation decisions regarding our compensation structures.
Vote Required
Approval of Proposal 2, on an advisory basis, requires that more than half the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 2 is as follows:
“That, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Notice of Meeting and Proxy Statement for the 2025 AGM on pages 49 to 79 under the heading “Compensation Discussion & Analysis” is approved.”

CRH Notice and Proxy Statement 22

Proposal 3 – Advisory Vote to Approve the Frequency of “Say-on-Pay” Votes
The Board of Directors recommends that shareholders vote FOR “Say-on-Pay” votes annually.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related SEC rules promulgated thereunder, we are also providing our shareholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our NEOs in the future. Under this Proposal, commonly known as a “Say-on-Frequency” proposal, you may express your view on whether we should hold an advisory “Say-on-Pay” vote annually, every two or every three years, or you may abstain. We will be required to hold a “Say-on-Frequency” vote at least every six years.
After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our NEOs be held annually. In formulating its recommendation, our Board considered that compensation decisions are made annually and that an annual advisory “Say-on-Pay” vote will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.
While the Board believes that its recommendation is appropriate at this time, we are not asking shareholders to approve or disapprove that recommendation, but are instead asking shareholders to indicate their preference, on an advisory basis, as to whether future shareholder advisory votes on the compensation of our NEOs should be held annually, every two or every three years.
The Board and the Compensation Committee value the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory “Say-on-Pay” votes. However, because this is an advisory vote that is not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders that we hold an advisory “Say-on-Pay” vote more or less frequently than the option preferred by our shareholders.
The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of the Board.
Vote Required
The alternative among annually, two years or three years will be determined by the affirmative “FOR” vote of a majority of the votes cast on this resolution. In the event no alternative receives a majority of the votes cast, the frequency receiving the highest number of votes cast “FOR” will be considered to be the frequency recommended on an advisory basis by our shareholders. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 3 is as follows:
“That, on an advisory basis, the proposal that future shareholder votes on the compensation of the Company’s Named Executive Officers be held [annually/every two years/every three years] is approved.”

CRH Notice and Proxy Statement 23

Proposal 4 – Approval of the CRH plc Equity Incentive Plan
The Board of Directors recommends that shareholders vote FOR the proposal to approve the CRH plc Equity Incentive Plan.
The Board believes that share-based incentives are important factors in attracting and retaining highly qualified executives and non-management Directors, and that such incentives help to align the interests of those executives and Directors with the interests of our shareholders. Following a comprehensive review of CRH’s compensation practices by the Compensation Committee over the last year, the Compensation Committee recommended to the Board that an equity incentive plan, which aligns with plans typically operated by U.S. public companies should be put in place. On March 14, 2025 the Board unanimously adopted the CRH plc Equity Incentive Plan (the “Equity Incentive Plan”), subject to its approval by our shareholders.The Equity Incentive Plan replaces the 2014 Performance Share Plan, which was approved by shareholders at the AGM in 2014 and expired in April 2024, and all other Board-approved discretionary share plans in operation (other than the Savings-related Share Option and the Share Participation Schemes for eligible employees in Ireland and the United Kingdom). Under the Equity Incentive Plan, share awards can be made to employees, consultants and non-management Directors. The total number of ordinary shares which can be used for awards under the Equity Incentive Plan is 15 million.
In line with widespread compensation practices for other U.S. public companies, the Equity Incentive Plan includes limits on the compensation of non-management Directors which, if the Equity Incentive Plan is approved, will apply to the fees (whether cash or equity) payable to non-management Directors. Furthermore, under Article 88(a) of the Company’s current Articles, shareholder approval at a general meeting is required for fees paid to non-management Directors. As a result, shareholders are being requested to approve the limits included in the Equity Incentive Plan for the purposes of Article 88(a).
Highlights of the Equity Incentive Plan
Best Practices
The Equity Incentive Plan promotes good governance and includes features that protect shareholders’ interests, including:
•No liberal share recycling. Shares subject to an award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement may be reused for future grants of awards and will be added back in the same number of shares as were deducted in respect of the grant of such award.
•Forfeiture and clawback. The Compensation Committee may determine in its discretion that an award will be forfeited, cancelled or suspended and/or repaid to us upon specified terms.
•No dividends or dividend equivalents on any unvested awards. The Equity Incentive Plan provides that any dividends paid on restricted shares and any dividend equivalent rights granted in respect of other awards will accrue during the period in which such awards are unvested and will only be paid to the holder of the award if and to the extent that the award vests. No dividends or dividend equivalents may be paid prior to vesting of the applicable awards.
•No discounted share options or share appreciation rights (“SARs”). All share options and SARs granted under the Equity Incentive Plan must have a per share exercise price or base value that is not less than the fair market value of the underlying shares on the date of grant.
•No Reloads or Repricings. The Equity Incentive Plan prohibits the use of reload options or SARs and the repricing of options or SARs without shareholder approval.
•No transferability. Awards made under the Equity Incentive Plan generally may not be transferred, except by will or the laws of descent and distribution.
•No single-trigger Change in Control vesting. The Equity Incentive Plan provides for a default of double-trigger Change in Control vesting.
Burn Rate and Overhang
In determining to adopt the Equity Incentive Plan, the Board considered CRH’s historic share usage under its equity compensation plans (sometimes referred to as “burn rate”) and the potential dilution of CRH’s shareholders that could occur with respect to the Company’s equity plans (sometimes referred to as “overhang”), each of which is summarized below.
Burn Rate
Burn rate provides a measure of our annual share utilization. The three-year burn rate is calculated as the total number of shares granted under our share incentive plans as a percentage of the annual weighted average diluted shares. As shown in the following table, the Company’s three-year average burn rate was 0.42%.

Fiscal Year	Full Value Awards Granted (i)	Weighted Average Basic Ordinary Shares Outstanding	One-Year Burn Rate
2024	1,918,283	683,304,929	0.28%
2023	3,071,550	723,945,592	0.42%
2022	4,202,909	758,291,438	0.55%
Three-Year Average Burn Rate			0.42%
(i)    Includes awards granted under the 2014 Deferred Share Bonus Plan, which are satisfied by open market purchases and are not included in note 17 to the financial statements appended to the 2024 Annual Report, and for 2022, awards under the Savings-related Share Option Schemes.

CRH Notice and Proxy Statement 24

Overhang
Overhang provides a measure of potential dilution. The Equity Incentive Plan replaces the 2014 Performance Share Plan, which expired by its terms in May 2024, and the 2014 Deferred Share Bonus Plan and 2013 Restricted Share Plan, under which no future awards will be made unless the Equity Incentive Plan is not approved by CRH’s shareholders. Consistent with UK practice, the 2014 Performance Share Plan, the 2014 Deferred Share Bonus Plan and 2013 Restricted Share Plan are not subject to individual share limits. If the Equity Incentive Plan is approved by CRH’s shareholders, the Company will have an aggregate of 16.5 million ordinary shares available under equity compensation plans, comprised of 15 million ordinary shares available for issuance pursuant to future awards under the Equity Incentive Plan and 1.5 million available for issuance under the Savings-related Share Option Schemes described below.
The Equity Incentive Plan does not replace the Savings-related Share Option Schemes that may be offered by CRH’s Irish and UK employing entities, the last grant under which was made under the UK Savings-related Share Option Scheme in October 2022. The last grant made under the Irish Savings-related Share Option Scheme was made in 2019. As with the three plans described above, these schemes are not subject to individual share limits. In practice, the number of shares issuable pursuant to these schemes is limited by the maximum monthly savings limits that apply to participants within the terms of the schemes. If the Equity Incentive Plan is approved by CRH’s shareholders, no greater than 1.5 million shares will be issued under the Savings-related Share Option Schemes.
The Equity Incentive Plan also does not replace Irish Revenue-approved share participation schemes that are offered by CRH’s Irish employing entities, in which participating employees may elect to purchase (at the then-fair market value) shares with an aggregate value not to exceed €12,700 on annual basis, which shares are then held in a trust for a minimum holding period. As these schemes do not involve the grant or issuance of shares, or the purchase of shares at a discount, but rather the purchase of shares in the open market for the then-fair market value. CRH does not view these schemes as dilutive to shareholders and thus have not included the potential shares that may be purchased under these schemes in the future in the overhang calculation.
As of March 12, 2025, the Record Date for the 2025 AGM, we had 677,801,341 million ordinary shares outstanding. The table below sets forth, as of the Record Date for the 2025 AGM, information regarding outstanding equity awards under all of our equity compensation plans and the maximum number of shares available for future awards under all of our equity compensation plans as described above.

		Number of Awards Outstanding	Number of Shares Potentially Available for Future Issuances
Outstanding Full Value Awards under prior Equity Compensation Plans (i)
•2014 Performance Share Plan (ii)		5,606,080	—
•2014 Deferred Share Bonus Plan (iii)		203,423	—
•2013 Restricted Share Plan (iii)		65,758	—
•Irish-Revenue Approved Share Participation Schemes (iv)		336,593	—
Outstanding Stock Options under Savings-Related Share Option Schemes (UK & Ireland) (v)(vi)		520,734	1,500,000
•Weighted Average Exercise Price	34.16	—	—
•Expected life term (years)	1.5	—	—
Shares Requested under the Equity Incentive Plan		—	15,000,000
Total Available for Issuance following the 2025 AGM		—	16,500,000

(i)    Represents outstanding awards as of March 12, 2025 under the 2014 Performance Share Plan, the 2014 Deferred Share Bonus Plan and the 2013 Restricted Share Plan, with performance-based awards reported at maximum performance and including dividend equivalents accrued to date. All awards under the 2014 Performance Share Plan are unearned. There are no stock options or similar instruments outstanding.
(ii)    The 2014 Performance Share Plan expired in May 2024 and no further grants will be made under that plan.
(iii)    No further grants will be made under the 2014 Deferred Share Bonus Plan and 2013 Restricted Share Plan following the conclusion of the 2025 AGM unless the Equity Incentive Plan is not approved by CRH’s shareholders. However, to the extent that any awards were to be made under these plans in the period from March 12, 2025 to the date of approval of the Equity Incentive Plan, such awards would be deducted on a share for share basis from the 15 million shares requested under the Equity Incentive Plan. In addition, any vesting or release of outstanding awards under the 2014 Deferred Share Bonus Plan and the 2013 Restricted Share Plan will be satisfied through open market purchases.
(iv)    All awards under the Irish share participation schemes are satisfied through open market purchases at the then-fair market value, with the purchase price paid by the participant.
(v)    In relation to the Savings-Related Share Option Schemes (UK and Ireland) no grants have been made under these schemes since October 2022.
(vi)    As discussed above, if the Equity Incentive Plan is approved by CRH’s shareholders, no greater than 1.5 million shares will be issuable under the Savings-related Share Option Schemes.
Accordingly, our fully diluted overhang as of the Record Date of the 2025 AGM was 3.4%.
Key Terms of the Equity Incentive Plan
The following summary of the material terms of the Equity Incentive Plan is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, which is attached hereto as Annex B.
Purpose
The purpose of the Equity Incentive Plan is to: (1) attract, retain and motivate eligible employees, non-management Directors and consultants of CRH; (2) provide an opportunity for such individuals to acquire our ordinary shares; and (3) align the interests of such persons with CRH’s shareholders.
Eligible Recipients of Awards
Grantees under the Equity Incentive Plan may include: (1) employees, (2) non-management Directors, and (3) consultants. As of December 31, 2024, it is expected that approximately 79,800 employees and all of our non-management Directors (11 as of December 31, 2024) will be eligible to participate in the Equity Incentive Plan.

CRH Notice and Proxy Statement 25

Ordinary Shares Subject to the Equity Incentive Plan
The aggregate number of ordinary shares for which grants of awards may be made under the Equity Incentive Plan is 15 million. Shares granted pursuant to an award under the Equity Incentive Plan that are cancelled, terminate, expire or are forfeited without having been exercised, or are settled in cash, will again be available for grants under the Equity Incentive Plan. Awards granted in substitution for awards of an acquired company will not be included for the purposes of calculating the total number shares available under the Equity Incentive Plan.
Limits on Non-management Director Awards and Cash Fees
The maximum value of awards under the Equity Incentive Plan that can be granted during any calendar year to any non-management Director, together with any cash fees paid to such Director, solely with respect to his or her service as a member of the Board, is $950,000.
Other Limitations of Awards
Except to the extent provided in an award agreement under the Equity Incentive Plan and as it relates to transfers by will or under the laws of descent and distribution, awards are not transferable.
Administration
The Equity Incentive Plan will generally be administered by the Compensation Committee. Subject to the terms of the Equity Incentive Plan, the Compensation Committee has authority to interpret the Equity Incentive Plan, determine the recipients of awards, grant awards thereunder and prescribe terms and conditions of the awards granted (including setting forth provisions with regard to termination of employment or service) and waive any restrictions, conditions or limitations imposed on an award at the time the award is granted or at any time thereafter. The Compensation Committee can also delegate any of its powers, responsibilities and duties in accordance with applicable law and subject to the terms of the Company’s Articles, after assessing the extent to which any delegation may cause awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act.
Types of Awards
Each award granted under the Equity Incentive Plan will be evidenced by an award agreement that will contain such terms and conditions as the Compensation Committee deems appropriate. The types of awards that may be granted under the Equity Incentive Plan are:
•Performance Share Units. Performance share units (“PSUs”) are a right to receive ordinary shares, or an equivalent amount in cash, based on the achievement during a specified performance period (the length of which will be determined by the Compensation Committee) of certain performance goals determined by the Compensation Committee. Any PSUs that are granted with dividend equivalents will accrue dividend equivalents at the time and at the same rate as dividends are paid on our ordinary shares, and such dividend equivalents will be released to the recipient if and to the extent that the PSUs vest.
•Restricted Share Units. Restricted share units (“RSUs”) are unfunded, unsecured rights to receive ordinary shares, or an equivalent amount in cash, on the delivery date. The RSUs are subject to transfer and/or other restrictions, including forfeiture conditions, as set forth in the applicable award agreement. The holder of RSUs will not have any of the rights of a shareholder until such time as ordinary shares, if any, are actually issued. Any RSUs that are granted with dividend equivalents will accrue dividend equivalents at the time and at the same rate as dividends are paid on our ordinary shares, and such dividend equivalents will be released to the recipient if and to the extent that the RSUs vest.
•Share Options. Share options may be granted as incentive share options (“ISOs”) (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or non-statutory share options. A share option entitles the grantee to purchase our ordinary shares at a fixed exercise price, which will not be less than 100% of the fair market value of our ordinary shares (or, in the case of an ISO granted to a person owning shares possessing more than 10% of the combined voting power of all classes of shares of us, any of our subsidiaries or parents, 110% of the fair market value of our ordinary shares) on the date the option is granted. No share option can be exercised more than ten years (or, in the case of any ISO granted to 10% shareholders described in the preceding sentence, five years) after the date of grant and no reload option rights may be granted in connection with share options.
•SARs. SARs entitle the grantee to receive a number of our ordinary shares, cash or other property, equal to the excess of the fair market value of our ordinary shares over the exercise price of the SAR. The exercise price of a SAR will be not less than 100% of the fair market value of our ordinary shares on the date the SAR is granted. No SARs can be exercised more than ten years after the date of grant.
•Restricted Shares. Restricted shares are shares of our ordinary shares that are subject to certain restrictions as set forth in the applicable award agreement. A holder of restricted shares has all the rights of a shareholder with respect to such shares, including voting and dividend rights (provided that dividends on unvested restricted shares will be paid only if and when the restriction period lapses).
•Other Share-based or Cash-based Awards. The Compensation Committee may grant other equity-based, equity-related or cash-based awards. Such awards are subject to criteria determined by the Compensation Committee and may be subject to the achievement of performance goals approved by the Compensation Committee. Any other share-based awards or cash awards that are granted with dividend equivalents will accrue dividend equivalents at the time and at the same rate as dividends are paid on our ordinary shares, and such dividend equivalents will be released to the recipient if and to the extent that the award vests.
Change in Control (“CIC”)
Except as otherwise expressly provided to the contrary in an award agreement or determined by the Compensation Committee, in the event the employment of a grantee is terminated without cause or due to a resignation by the grantee for good reason within two years after a CIC, such grantee’s awards granted pursuant to the Equity Incentive Plan that were assumed, continued or substituted in connection with the CIC will fully vest and, if applicable, become exercisable. Any shares deliverable pursuant to RSUs will be delivered promptly (but no later than 15 days) following the grantee’s termination of employment. As of the CIC, any outstanding awards subject to performance conditions will be deemed earned at the greater of the target level and the actual performance level as of the date of the CIC with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the CIC in accordance with the original performance period.
In addition, except as otherwise expressly provided to the contrary in an award agreement or as determined by the Compensation Committee, in the event a grantee’s awards granted pursuant to the Equity Incentive Plan are not assumed, continued or substituted in connection with a CIC, such grantee’s awards will vest immediately prior to the CIC with any performance-based awards deemed earned at the greater of the target level and the actual performance level as of the date of the CIC with respect to all open performance periods.
CRH Notice and Proxy Statement 26

To the extent not otherwise addressed by the preceding paragraph, in the event of a CIC, the Compensation Committee may (i) settle awards for an amount, as determined in the sole discretion of the Compensation Committee, of cash or securities (in the case of share options and SARs that are settled in cash, the amount paid will be equal to the in-the-money spread value, if any, of such awards), (ii) provide for the assumption of, continuation of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of, any affected awards, (iii) modify the terms of awards to add events or conditions upon which the vesting of such awards will accelerate, or (iv) provide that for a period of at least 20 days prior to the CIC, share options or SARs that would not otherwise become exercisable prior to a CIC will be exercisable as to all ordinary shares, as the case may be, subject thereto and that any share options or SARs not exercised prior to the consummation of the CIC will terminate and be of no further force or effect as of the consummation of the CIC.
For the purposes of the Equity Incentive Plan, a CIC generally means, with certain limited exceptions: (i) during any period of not more than 36 months, a change in the majority of the Board that is not approved by at least two-thirds of the incumbent Board, (ii) a transaction in which any person becomes the beneficial owner of 30% or more of the Company’s voting securities, (iii) a business combination (including a sale of substantially all of the Company’s assets) in which the Company’s shareholders do not continue to own more than 50% of the combined voting power of the surviving entity (or, if applicable, ultimate parent thereof), or (iv) approval by the Company’s shareholders of a plan of complete liquidation or dissolution of the Company.
Amendment and Termination
The Board may from time to time suspend, discontinue, revise or amend the Equity Incentive Plan, provided that no such action may materially adversely impair the rights of a grantee without such grantee’s consent. Unless the Board determines otherwise, shareholder approval of any suspension, discontinuance, revision or amendment is required only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency, provided that, if the Board determines it is necessary for compliance with Section 422 of the Code, no approval that would require shareholder approval under Section 422 of the Code will be effective without such shareholder approval.
The Equity Incentive Plan may be terminated at any time and, in any case, will terminate on the day before the 10th anniversary of the date of approval of the Equity Incentive Plan by shareholders. All awards granted before termination will remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Equity Incentive Plan and the applicable award agreements.
Clawback of Awards
Awards under the Equity Incentive Plan will be subject to any “clawback” policy that we or any of our subsidiaries may adopt from time to time.
U.S. Federal Income Tax Consequences
The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants of awards under the Equity Incentive Plan. This description is not intended to, and does not, provide or supplement tax advice to award grantees. Grantees are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the Equity Incentive Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.
PSUs/RSUs
A grantee of a PSU or RSU (whether time-vested or subject to achievement of performance goals) will generally not be subject to income taxation at grant. Instead, the grantee will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) and FUTA taxes (“employment taxes”) at the time any portion of such award is deemed vested for tax purposes. If any dividend equivalent amounts are paid to the grantee, they will be included in the grantee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.
ISOs
The grant of an ISO will create no tax consequences at the grant date for the grantee or the Company. A grantee will not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the grantee generally will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price or (2) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a grantee’s disposition of shares acquired upon the exercise of an ISO for which the statutory holding periods (defined as on or after the later of (a) the second anniversary of the date of grant of the ISO and (b) the first anniversary of the date of exercise of the ISO) are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares (the tax basis in the acquired shares for which the ISO holding periods are met generally being the exercise price of the ISO).
Non-statutory Share Options and SARs
The grant of a non-statutory share option or SAR will create no tax consequences at the grant date for the grantee or the Company. Upon exercising such an option or SAR, the grantee will recognize ordinary income equal to the excess of the fair market value of the vested shares (and/or cash or other property) acquired on the date of exercise over the exercise price and will be subject to employment taxes in respect of such amounts. A grantee’s disposition of shares acquired upon the exercise of a non-statutory share option or SAR generally will result in long- or short-term capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).
Restricted Shares
A grantee of restricted shares will generally not be subject to income taxation with respect to the shares at the time of grant. Instead, the grantee is subject to income taxation and employment taxes with respect to such shares in the taxable year in which the shares are no longer subject to such substantial risk of forfeiture. The amount that the grantee must include in gross income with respect to the restricted shares is the excess of the fair market value of the restricted shares at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the shares. If any dividends are paid on such restricted shares prior to the lapse of the restrictions they will be included in income during the restricted period as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.
In lieu of the foregoing, a grantee of restricted shares can make a special election under Section 83(b) of the Code to include in gross income, for the taxable year in which the restricted shares are granted, the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the share. Such income will be subject to income and employment tax withholding at such time. If this election is made, dividends paid on the shares will be
CRH Notice and Proxy Statement 27

subject to the normal rules regarding distributions on shares and no additional income will be recognized by the grantee upon the lapse of the restrictions. If the restricted shares are forfeited before the restrictions lapse, no deduction or capital loss will be available to the grantee.
Disposition of Shares
Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be the long-term capital gain or loss if such shares were held for more than 12 months.
Cash Awards
Any cash received pursuant to a cash award will be treated as compensation income received by the grantee generally in the year in which the grantee receives such cash.
Additional Medicare Tax
The grantee will also be subject to a 3.8% tax on the lesser of (i) the grantee’s “net investment income” for the relevant taxable year and (ii) the excess of the grantee’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the grantee’s circumstances). The grantee’s net investment income generally includes net gains from the disposition of shares.
Deduction
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of shares pursuant to an RSU or a PSU, the exercise of an option or SAR or the lapse of restrictions on restricted shares. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of shares, and is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” under Section 162(m) of the Code.
Section 409A
All awards under the Equity Incentive Plan may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The Equity Incentive Plan and awards under the Equity Incentive Plan are intended to be designed and administered so that any awards under the Equity Incentive Plan will not give rise to any negative tax consequences to the recipient under these provisions.
New Plan Benefits
The amount of each participant’s awards, if any, for 2025 will be determined in the discretion of the Compensation Committee and therefore cannot be calculated. As a result, the benefits that will be awarded or paid under the Equity Incentive Plan are not currently determinable. The equity-based awards granted for the 2024 year are set forth in the following table:

Name and Position	Dollar Value ($)(i)	Number of Shares/Units
Albert Manifold (former Chief Executive Officer)	6,629,862	83,384
Jim Mintern (current Chief Executive Officer, former Chief Financial Officer)	2,367,331	29,774
Randy Lake (Chief Operating Officer)	3,296,326	41,458
Peter Buckley (President, International)	1,768,223	22,239
Nathan Creech (President, Americas)	2,867,608	36,066
All Executive Officers as a group	23,916,529	300,799
All current non-management Directors	-	-
All eligible employees	147,524,547	1,856,679
(i) Dollar value reflects the grant date fair value of PSUs granted in 2024.

Vote Required
Approval of Proposal 4, which is an ordinary resolution under Irish company law, requires that more than half the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 4 is as follows:
“That the CRH plc Equity Incentive Plan as disclosed in the Notice of General Meeting and Proxy Statement for the 2025 AGM under Annex B is approved.”

CRH Notice and Proxy Statement 28

Proposal 5 – Appointment of Deloitte & Touche LLP as Auditor and Authority to set the Compensation of the Auditor
The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte U.S.”) as independent auditor of the Company and FOR the proposal to authorize the Board of Directors to fix the auditors’ compensation.
On February 24, 2025, the Audit Committee approved the appointment of Deloitte U.S. as its independent registered public accounting firm for the year ending December 31, 2025, and related interim periods, effective February 28, 2025. The decision to transition the Company’s independent registered public accounting firm follows the Company’s transfer of its primary listing to the NYSE. Deloitte Ireland LLP (“Deloitte Ireland”), the Company’s independent registered public accounting firm for the year ended December 31, 2024, will continue to serve as the Company’s statutory auditor under Irish law.
The Company requests shareholders’ non-binding ratification of the appointment of Deloitte U.S. as its independent registered public accounting firm. The Company also requests authorization for the Board to fix the compensation of Deloitte U.S., Deloitte Ireland and affiliated firms.
Representatives of Deloitte U.S. and Deloitte Ireland will be present at the 2025 AGM, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Deloitte Ireland’s audit reports on CRH’s Consolidated Financial Statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainties, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and December 31, 2023 (i) there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, as amended (“Regulation S-K”), and the instructions relating thereto, with Deloitte Ireland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte Ireland, would have caused Deloitte Ireland to make reference to the subject matter of such disagreement(s) in connection with its audit reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2024 and 2023, and (ii) there was no reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K and the instructions relating thereto.
Report of the Audit Committee
While management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls, the Audit Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board. The Company’s auditor, Deloitte Ireland, is responsible for performing an independent audit of the Company’s Consolidated Financial Statements in accordance with the standards of the U.S. Public Company Accounting Oversight Board (the “PCAOB”) and to issue a report thereon. The Audit Committee monitors those processes. In this context, the Audit Committee has met and held discussions with management and Deloitte Ireland regarding the fair and complete presentation of the Company’s results. The Audit Committee has discussed the significant accounting policies applied by the Company in its financial statements. Management has represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the auditor. The Audit Committee has also discussed with Deloitte Ireland the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB.
In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte Ireland required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte Ireland the auditor’s independence from the Company and its management in connection with the matters stated therein. The Audit Committee also considered whether the auditor’s provision of non-audit services to the Company and its tenure is compatible with the auditor’s independence. The Audit Committee has concluded that the auditor is independent from the Company and its management.
The Audit Committee discussed with the Company’s internal and external auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 26, 2025.
The Audit Committee and the Board believe that the appointment of Deloitte U.S. as the independent registered public accounting firm is in the best interests of the Company and its shareholders and has recommended that shareholders ratify the appointment of Deloitte U.S. as our independent auditor for the fiscal year ending December 31, 2025.
Submitted by the Audit Committee of the Board.
Shaun Kelly (Chair)
Caroline Dowling
Richard Fearon
Badar Khan
Siobhán Talbot
Christina Verchere
CRH Notice and Proxy Statement 29

Fees of the Auditors
The Audit Committee is responsible for assessing the compensation of the independent registered public accounting firm in light of, among other things, the firm's qualifications and performance.
Deloitte Ireland has been the Company’s independent registered public accounting firm since April 23, 2020. The following table sets forth the aggregate fees for professional services rendered by Deloitte Ireland, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (together “Deloitte”), for the periods indicated in respect of the following categories. The Company did not pay any other fees to its auditors during the periods indicated below.

	Deloitte
	For the Year Ended December 31,
in $ millions	2024	2023
Audit fees (i)	31	32
Audit-related fees (ii)	1	2
Tax fees	-	-
All other fees	-	-
Total	32	34
(i)Represents the aggregate fees for professional services performed by Deloitte for the audit of our annual financial statements, internal control attestation procedures, statutory audits of our parent company and subsidiary financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.
(ii)Represents fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit plan audits, agreed-upon procedures reports, and services in connection with the Company’s potential divestitures.

Pre-Approval Policies and Procedures
In order to ensure auditor independence and objectivity, the Audit Committee has adopted a policy which sets out the types of permitted and non-permitted non-audit services and those which require explicit prior approval. The policy of our Audit Committee is to pre-approve all audit and non-audit services provided by Deloitte. On an annual basis the Audit Committee will review and pre-approve the services which may be provided by the independent auditor. All of the audit and non-audit services carried out in the years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee.
The fees paid to Deloitte for non-audit work in 2024, amounted to $1.3 million and represented approximately 4% of the total audit fees for the year.
The Audit Committee and the Board of Directors believe that the appointment of Deloitte U.S. as the independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders authorize the Board of Directors to fix the compensation of Deloitte for the fiscal year ending December 31, 2025.
Vote Required
The resolutions in respect of Proposal 5(a) (the ratification of the appointment of Deloitte U.S., in a non-binding vote) and Proposal 5(b) (the authorization of the Board of Directors to fix Deloitte’s compensation, in a binding vote, which is an ordinary resolution under Irish company law), require that more than half the votes cast on this resolution must be cast “FOR” the resolutions. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
As an advisory vote, the outcome of the vote on the appointment of Deloitte U.S. (Proposal 5(a)) will not be binding on CRH. However, the Board of Directors values the opinions and views of shareholders and will consider the outcome of the vote when making future decisions regarding the appointment of the auditor.
The text of the resolution in respect of Proposal 5 is as follows:
“That, by separate resolutions:
(a) in a non-binding vote, the appointment of Deloitte & Touche LLP as independent auditor of CRH plc is ratified; and
(b) in a binding vote, the Board of Directors is authorized to fix the compensation of Deloitte & Touche LLP, Deloitte Ireland LLP and affiliated firms.”

CRH Notice and Proxy Statement 30

Proposal 6 – Renewal of the Annual Authority of the Board of Directors to Issue Shares
The Board of Directors recommends that shareholders vote FOR the proposal to renew the annual authority of the Board of Directors to issue shares.
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the Company’s authorized but unissued share capital. The authority in Proposal 6 is for an amount which represents approximately 20% of the issued ordinary share capital as at February 13, 2025. Any allotment exceeding 20% of the issued share capital will only be made with the prior approval of the shareholders of the Company in General Meeting.
Granting the Board such an authority is a routine matter for Irish public limited companies and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, to fund acquisitions and raise capital and in connection with our equity compensation plans (where required). We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this Proposal will only grant the Board the authority to issue shares that are already authorized under our Articles upon the terms below. Renewal of the Directors’ existing authority to issue shares is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies.
The Directors have no present intention of making any issue of shares, other than in connection with CRH’s equity compensation plans.
Vote Required
Approval of Proposal 6, which is an ordinary resolution under Irish company law, requires that more than half the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 6 is as follows:
“That, in accordance with the powers, provisions and limitations of Article 11(d) of the Articles of Association of the Company, the Directors be and they are hereby authorized to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal value of €45,910,000.
This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2026 or November 7, 2026.”

CRH Notice and Proxy Statement 31

Proposal 7 – Renewal of the Annual Authority of the Board of Directors to Issue Shares for Cash without first Offering Shares to Existing Shareholders
The Board of Directors recommends that shareholders vote FOR the proposal to renew the annual authority of the Board of Directors to issue shares for cash without first offering shares to existing shareholders.
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash it is required first to offer those shares on the same or more favorable terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as the statutory pre-emption right). In this Proposal 7, the Board seeks a renewal of the shareholder authority approved at the 2024 AGM for the disapplication of pre-emption rights up to a maximum of 20% of the Company’s issued share capital on an unrestricted basis. This is broadly in line with the authorities typically received by other Irish-incorporated U.S. public companies.
Granting the Board of Directors this authority is a routine matter for Irish public limited companies and is consistent with Irish market practice. Similar to the authorization sought under Proposal 6, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of Proposal 7 will only grant the Board of Directors the authority to issue shares in the manner already permitted under our Articles upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business and undermine the operation of our equity compensation plans. Renewal of the Directors’ existing authorization to opt-out of the statutory pre-emption rights as described above is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies.
Vote Required
Approval of Proposal 7, which is a special resolution under Irish company law, requires that at least 75% of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of this proposal is as follows:
“As a special resolution, that the Directors be and they are hereby empowered to allot equity securities (within the meaning of Section 1023 of the Companies Act 2014) for cash to the extent permitted by Proposal 6, provided that this authority may only be used for:
(a)     the allotment of equity securities up to a nominal value of €45,910,000; and/or
(b)    the allotment of equity securities by way of a rights issue or other pre-emptive issue to the holders of ordinary shares in accordance with Article 11(e) of the Articles of Association of the Company on the basis that the reference to a rights issue in Article 11(e) shall include rights issues and other pre-emptive issues.
This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2026 or November 7, 2026, save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry date and the Directors may allot equity securities in pursuance of such offer or agreement as if such power had not expired.”

CRH Notice and Proxy Statement 32

Proposal 8 – Renewal of the Annual Authority of the Board of Directors to Make Market Purchases of the Company’s Issued Share Capital
The Board of Directors recommends that shareholders vote FOR the proposal to renew the annual authority of the Board of Directors to make market purchases of up to 10% of the Company’s issued ordinary share capital.
The Company has an ongoing commitment to returning cash to shareholders and managing the share capital of the Company. The Board believes that the Company should retain the ability to repurchase its own shares so that it can be used in the best interests of shareholders generally.
Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases and overseas market purchases of up to 10% of the Company’s issued share capital as at the date of the passing of Proposal 8.
The Company currently also has the flexibility to make repurchases of ordinary shares by way of redemption pursuant to Article 4A of our Articles and all of the repurchases over the last year have used this mechanism. It is the Company’s intention to continue to seek shareholder authority for market repurchases to provide for additional flexibility and to give subsidiaries of the Company flexibility to make market purchases of the Company’s shares.
The general authority, if approved by our shareholders, will become effective from the date of passing of the resolution.
Vote Required
Approval of Proposal 8, which is an ordinary resolution under Irish company law, requires that more than half of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 8 is as follows:
“As an ordinary resolution, that, the Company and/or any of its subsidiaries be and are hereby authorized to make market purchases and/or overseas market purchases (as defined in Section 1072 of the Companies Act 2014) of ordinary shares on such terms and conditions and in such manner as the Directors may from time to time determine but subject, however, to the provisions of the Companies Act 2014 and to the following restrictions and provisions:
(a)the maximum aggregate number of ordinary shares authorized to be acquired pursuant to the terms of this resolution shall not exceed, in the aggregate, 10% of the ordinary shares in issue at the date of the passing of this resolution;
(b)the minimum price (exclusive of taxes and expenses), which may be paid for any ordinary share, shall be the nominal value of the ordinary shares;
(c)the maximum price (exclusive of taxes and expenses), which may be paid for any ordinary shares, shall be:
(i)for any ordinary share purchased in the United States of America the maximum price to be paid shall be an amount equal to 105% of the average closing prices on the New York Stock Exchange for the ordinary shares for the five trading days prior to the date of purchase; or
(ii)for any ordinary share purchased outside the United States of America the maximum price to be paid shall be the higher of:
a.an amount equal to 105% of the average closing prices of such shares on the London Stock Exchange Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the London Stock Exchange or its equivalent) for the five trading days prior to the date of purchase; and
b.higher of the price of the last independent trade and the highest current independent bid on the trading venues where the purchase is carried out.
This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2026 or November 7, 2026. The Company or any subsidiary may, before such expiry, make an offer or agreement which would or might be wholly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

CRH Notice and Proxy Statement 33

Proposal 9 – To Determine the Price Range at which the Company can Re-issue Shares that it Holds as Treasury Shares
The Board of Directors recommends that shareholders vote FOR the proposal to determine the price range at which the Company can re-issue shares that it holds as treasury shares.
Our open-market share repurchases, redemptions and other share buyback activities may result in ordinary shares being acquired and held by the Company as treasury shares. We may re-issue treasury shares that we acquire through our various share buyback activities, including in connection with our equity compensation plans.
Under Irish law, our shareholders must authorize the price range at which we may re-issue any shares held in treasury. In Proposal 9, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below).
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-issued are 95% and 120%, respectively, of the closing market price of the ordinary shares on the NYSE or the LSE for the five trading days prior to the date of re-issue, except as described below with respect to obligations under equity compensation plans. Any re-issue of treasury shares will be at price levels that the Board considers in the best interests of the Company.
Vote Required
Approval of Proposal 9, which is a special resolution under Irish company law, requires that at least 75% of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 9 is as follows:
“As a special resolution, the Company be and is hereby authorized to re-issue treasury shares (as defined in Section 1078 of the Companies Act 2014) in accordance with Article 8B of the Articles of Association and subject to the following restrictions and provisions:
(a)the maximum price at which such treasury share may be re-issued shall be an amount equal to 120% of the “market price”;
(b)the minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under any compensation program (including any share scheme or option schemes) operated by the Company or any of its subsidiaries (as defined by Section 7 of the Companies Act 2014) or, in all other cases, an amount equal to 95% of the “market price”; and
(c)for the purposes of this resolution, the “market price” shall mean, in the case of (a) above, the higher of the average prices determined by (i) and (ii) below, and in the case of (b) above, the lower of the average share prices determined by (i) and (ii) below:
(i)the average closing prices per ordinary share of the Company on the New York Stock Exchange for the five trading days prior to the date of re-issue; and
(ii)the average closing prices per Ordinary Share of the Company on the London Stock Exchange Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the London Stock Exchange or its equivalent) for the five trading days prior to the date of re-issue.
This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2026 or November 7, 2026 unless previously varied or renewed in accordance with the provisions of Section 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-issue treasury shares on-market.”
CRH Notice and Proxy Statement 34

Proposal 10 – Approval of Certain Amendments to the Articles of CRH plc with respect to Advance Notice Provisions and Information and Procedural Requirements for Shareholder Proposals, including Nominations of Directors
The Board of Directors recommends that shareholders vote FOR the proposal to clarify the advance notice requirements for Director nominations and other shareholder proposals.
Proposal 10 sets out the proposed amendment to the Company’s Articles to clarify the advance notice requirements for Director nominations and other shareholder proposals.
Currently, Article 108 of the Company’s Articles provides that any shareholder can propose a nominee for election at an AGM if the nomination is provided to the Company between seven and 21 days before such meeting. This timeline only provides the Company and other shareholders with limited time to consider and submit proxies or votes on such nominations. Furthermore, the Company’s Articles do not specify: (i) the advance notice required for shareholders submitting proposals, other than in respect of a Director nomination; or (ii) the form and content of the notice that shareholders must submit when seeking to nominate Directors or propose other business. Currently this leaves the determination of the eligibility of such nominations or other proposals up to the discretion of the Board and subject to the general provisions of Irish company law.
In order to clarify the Company’s nomination and proposal procedures, the Company is proposing these amendments to update its advance notice requirements for Director nominations and other shareholder proposals. The Company is also proposing these amendments in light of the U.S. regulatory requirements (including requirements relating to the solicitation of proxies for shareholder nominees) to which the Company and its shareholders have become subject following its transition to a primary listing on the NYSE and U.S. domestic issuer status. The Board proposed amendments better aligns the advance notice timing and information requirements with those of other U.S. public companies.
Among other updates, the proposed amendments would replace Article 108 of the Company’s Articles and require shareholders to submit written notice of Director nominations and other proposals to the Company not later than the 90th day and not earlier than the 120th day in advance of the anniversary of the prior year’s AGM or in the case that the AGM does not fall within 30 days before or after the anniversary of the prior year’s AGM or in the case of any other general meeting, not later than the 10th day following the day on which notice of the date of the relevant general meeting is first mailed or publicly disclosed. Similar advance notice timing requirements are common among U.S. companies in the S&P 500. This revised timeline gives the Company more time to assess the qualifications and eligibility of the Director nominees and provides other shareholders more meaningful time to consider any duly nominated Director candidates before the applicable general meeting. The proposed amendments also specify the form and content of such shareholder notices which would require shareholders submitting notices to provide information regarding themselves, certain affiliates, and the nominee(s) and/or proposal(s). Such shareholders would also be required to certify compliance with applicable U.S. regulations. The Board believes it benefits the Company, shareholders submitting proposed business and the Company’s broader shareholder base to specify the information that should be included in an eligible shareholder notice. Not only does this provide clarity to the shareholder submitting the proposal, it also helps the Board to confirm that it has received sufficiently robust information to evaluate the proposed nominees or other business and consider whether presenting such business to the broader shareholder base is appropriate.
For the foregoing reasons, the Board believes it is in the best interests of our shareholders to adopt this proposed amendment.
The description of the proposed amendments is intended only as a summary and is qualified in its entirety by reference to the complete text of our proposed amendments, which is attached to this Notice of Meeting and Proxy Statement as Annex C. We encourage you to read Annex C in its entirety before casting your vote.
Vote Required
Approval of Proposal 10, which is a special resolution under Irish company law, requires that at least 75% of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 10 is as follows:
“As a special resolution, that the Articles of Association be and are hereby amended in the manner provided in Annex C of the Notice of Meeting and Proxy Statement for the 2025 AGM.”
CRH Notice and Proxy Statement 35

Proposal 11(a) – Approval of Certain Amendments to the Articles of CRH plc to Provide for a Plurality Voting Standard in the Event of Contested Director Elections
The Board of Directors recommends that shareholders vote FOR the proposal to provide for a plurality voting standard in the event of contested Director elections.
Proposal 11(a) sets out the proposed amendment to the Company’s Articles to provide for a plurality voting standard in the context of a contested director election. A “contested Director election” would arise where the number of Directors nominated for election by the Board and/or shareholders of the Company exceeds the maximum number of Directors permitted by the Company’s Articles (or, if Proposal 11(b) is approved, the total number of Directors set by the Board).
The Company currently has a majority voting standard for both uncontested and contested Director elections, so that every Director must be elected by a majority of the shareholders of the Company present at the meeting in person or by proxy. Under a plurality voting standard, in the event of a contested Director election, the Directors nominated for election by the Board and/or by shareholders of the Company receiving the highest number of votes cast would be elected as Directors, regardless of whether the Director nominees receive a majority of votes cast by the shareholders. In this manner, a plurality voting standard avoids the risk of a failed Director election (i.e. where all Director nominees, or the minimum number of Director nominees required by Irish company law and/or the Company’s Articles fail to receive a majority vote in a contested election). As part of the Board’s ongoing review of corporate governance developments and industry best practices, following the transition of our primary listing to the NYSE, the Board believes the proposed amendment better aligns the Company’s board-related governance provisions with those of other U.S. public companies. A plurality voting standard in contested Director elections is common among U.S. companies in the S&P 500.
In the event of a contested Director election, the Board believes that a plurality voting standard, where only the Directors nominated for election by the Board and/or by the shareholders of the Company with the highest levels of shareholder support are elected, is more appropriate for a number of reasons. Under Irish company law and the Company’s Articles as currently drafted, all Director nominees who receive a simple majority of votes cast will be elected to the Board. Proposal 11(a) and Proposal 11(b) are inter-conditional because applying the plurality voting standard in a contested Director election would not achieve its desired result unless the maximum number of Directors is set by the Board. For example, currently in a contested Director election, every nominee receiving a simple majority of votes cast could be added to the Board even if a nominee received significantly lower votes than the other nominees, and the Board would have to consider either removing certain of the elected Director(s) to satisfy the maximum number permitted by the Company’s Articles, or proposing a resolution to amend the Company’s Articles to increase the maximum number of Directors. In contrast, under a plurality voting standard where the total number of Director seats is fixed by the Board, only those Director nominees who receive the highest number of votes for the available seats are elected in a contested Director election, meaning that the nominees who receive the lowest shareholder support will not be added to the Board even if they receive a majority of votes cast.
For the foregoing reasons, the Board recommends that shareholders approve the amendment to the Company’s Articles to provide for a plurality voting standard in the case of a contested Director election. If adopted, this amendment would provide that where the number of Director nominees exceeds the number of Directors to be elected, only those Director nominees receiving the most votes for the available seats would be elected. The Board believes it is in the best interests of our shareholders to adopt the plurality voting standard in the case of contested Director elections, while maintaining the Company's majority voting standard in the case of uncontested elections.
Given the related nature of Proposal 11(a) and Proposal 11(b) discussed above, adoption of this proposal is subject to Proposal 11(b) being approved by shareholders, and as a result, both proposals will fail if either proposal does not pass. The description of this proposed amendment is intended only as a summary and is qualified in its entirety by reference to the complete text of our proposed amendments, which is attached to this Notice of Meeting and Proxy Statement as Annex D. We encourage you to read Annex D in its entirety before casting your vote.
Vote Required
Approval of Proposal 11(a), which is a special resolution under Irish company law, requires that at least 75% of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. Adoption of Proposal 11(a) is subject to Proposal 11(b) being approved by shareholders. Therefore, unless shareholders approve Proposal 11(b), Proposal 11(a) will fail, even where Proposal 11(a) has received the requisite vote to pass.
The text of the resolution in respect of Proposal 11(a) is as follows:
“As a special resolution, that, subject to the approval of Proposal 11(b), the Articles of Association be and are hereby amended in the manner provided in Annex D of the Notice of Meeting and Proxy Statement for the 2025 AGM.”

CRH Notice and Proxy Statement 36

Proposal 11(b) – Approval of Certain Amendments to the Articles of CRH plc to Grant the Board Sole Authority to Determine its Size and Provide for the Possibility of Holdover Directors in the Event of No Directors Receiving Sufficient Votes for Election
The Board of Directors recommends that shareholders vote FOR the proposal to grant the Board sole authority to (i) determine its size and to (ii) ensure re-election of at least the minimum number of Directors required.
Proposal 11(b) sets out the proposed amendments to the Company’s Articles to grant the Board sole authority to determine its size and to provide for the re-election of those Directors receiving the highest number of votes in favor of re-election in circumstances where the number of Directors is reduced below the minimum number of Directors prescribed by the Company’s Articles.
Board Size
The Board is proposing to amend the Company’s Articles to provide that the size of the Board be set solely by resolution of the Board within the minimum (three) and maximum (15) number of Directors set forth in the Articles. The Company is proposing this amendment following the listing of our ordinary shares on the NYSE because the Board believes the proposed amendment better aligns the Company’s board-related governance provisions with those of U.S. public companies. In the United States, it is common practice for the boards of directors of companies in the S&P 500 to have the sole authority to determine the board size.
Under Irish company law, the Company is required to have a minimum of two Directors, and it is common practice with Irish incorporated companies to also set a maximum number of Directors. Article 86 currently sets the minimum number of Directors on the Board at three Directors and the maximum at 15. The Board believes that Proposal 11(b) is necessary in order to avoid a situation where the number of Directors that are elected exceeds the maximum number of Directors permitted by the Company’s Articles and in order for the plurality voting mechanism as described under Proposal 11(a) to function effectively.
Under the Company’s Articles as currently drafted, in circumstances where the number of Director nominees who receive a simple majority of votes cast exceeds the maximum number of Directors permitted by the Company’s Articles, then the Board would have to consider either removing certain of the elected Director(s) to satisfy the maximum number permitted by the Company’s Articles, or proposing a resolution to amend the Company’s Articles to increase the maximum number of Directors. Such an amendment requires approval by 75% of the shareholders present in person or by proxy at a separate shareholder meeting, so there is no certainty that the Company would succeed in expanding the Board to allow all Directors elected by shareholders to join the Board in these circumstances.
In addition, in order for plurality voting in a contested Director election to operate effectively and result in the election of nominees that receive the highest votes from shareholders, it is beneficial for the number of available seats on the Board to be determined by the Board, as described under Proposal 11(a) above.
Re-election of At Least Minimum Number of Directors Required
As mentioned above, under Irish company law, the Company is required to have a minimum of two Directors. The Company’s Article 86 sets the minimum number of Directors on the Board at three Directors. Currently, in the unlikely event that no Director nominee, or only one or two Director nominee(s), receives a majority of votes cast at a general meeting, then the Company would be in breach of its Articles and Irish company law. The Board is proposing to amend the Company’s Articles to prevent circumstances (including due to the failure of Directors to be re-elected) where the Board could fall below the minimum number of Directors required by Irish law or the Company’s Articles. Under the proposed amendment, in such circumstances, those Directors who receive the highest number of votes in favor of re-election would be deemed to be re-elected in order to maintain the required minimum number of Directors. Any Directors deemed to be re-elected would remain Directors only until replacement Directors had been appointed.
For the foregoing reasons, the Board believes it is in the best interests of our shareholders to grant the Board sole authority to determine its size within the minimum and maximum size set forth in the Articles and to provide for the re-election of those Directors receiving the highest number of votes in favor of re-election in circumstances where the number of Directors is reduced below the minimum number of Directors prescribed by the Company’s Articles.
Given the related nature of Proposal 11(a) and Proposal 11(b) discussed above, adoption of this Proposal 11(b) is subject to Proposal 11(a) being approved by shareholders, and as a result, both Proposals will fail if either Proposal does not pass. The description of these proposed amendments is intended only as a summary and is qualified in its entirety by reference to the complete text of our proposed amendments, which is attached to this Notice of Meeting and Proxy Statement as Annex E. We encourage you to read Annex E in its entirety before casting your vote.
Vote Required
Approval of Proposal 11(b), which is a special resolution under Irish company law, requires that at least 75% of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. Adoption of Proposal 11(b) is subject to Proposal 11(a) being approved by shareholders. Therefore, unless shareholders approve Proposal 11(a), Proposal 11(b) will fail, even where Proposal 11(b) has received the requisite vote to pass.
The text of the resolution in respect of Proposal 11(b) is as follows:
“As a special resolution, that, subject to the approval of Proposal 11(a), the Articles of Association be and are hereby amended in the manner provided in Annex E of the Notice of Meeting and Proxy Statement for the 2025 AGM.”
CRH Notice and Proxy Statement 37

Proposal 12 – Approval of Certain Amendments to the Articles of CRH plc to Provide that the Limit on Directors’ Fees should be Determined by the Board of Directors and to Make Certain Administrative Amendments
The Board of Directors recommends that shareholders vote FOR the proposal to (i) provide that the limit on Directors’ fees should be determined by the Board of Directors and (ii) make certain administrative amendments to the Company’s Articles.
Proposal 12 sets out the proposed amendments to the Company’s Articles to provide that the limit on Directors’ fees payable to non-management Directors should be determined by the Board and to make certain administrative updates.
Director Fees
The Board believes it is important to attract and retain talent of the caliber necessary to maintain a Board that is comprised of individuals whose expertise and experience can make a significant contribution to the success of the Company. The Company’s current Article 88 states that the fees payable to Directors for serving on the Board should be determined at general meetings of the Company from time to time. The Board considers that it is appropriate to amend Article 88 to provide the Board with the flexibility to determine the fees payable to Directors for serving on the Board in light of business, competitive and regulatory considerations. The description of this proposed amendment is intended only as a summary and is qualified in its entirety by reference to the complete text of our proposed amendment, which is attached to this Notice of Meeting and Proxy Statement as Annex F. We encourage you to read Annex F in its entirety before casting your vote.
The Board believes that the proposed amendment better aligns the Company’s Director compensation practices with those of other U.S. public companies, which commonly provide the Board with the authority to determine the compensation for Directors’ service on the Board.
Further, the new Equity Incentive Plan that is the subject of Proposal 4 includes limits on the fees payable to non-management Directors in line with the compensation practices of other U.S. public companies in the S&P 500. If Proposal 4 is approved by shareholders, these limits will apply to the fees and awards (whether cash or equity) for non-management Directors as determined by the Board.
Administrative Updates
The Board is proposing to amend the Company’s Articles to remove redundant provisions, correct cross-references, and make minor administrative changes in connection with the Company’s listing of its ordinary shares on the NYSE and its delisting from Euronext Dublin. The Board believes that none of these proposed amendments will materially change the rights of shareholders. The table set forth below summarizes the proposed amendments to the Company’s Articles. We encourage you to read the summary below in its entirety before casting your vote.

Amendment	Reason for Amendment

Amend all references of “Chairman” to “Chair”.	The Board of Directors proposes to amend all references to “Chairman” in the Company’s Articles to “Chair”.
Amendment to Article 56 to allow for general meetings to be held outside of Ireland and to Article 57 to clarify that general meetings can occur by technological means.	The Board of Directors proposes to amend Article 56 and Article 57 to provide the Company with greater flexibility in respect of the location of its general meetings. The suggested amendment would allow for general meetings to be held outside of Ireland and by technological means, if preferred or required, subject to the provisions of the Companies Act.
Amendment to Article 61 to remove reference to fixing the remuneration of Directors and to update cross references to the newly proposed Article 108.	If Proposal 12 is approved this amendment is required to remove the reference to fixing the remuneration of the Directors at general meetings and to ensure that the notice provisions reflect the newly proposed Article 108 requirements if Proposal 10 is approved by shareholders.
Removal of references to Sections 1110B, 1101 and 1104(1)(b) of the Companies Act 2014.	Following the delisting of the Company’s shares from Euronext Dublin on September 25, 2023, the Company no longer falls within the definition of “traded PLC” for the purposes of the Companies Act 2014. Accordingly, specific references in the Company’s Articles to sections of the Companies Act 2014 that apply to “traded PLCs” are no longer required.
Amendment to Article 17 to remove references to the 2023 migration from Euroclear Bank to DTC.	Following the transition of CRH’s primary listing to the NYSE on September 25, 2023, references in the Company’s Articles to the migration from Euroclear Bank to DTC are no longer required.
Correction of and updates to certain definitions, capitalization of certain terms for consistency with definitions and correction of any typographical cross-referencing.	To tidy up, correct and keep consistent the definitions and cross-referencing used throughout the Articles.
Vote Required
Approval of Proposal 12, which is a special resolution under Irish company law, requires that at least 75% of the votes cast on this resolution must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 12 is as follows:
“As a special resolution, that the Articles of Association be and are hereby amended as provided in Annex F of the Notice of Meeting and Proxy Statement for the 2025 AGM and in the manner described under the sub-heading titled “Administrative Updates” on page 38 of the Notice of Meeting and Proxy Statement for the 2025 AGM.”
CRH Notice and Proxy Statement 38

Corporate Governance
CRH is committed to a high standard of corporate governance and regularly reviews its governance structures and arrangements to ensure that they meet best practices and applicable regulatory requirements.
Governance Framework

CRH Notice and Proxy Statement 39

Global Leadership Team

Jim Mintern
Chief Executive Officer See biography on page 14.

Bob Feury
Chief Culture & People Officer
Age:
62
Skills and experience:
Bob joined CRH in 1996 with the acquisition of his family’s business, Allied Building Products, which later became Americas Distribution. Upon the divestiture of Americas Distribution in 2018, he served as Executive Vice President of Strategy and Development for CRH’s Building Products Division. In 2023, Bob joined CRH’s Global Leadership Team on his appointment as Chief Culture & People Officer (CCPO), a new role established to elevate strategic focus on culture and people.
Education: BS (Finance and Financial Management Services)

Alan Connolly
Interim Chief Financial Officer
Age:
56
Skills and experience:
Alan was appointed Interim Chief Financial Officer effective January 1, 2025. He was previously CRH’s Director of Strategic Finance where he was responsible for major transformation projects, including all finance aspects involved in moving CRH’s primary listing to the NYSE in 2023. Prior to this he held a number of finance leadership roles across CRH’s business in North America and Europe, including four years as Chief Financial Officer of CRH’s Building Products Division, a global business with operations in 19 countries.
Education: BS (Business), Masters in Accounting

Isabel Foley
Group General Counsel
Age:
64
Skills and experience:
Isabel joined CRH in 2020 in the newly created role of Group General Counsel. Isabel was previously a partner at Arthur Cox, one of Ireland's top-tier law firms, and is recognized globally as a leader in her field. She has advised State entities, multinationals and domestic corporations, and their boards, on business-critical risk, exposure and litigation arising from transactions and disputes as well as regulatory compliance and competition issues. Isabel is also an accredited mediator and an experienced and active mentor.
Education: BCL, Law Society of Ireland, CEDR Accredited Mediator

Randy Lake
Chief Operating Officer
Age:
59
Skills and experience:
Randy joined CRH in the Americas in 1996 and has held several senior operating positions across multiple CRH businesses, initially in Architectural Products, then in Materials. In 2008, he was appointed President of our Americas Materials Performance group and subsequently led the launch of our Building Solutions business. Prior to his current appointment, Randy served as President of Americas Materials from 2012 to 2020 and Group Executive, Strategic Operations from 2020 to 2021. Randy is actively involved in the Materials industry in North America and served as Chairman of the U.S. National Stone, Sand & Gravel Association in 2018.
Education: BS (Business Administration), MBA

Kristin Lane
Chief Human Resources Officer
Age:
56
Skills and experience:
Kristin joined CRH in 2016. She has held a number of senior positions across our operations, most recently as Chief Human Resources Officer of our Americas Division, before being appointed to her current role in July 2024. Before joining CRH, Kristin held various global HR roles in the building products, retail, distribution and management consulting industries.
Education: BS

Peter Buckley
President, International Division
Age:
60
Skills and experience:
Peter joined CRH in 2009 as Country Manager, China. Since then, he has held a variety of Senior Vice President roles across Asia-Pacific, Europe Materials East, Ash Grove Cement and UK & Ireland. He was President of Europe West prior to taking up his current role in 2024. Before joining CRH, Peter held various management positions globally in the paper and packaging industry.
Education: BComm

Juan Pablo San Agustín
Group Executive, Strategic Planning, Innovation and Venturing
Age:
56
Skills and experience:
Juan Pablo joined CRH in October 2020. He has over 25 years' experience working in the building materials industry across the Americas and Europe. His areas of expertise cover strategic planning, M&A, venture capital, digital innovation, and marketing. Immediately prior to CRH, he served as EVP of Strategic Planning and New Business Development at CEMEX, a Mexico-based multinational building materials company.
Education: BS, MBA

Nathan Creech
President, Americas Division
Age:
49
Skills and experience:
Nathan joined CRH in the Americas in 2011. Prior to joining CRH, he held various operating and strategy roles in the building materials industry. At CRH, he has served in a number of business development and executive leadership roles, including Vice President, U.S. Strategy & Development, Senior Vice President, Central Division of Americas Materials and most recently as President of CRH’s Building Envelope business. Nathan was appointed President of Building Products in 2021 and President of our Americas Division in January 2023.
Education: BS (Business), MBA

Philip Wheatley
Chief Growth Officer
Age:
51
Skills and experience:
Philip re-joined CRH in the role of Chief Growth Officer in 2023. He previously worked for CRH for 16 years across a variety of roles in Corporate Development and Strategy, most recently as the Group Head of M&A. Prior to this, he held roles as the Group Strategy and Development Director, Development Director for Europe Materials and Group Development Manager.
Before joining CRH, Philip held various M&A and operating roles in the financial services and building materials industries.
Education: BA, ACA

Members of our Global Leadership Team are appointed to their roles and serve at the discretion of the Company, rather than for a specific term of office.
CRH Notice and Proxy Statement 40

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) as a general framework to assist the Board in carrying out its responsibility for the business and affairs of CRH. The Governance Guidelines, which are available on www.crh.com, cover the role of the Board and management, the qualifications and criteria that the Nomination & Corporate Governance Committee considers when considering Director nominees, the composition of the Board, the structure, operations, duties and responsibilities of the Board. The Nomination & Corporate Governance Committee keeps these guidelines under review and recommends any changes for approval by the Board.
During 2024, the Nomination & Corporate Governance Committee and the Board reviewed the Board’s governance structures and determined that these are and continue to be appropriate for the needs of CRH, subject to a number of very minor amendments.
Board Leadership and Structure
The roles of Chair and Chief Executive Officer are not currently combined. The Chair is Richie Boucher, who is an independent non-management Director. Mr. Boucher was appointed to this role in January 2020, having joined the Board in March 2018. The Chief Executive Officer is Jim Mintern, who was appointed effective January 1, 2025.
There is a clear division of responsibilities between the roles of the Chair and the Chief Executive Officer, which is set out in the Governance Guidelines.
The Board has appointed a Senior Independent Director, who chairs Board and Committee meetings in the absence of the Chair and who is available to shareholders who have concerns that cannot be addressed through the Chair, Chief Executive Officer or Chief Financial Officer. The normal term of appointment is for a period of two years, which is renewable. This position has been held by Lamar McKay since April 2022, whose term was renewed for a further two years during 2024.
The Board regularly reviews the Board structure to ensure that it remains appropriate for CRH.
Director Independence
Pursuant to the NYSE listing rules, in order for a Director to qualify as “independent”, the Board of Directors must affirmatively determine that the Director has no material relationship with CRH that would impair the Director’s independence. Our Board’s guidelines for Director independence conform to the independence requirements in the NYSE listing standards.
In addition to applying these standards, the Board considers all relevant facts and circumstances when making an independence determination, including all relevant transactions, relationships and arrangements among Board members, their family members and the Company.
With the exception of Mr. Manifold who retired as Chief Executive Officer and from the Board with effect from December 31, 2024, each of our 12 Directors who served in 2024, and will stand for re-election at the 2025 AGM, were determined to be independent under the foregoing requirements, except for Jim Mintern, who was not independent pursuant to the NYSE listing standards because he is an executive employed by CRH.
All members of the Audit, Compensation and Nomination & Corporate Governance Committees are independent and, in addition, meet all additional applicable independence tests of the NYSE listing standards and any additional standards imposed under U.S. securities laws and the rules and regulations of the SEC.
The Nomination & Corporate Governance Committee reviews the independence of each Director annually and makes recommendations to the Board regarding independence.
Tenure of Directors
All Directors serve a one-year term, except that the initial term for each Director shall run from the date of appointment until the next AGM, and are subject to election by shareholders at each AGM.
The Board does not believe that it should limit the number of terms for which a person may serve as a Director as they develop significant insights into the Company and its operations over time. Nonetheless, the Board keeps the tenure of Directors under regular review to ensure there is an appropriate focus on Board refreshment and mix of skills and expertise relevant to the needs of the Board and CRH. Directors with long tenure are subject to a rigorous performance review.
Diversity Policy
The Board is committed to ensuring that the Board (and the Audit, Compensation and Nomination & Corporate Governance Committees) is sufficiently diverse in background and experience which is reflected in its policy.
It is the policy of the Board that there is regular refreshment of the Board’s Committees, which ensures to the extent possible that the overall experience and diversity of the Directors is reflected in the composition of the Committees and Chair roles, taking into account other requirements such as Board succession planning and the need for financial experts to be members of the Audit Committee.
Process for Selection of Non-management Directors and Board Refreshment
The Board plans for its own succession with the assistance of the Nomination & Corporate Governance Committee. The process to identify, evaluate and appoint a non-management Director with the suitable experience, skills and time commitment takes into account both the needs of the Company and the diversity of experience and background, tenure and skills of existing Board members. The Nomination & Corporate Governance Committee welcomes candidates for non-management Directors recommended by shareholders and will consider these candidates in the same manner as other candidates. Shareholder recommendations for candidates for Director must include the same information as required by CRH’s Articles for shareholder Director nominees and be sent to the Nomination & Corporate Governance Committee, c/o Company Secretary, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland.
CRH Notice and Proxy Statement 41

Non-management Director Appointment Process

•Non-management Director recruitment processes are supported by an external search firm;
•A skills matrix is maintained to identify particular skills that would enhance the Board or which might need to be replaced following planned Board retirements. The composition and skills of the Board is also reviewed as part of the annual Board evaluation process;
•Potential candidate lists are collated based on specifications agreed following input from the Nomination & Corporate Governance Committee;
•The Nomination & Corporate Governance Committee reviews candidate lists and selects individuals for interview; and
•Once a preferred candidate is identified other members of the Board are invited to meet with them prior to formal consideration of their appointment to the Board.

All members of the Board retire annually at the AGM, with those being eligible standing for re-election each year. The Nomination & Corporate Governance Committee and Board annually reviews the performance of each non-management Director, including his or her commitment to the role, whether he or she has sufficient time to meet his or her commitment to the Company and whether his or her skills remain relevant and beneficial to support the Board in fulfilling its duties, and makes a recommendation to shareholders in relation to their re-election.
Board Evaluation
The Nomination & Corporate Governance Committee is responsible for conducting an annual review of Board effectiveness, the composition of the Board, the operation and performance of the Chair, the Board and its Committees, and the effectiveness of Board communications. The Senior Independent Director, who is a member of the Nomination & Corporate Governance Committee, is generally delegated responsibility by the Nomination & Corporate Governance Committee to lead the evaluation process on its behalf. Periodically, the evaluation is supported by an external service provider.
The internal Board performance evaluation conducted in 2024 involved a series of one-to-one meetings, with a report of the feedback being considered by the Board. A number of minor suggestions were made in the report, including in relation to the composition of the Board and its Committees, the roles and responsibilities of Board positions, topics for in-depth strategic reviews and the formulation of Board site visits.
Director Orientation and Continuing Education
The Chair agrees a tailored and comprehensive orientation program with each new non-management Director. New non-management Directors are provided with extensive briefing materials on the Company and its operations, the procedures relating to the Board and its Committees and their duties and responsibilities as Directors under legislation and regulations that apply to the Company.
Non-management Directors regularly receive copies of research and analysis conducted on the Company and the building materials sector, and receive relevant industry, economic and geopolitical updates. Directors are provided with regular training on compliance and ethics matters, while updates in relation to other relevant matters, for example, changes in applicable corporate law, are provided from time to time.
In addition, two Board site visits each year are leveraged to gain a detailed understanding of CRH’s business model and strategy. The site visits in 2024 were to operations in the United Kingdom and Seattle, Washington.
Shareholder Engagement
Engagement with our investors helps us better understand their expectations for our financial and sustainability performance. Over the past 12 months, CRH’s independent Board Chair reached out to shareholders representing 44% of CRH’s ordinary shares outstanding leading to engagement with shareholders representing approximately 26% of CRH’s ordinary shares outstanding, with the independent Board Chair participating in virtually all of these engagements, during which he outlined the Board’s priorities and perspectives and sought to ascertain shareholders' views on a wide range of topics such as:
•The NYSE listing, including context for the transition, improvement in investors’ understanding of CRH and the factors that are considered for U.S. index inclusion;
•Our strategy and the success of our customer-connected solutions strategy to deliver our sustainable construction offerings;
•The safety and well-being of our people;
•Capital allocation policies and priorities;
•The Board’s process for overseeing succession planning;
•Board composition, and focus areas for refreshment following the NYSE listing; and
•The process to review our executive compensation structures, including the proposed structure of the new Board-approved compensation framework effective January 1, 2025.
The feedback from these meetings was provided to the Board and relevant Committees.
Employee Engagement and Organization Culture
The results from organizational health surveys are reported to the Board, while reports on the operation of CRH’s Hotline are reported to the Audit Committee and the Safety, Environment & Social Responsibility (“SESR”) Committee.
Executive Succession Planning
Long-term executive succession planning is an ongoing focus for the Board. The senior executive team and the full Board routinely consider potential candidates for senior leadership positions under a range of timelines and readiness scenarios. For internal executives, this includes the skills and expertise of the individuals and their development programs to support them in their career progression.
On January 1, 2025, Jim Mintern succeeded Albert Manifold as Chief Executive Officer.
For this succession process, the Board engaged Egon Zehnder to advise on and support the implementation of a rigorous program to select Mr. Manifold’s replacement. The process involved the Board considering the opportunities and challenges arising from potential changes in the external environment relevant to CRH in the next five to ten years, and the likely evolution of CRH’s strategy as a result, in addition to other factors such as CRH’s current and desired culture, and the strengths and characteristics of the current leadership team. In this context, the Board determined the leadership role requirements and the qualities, capabilities and experience that CRH would require in our next Chief Executive Officer to support the continued success and growth of CRH.
CRH Notice and Proxy Statement 42

With a clear role specification in place, the Board established criteria for evaluating potential candidates. Internal candidates were assessed over several years while performing in their current roles, as well as against their individual development plans and then in the context of the Chief Executive Officer role. During the course of the process, Egon Zehnder regularly monitored the external market against the role specification and discussed with the Board potential external candidates for consideration.
The program to assess internal candidates included structured interviews facilitated by Egon Zehnder, cognitive ability tests, the output of 360° exercises as well as feedback from external perspectives of the individuals gathered through a structured process. Selected candidates were required to develop a strategic plan and a transition plan which were presented to, and discussed with, the non-management Directors, following which the Board made its appointment decision.
Mr. Manifold will continue as an advisor to CRH until December 31, 2025.
Executive Sessions
The independent non-management Directors meet periodically in executive sessions at scheduled Board meetings. They may also have other special meetings throughout the year. These executive sessions are designed to promote candor and discussion of matters in a setting that is independent of executive Directors. The Chair leads each of these executive sessions.
Committees of the Board
The Board has established five standard Committees to assist in the execution of its responsibilities:
•Acquisitions, Divestments & Finance;
•Audit;
•Compensation;
•Nomination & Corporate Governance; and
•Safety, Environment & Social Responsibility.
Ad hoc Committees are formed from time to time to deal with specific matters.
The responsibilities of each of the Board’s Committees, which are summarized below, are set out in detail in their respective Charters, current copies of which are available on the CRH website, www.crh.com.
Acquisitions, Divestments & Finance Committee

Chair	Members	Primary Responsibilities

Richie Boucher	Caroline Dowling Richard Fearon Johan Karlström Shaun Kelly Badar Khan Albert Manifold* Jim Mintern Siobhán Talbot *Retired as Chief Executive Officer and from the Board with effect from December 31, 2024
•Considering and approving acquisitions and divestitures and large capital expenditure projects up to agreed limits;
•Considering, at the request of management, the financial requirements of the Group and to agree with management appropriate funding arrangements;
•Considering and making recommendations to the Board in relation to the issuance and buyback of shares and debt instruments and on the Group’s financing arrangements, as appropriate;
•As required, considering and making recommendations to the Board in relation to dividend levels on the ordinary shares;
•Keeping the Board advised on the financial (including taxation) implications of Board decisions in relation to acquisitions;
•Approving guarantees related to bank financing provided by the Group up to certain limits; and
•Assisting management, at their request, in considering any financial or taxation aspects of the Group’s affairs.

Summary of Principal Activities in 2024

The Committee met four times during 2024, with the key areas of focus being the consideration and approval of a number of acquisitions and divestitures, which further enhance the Company’s customer-connected solutions strategy.

CRH Notice and Proxy Statement 43

Audit Committee

Chair	Members	Primary Responsibilities

Shaun Kelly*	Caroline Dowling
Richard Fearon*
Badar Khan
Siobhán Talbot*
Christina Verchere

ALL INDEPENDENT

*The Board has determined that these individuals are “Audit Committee Financial Experts” under relevant SEC rules
•Monitoring the integrity of the financial statements of the Group, its periodic filings under the Exchange Act, its annual report and financial statements prepared in accordance with Irish company law, earnings releases, and any other formal announcement relating to its financial performance, reviewing, and reporting to the Board on, significant financial reporting issues and judgments which they contain, having regard to the matters communicated to it by the auditor;
•Monitoring the audit of the financial statements;
•Reviewing and discussing the Group’s annual and audited financial statements, quarterly financial statements and SEC filings that contain such financial statements with management and the independent auditor, including reviewing the Group’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its annual and quarterly periodic filings with the SEC;
•Keeping under review the effectiveness of the Group’s internal financial controls and the risk management systems and reviewing and approving statements to be included in the Annual Report concerning internal control and risk management;
•Establishing procedures for: (a) the receipt, retention, and treatment of complaints received by the Group regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Group of concerns regarding questionable accounting or auditing matters, or other violations of the Group’s Code of Business Conduct (CoBC);
•Reviewing the Group’s arrangements for its employees to raise concerns, in confidence, about possible wrongdoing in financial reporting or other matters and reviewing the Group’s procedures and systems for detecting fraud and preventing bribery;
•Keeping under review the adequacy of the Company’s compliance function;
•Monitoring and reviewing the effectiveness of the internal audit function;
•Reviewing the effectiveness of the audit process and the independence and objectivity of the external auditors;
•Developing and monitoring the policy on non-audit services to be provided by the external auditor;
•Approving the compensation and terms of engagement of the external auditor;
•Making recommendations to the Board in relation to the appointment or removal of the external auditor; and
•Reporting to the Board on how it has discharged its responsibilities.

Summary of Principal Activities in 2024

The Committee met nine times during 2024, with the key areas of focus being the following:
•Considered the impact of CRH's transition to a primary listing on the NYSE, and the related move to quarterly reporting, on the Company's financial reporting and internal control processes;
•Recommended to the Board that it approve the 2023 Annual Report on Form 10-K and CRH’s quarterly financial statements, and related Form 10-Qs, for each of quarter one, two and three of 2024;
•Reviewed and discussed with management and Deloitte Ireland the Company's reporting on climate-related risks, including the impact on the Group's accounting judgments, disclosures and financial statements, and their alignment with CRH's carbon emissions reduction targets;
•Reviewed management's impairment testing methodology and processes, including key judgment areas, assumptions and alignment with our carbon emissions reduction targets;
•Approved the Internal Audit Charter and audit plan for 2025;
•Received regular updates from the Head of Internal Audit on the delivery of the 2024 internal audit plan; and
•Reviewed an assessment by management of the effectiveness of the Group’s risk management and internal control systems. This had regard to risk management strategies and all material controls, including financial, operational and compliance controls that could affect the Group’s business.

CRH Notice and Proxy Statement 44

Compensation Committee

Chair	Members	Primary Responsibilities

Lamar McKay	Richie Boucher Caroline Dowling Johan Karlström Shaun Kelly Gillian L. Platt Mary K. Rhinehart ALL INDEPENDENT
•Reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluating his or her performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level;
•Reviewing and approving the annual compensation of the executive officers;
•Periodically reviewing the form and amounts of the compensation of the non-management Directors and recommending any changes to the Board;
•Establishing the selection criteria, selecting, appointing and setting the terms of reference for any compensation consultants who advise the Committee, and for obtaining reliable, up-to-date information about compensation in other comparable companies, subject to consideration by the Committee of all factors relevant to that person’s independence from management to the extent required under the NYSE listing rules;
•Approving the design of, and determining the financial and non-financial targets for, any short-term performance-related pay schemes operated by the Company and approve the total annual payments made under such schemes. The Committee shall additionally review the design of all long-term equity compensation plans for approval by the Board and shareholders, as applicable;
•Preparing such reports and other disclosure as may be required by applicable law and regulation to be prepared by the Committee, including disclosure required under Item 407(e)(5) of Regulation S-K and disclosure required to be prepared by the Committee for inclusion in the Company’s annual proxy statement, and, where relevant shall make recommendations to the Board with respect to any compensation-related proposals to be considered at the AGM, including say-on-pay and any compensation-related shareholder proposals; and
•Reviewing compensation recovery or recoupment policy applicable to the Chief Executive Officer and other executive officers.

Summary of Principal Activities in 2024

The Committee met six times during 2024, with the key areas of focus being the following:
•Considered and approved salary increases for the Chief Executive Officer and Chief Financial Officer, see page 63 for more details;
•Considered and approved the vesting and grant of awards under the Company’s short-term and long-term share incentive plans, see pages 61 to 64 for more details;
•Considered and approved the compensation for Jim Mintern, following his appointment as Chief Executive Officer with effect from January 1, 2025 (see page 56 for more details);
•Considered and approved the retirement package for Albert Manifold, following his retirement as Chief Executive Officer and from the Board with effect from December 31, 2024 (see page 56 for more details); and
•Considered and approved certain changes to the Group’s compensation arrangements and structures to reflect the market and best practices applicable to U.S. domestic issuers following CRH’s transition to a primary listing on the NYSE.

CRH Notice and Proxy Statement 45

Nomination & Corporate Governance Committee

Chair	Members	Primary Responsibilities

Richie Boucher	Badar Khan Lamar McKay Gillian L. Platt Mary K. Rhinehart Siobhán Talbot ALL INDEPENDENT
•Identifying and recommending for the approval of the Board: (i) candidates to fill Board vacancies as and when they arise; and (ii) Board nominees to stand for re-election as Directors at the annual general or, as applicable, special meeting of shareholders on the basis of the specific criteria set forth in CRH’s Governance Guidelines;
•Reviewing the independence of each Director and making recommendations to the Board regarding independence;
•Considering succession planning for Directors and senior executives;
•Keeping under review the leadership needs of the Group, both management and non-management, with a view to ensuring the continued ability of the Company to compete effectively in the marketplace;
•Approving the terms of reference for any external person or agency engaged to facilitate the evaluation of Board performance and overseeing the annual performance evaluation process of Company management and of the Board, including its Committees;
•Developing, and recommending to the Board, corporate governance guidelines applicable or appropriate to the Group and keeping under review corporate governance developments (including ethics-related matters);
•Through the Chair of the Board or through the Chair of the Committee, ensuring that the Company maintains contact as required with its principal shareholders about corporate governance matters;
•Reviewing the disclosures and statements made in any reports to shareholders on corporate governance contained in CRH’s regulatory disclosures; and
•Reviewing and determining whether to approve any proposed transaction or ratify any transaction involving the Group and a related person which would be required to be disclosed under the rules of the SEC.

Summary of Principal Activities in 2024

The Committee met four times during 2024, with the key areas of focus being the following:
•Reviewed and monitored the structure, size, composition and balance of skills on the Board;
•Considered and recommended to the Board the approval of certain minor changes to CRH’s Governance Guidelines; and
•In conjunction with the Board, overseeing the succession planning process for executives.

Safety, Environment & Social Responsibility Committee

Chair	Members	Primary Responsibilities

Mary K. Rhinehart	Richie Boucher Richard Fearon Johan Karlström Lamar McKay Albert Manifold* Gillian L. Platt Christina Verchere *Retired as Chief Executive Officer and from the Board with effect from December 31, 2024
•Monitoring the work of management to ensure that the Group’s global health and safety policies and procedures are in line with best practice;
•Reviewing and tracking performance against the Company’s targets in the areas of health, safety, the environment and social responsibility;
•Monitoring management’s strategies and action plans relating to health and safety, the environment and social responsibility, including inclusion and engagement programs;
•Keeping under review developments in health and safety, the environment and social responsibility that may impact the Company;
•Reviewing, at least annually, the Safety, Environment and Social Responsibility performance of the Group and reporting to the Board on any significant trends or developments;
•Reviewing the findings resulting from audits of safety and environment performance across the Group;
•Reviewing management’s implementation of recommendations to improve performance in areas under the responsibility of the Committee;
•As agreed with management, making periodic visits to locations worldwide in order to become familiar with the nature of the operations; and
•Reviewing and approving any reports on Safety, Environment and Social Responsibility in public documents such as the Sustainability Performance Report.

Summary of Principal Activities in 2024

The Committee met four times during 2024, with the key areas of focus being the following:
•Reviewed and monitored CRH’s sustainability and climate-related targets, actions and performance; and
•Considered and approved the publication of the 2023 Sustainability Performance Report and the inclusion of sustainability disclosures in the 2023 Annual Report on Form 10-K and 2023 Irish Statutory Accounts.

CRH Notice and Proxy Statement 46

Risk Oversight
Our Enterprise Risk Management (ERM) framework and processes enable the consistent identification, assessment and management of our main threats and opportunities. Our ERM framework is embedded across our business and helps inform our people to assist them to take the right risks for the right rewards in line with CRH's risk appetite. In accordance with Section 167(7) of the Companies Act 2014, the Board has delegated responsibility for monitoring the effectiveness of the Group’s risk management and internal control systems to the Audit Committee.
Our leaders promote a risk aware culture and the adoption of recognized leading practices to ensure robust risk management across CRH. They are supported by a global community of risk champions spanning all operating companies and Group functions, focused on promoting more informed, more agile decision-making.
CRH's ERM team conducts a thorough bi-annual risk assessment process, covering all CRH operating companies and functions, with senior leaders and their management teams. To help ensure the quality and consistency of our risk information, the Group risk team has undertaken an extensive program of workshops, facilitating more than 70 sessions during 2024.
Risk Governance Framework
CRH Notice and Proxy Statement 47

Sustainability Oversight
Board Oversight
Sustainability, including addressing the impact of climate change, is embedded in CRH’s strategy and business model. The Board recognizes the importance of addressing the challenges of climate change and believes that the Company is well placed to provide value-driven customer-connected solutions to help solve global challenges (such as water, circularity and decarbonization) by designing and innovating our products, services and solutions to capture further value and accelerate growth across CRH. Climate change and sustainability are frequent discussion topics at Board and Board Committee meetings, with the Board and its Committees discussing various aspects of CRH’s climate strategy, the linkage between CRH’s compensation policies and practices and CRH’s sustainability (and climate-related) objectives, stakeholder expectations, the regulatory environment and CRH’s carbon emissions reduction targets throughout the year. Mitigating and managing the impact of climate change presents opportunities and challenges for both CRH and our customers. These opportunities and challenges form an integral part of discussions on CRH’s strategy and business model, capital allocation, risk management and sustainability performance.
The SESR Committee, to which the Board has delegated primary responsibility for monitoring developments related to sustainability, including climate, and providing strategic direction, oversight and support to the Board on these important topics, meets every quarter. The Board monitors and oversees progress against climate-related targets and goals through detailed reports of discussions and recommendations which are presented to it by the SESR Committee following the conclusion of each Committee meeting.
Management Responsibility
The Chief Executive Officer is responsible for the operational and profit performance of the Company and is accountable to the Board for all authority delegated to executive management. The Chief Executive Officer executes strategy agreed with the Board and regularly reports to the Board on the progress and performance of the Group, including in relation to climate-related matters. The Chief Executive Officer is supported by the Global Leadership Team, which is responsible for implementing strategy, pursuing performance delivery and progressing the Company’s sustainability and climate-related agenda. Responsibility for formulating and executing our climate strategy sits with the Chief Operating Officer. The Global Leadership Team receives support from various executive-level committees and other working groups and functions on sustainability and climate-related issues. For more information on CRH's organization structure, including how responsibilities feed through each level, please see our Risk Governance Framework on page 47.
Code of Business Conduct
Our culture as a company is built on our commitment to uphold the CRH Values. At CRH, our Values unite us in the way we work, every day, all over the world. They are the foundation of our culture — they show what’s important to us and are central to our success as a company. At CRH, we do the right things in the right way, with respect for one another and for the law. This has always been our approach and as we continually reshape and improve our business, the one thing that will never change is our character – that combination of integrity, honesty and dependability that is a real strength of CRH.
The foundation of the CRH Compliance program is the Code of Business Conduct (CoBC) and supporting policies, which set out our standards of legal, honest and ethical behavior. The CoBC also promotes compliance with all relevant SEC regulations, including disclosure requirements. The CoBC is applicable to all employees of the Company, including the Chief Executive Officer, our Global Leadership Team and senior financial officers. An electronic copy of the CoBC is available on our website, www.crh.com. Amendments to, or waivers of the provisions of, the CoBC, if any, made with respect to any of our Directors and executive officers will be posted on our website.
CRH's Internal Audit function works side-by-side with Legal and Compliance in monitoring compliance with the CoBC and supporting policies, and in providing an integrated approach to assurance. This cross-functional collaboration supports CRH's goal: to ensure CRH leads with integrity.
CRH Hotline
CRH has a Speak Up Policy, which is available on www.crh.com in multiple languages. To provide guidance to reporters on our Speak Up channels and processes, Speak Up FAQs are also available to all employees in multiple languages. CRH engages an external service provider to administer an independent 24/7 multi-lingual confidential “Hotline” facility that allows reporters to make an anonymous report. CRH is committed to supporting all persons, including current, former and potential employees, customers, independent contractors, suppliers and/or other external stakeholders to raise good faith concerns that may be relevant to the CoBC, inappropriate or illegal behavior or violations of any CRH policies or local laws. Our Speak Up Policy outlines CRH’s commitment to providing various ways to speak up, handling those reports appropriately and confidentially and treating all reporters with fairness and respect. All concerns are handled discreetly and are professionally investigated with appropriate actions taken based on investigation findings. CRH is committed to creating an atmosphere where employees feel empowered and comfortable to speak up when they have good faith concerns. The Policy also affirms our zero-tolerance approach to retaliation or any form of penalization for reporting good faith concerns pursuant to the Speak Up Policy. Both the Audit Committee and the SESR Committee receive regular updates from Legal and Compliance on the key insights gained from the assessment of issues being raised via the Hotline as well as the responses to, and actions taken as a consequence of, issues being reported.
Shareholder Communications with the Board
Shareholders or interested parties desiring to communicate directly with the Board or with any individual Director may do so in writing addressed to the intended recipient or recipients, c/o Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland. The Office of the Company Secretary reviews all such communications and refers relevant correspondence directly to a Director or the Board following discussion with the Chair, as appropriate.
CRH Notice and Proxy Statement 48

Compensation Discussion & Analysis (CD&A)
Compensation Committee Report
The Compensation Committee has reviewed and discussed this CD&A with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the CD&A section be included in this Notice of Meeting and Proxy Statement and incorporated by reference into the 2024 Annual Report.
Submitted by the Compensation Committee of the Board
Lamar McKay (Chair)
Richie Boucher
Caroline Dowling
Johan Karlström
Shaun Kelly
Gillian L. Platt
Mary K. Rhinehart

CRH Notice and Proxy Statement 49

Compensation Discussion & Analysis

CRH Notice and Proxy Statement 50

Introduction
The CD&A describes:
•the Company’s executive compensation philosophy and programs;
•how our compensation programs support our long-term strategy and the long-term interests of our shareholders;
•the Compensation Committee’s decision-making processes; and
•information about the material elements of compensation that are paid, awarded to, or earned by our “Named Executive Officers” (“NEOs”).
Our NEOs consist of our Principal Executive Officer, our Principal Financial Officer, and the three other most highly compensated executive officers. Our NEOs for 2024 were:

Albert Manifold
Former Chief Executive Officer & Executive Director

Jim Mintern
Current Chief Executive Officer & Executive Director; Former Chief Financial Officer

Randy Lake
Chief Operating Officer

Peter Buckley
President, International Division

Nathan Creech
President, Americas Division
Mr. Lake, Mr. Buckley and Mr. Creech became NEOs during 2024 when the Company determined that it no longer qualified as an FPI and, effective January 1, 2025, is considered a U.S. domestic issuer under the Exchange Act.
Mr. Mintern was appointed Chief Executive Officer effective from January 1, 2025 in place of Mr. Manifold who retired as Chief Executive Officer and from the Board effective December 31, 2024.

CRH Notice and Proxy Statement 51

A Message from the Compensation Committee
Strong alignment between incentive outcomes and Company performance

Dear Shareholder,
As we reflect on 2024, we are proud of CRH’s strong performance and smooth transition to a primary listing on the NYSE and U.S. domestic issuer status. As members of the Compensation Committee (the “Compensation Committee” or, for the purposes of the CD&A, the “Committee”) we believe maintaining a compensation program that aligns execution of CRH’s strategic goals with shareholder value creation and emphasizing a pay-for-performance philosophy is a core component of CRH’s continued success. CRH remains focused on attracting, retaining and motivating highly talented executives that will help us capitalize on our U.S. transition, and we believe this priority is reflected both in CRH’s recent Chief Executive Officer succession and his go-forward compensation program.
During 2024, the Committee continued to implement the compensation policy approved by shareholders under UK governance norms at the 2022 AGM and which expired at the end of 2024 (the “2022 Policy”). The Board approved a new compensation framework effective January 1, 2025, which is summarized below. The Committee took a thoughtful approach to designing this new program considering relevant factors, including, addressing the competitive pay differential between CRH and the U.S. market and our primary performance peers; supporting executive transitions; retention in a competitive talent market; investor perspectives; and maintaining our emphasis on setting rigorous goals and rewarding strong performance.
Recognizing Strong Performance Outcomes for 2024
CRH delivered record financial performance in 2024 with growth in profits, margins and returns. This strong performance, which is also reflected in our stock price, is a testament to the effectiveness of CRH's customer-connected solutions strategy in propelling our business to the next level of growth and performance. Incentive outcomes for 2024 under the 2022 Policy-framed Annual Bonus Plan and Performance Share Plan awards reflect this strong performance against stretching targets set by the Committee.
Evolving our Compensation Program to U.S. Market and Peer Practices
In connection with CRH’s U.S. listing transition and leadership changes, the Committee, supported by third party advisors, conducted a detailed market assessment of pay levels and practices. This resulted in changes to the program including approving a new U.S.-focused compensation peer group and a revised relative performance peer group, increasing potential outcome levels to align with the U.S. compensation peer group, retaining our focus on a rigorous approach to target-setting, and making program design changes to appropriately reflect the U.S. market context. Full details on the 2025 compensation program can be found on page 56 of our CD&A.
Executing Key Leadership Transitions
As announced in September 2024, Jim Mintern succeeded Albert Manifold as Chief Executive Officer effective January 1, 2025. As part of the succession planning process, the Committee recognized that a well-designed compensation program was critical to ensuring Mr. Mintern be appropriately incentivized to lead CRH through its next chapter, and that his pay outcomes should be aligned with long-term value creation. Mr. Mintern’s new employment agreement - and the new 2025 compensation program more broadly - reflects the Committee’s consideration for the relevant factors detailed above. The Committee also spent meaningful time determining changes and actions to support retention of CRH’s full management team and to incentivize execution of CRH’s strategy, particularly in the context of the U.S. listing transition.
Engaging with our Shareholders
CRH’s Board, including the members of this Committee, maintains a proactive approach to shareholder engagement, enabling us to better understand investor perspectives and ensure their feedback is appropriately considered and reflected in CRH’s compensation program and other practices. Over the past year, CRH’s independent Board Chair reached out to shareholders representing 44% of CRH’s ordinary shares outstanding leading to engagement with shareholders representing approximately 26% of CRH’s ordinary shares outstanding, with the independent Board Chair participating in most of these engagements. During these conversations, the matters discussed included CRH’s evolving pay practices, intent to better align with U.S. market and peer standards, anticipated changes to the compensation and relative performance peer groups, and the Committee’s approach to target-setting and metric selection in our annual and long-term incentive plans. The shareholders with whom these engagements took place were supportive of the evolution of CRH’s compensation program and the actions taken related to succession planning more broadly.
New Equity Incentive Plan
In order for the Board to issue equity incentive awards under the new compensation framework, the Committee is recommending the Equity Incentive Plan to shareholders for approval under Proposal 4 on the 2025 AGM agenda. Further information on the Equity Incentive Plan is set out on pages 24 to 28.

CRH Notice and Proxy Statement 52

Conclusion
Thank you for your continued investment and confidence in CRH. We look forward to maintaining an open dialogue with you as we execute on our strategy and provide continued transparency on our Committee’s efforts.

Lamar McKay (Chair)
Richie Boucher
Caroline Dowling
Johan Karlström
Shaun Kelly
Gillian L. Platt
Mary K. Rhinehart

          , 2025

CRH Notice and Proxy Statement 53

Executive Summary1
2024 Performance Highlights

Revenues $35.6bn +2% (2023: $34.9bn) (2022: $32.7bn)	Net Income $3.5bn +15% (2023: $3.1bn) (2022: $3.9bn)	Adjusted EBITDA* $6.9bn +12% (2023: $6.2bn) (2022: $5.4bn)

Basic EPS Continuing Operations $5.06 +16% (2023: $4.36) (2022: $3.58)	Basic EPS Pre-impairment* $5.48 +18% (2023: $4.65) (2022: $3.58)	Dividend per share $1.40 +5% (2023: $1.33) (2022: $1.27)

CRH delivered another strong year of performance in 2024, with Net income 15% ahead of 2023 at $3.5 billion (2023: $3.1 billion) and Adjusted EBITDA* of $6.9 billion (2023: $6.2 billion) 12% ahead. CRH's basic earnings per share was 16% higher than 2023 at $5.06 (2023: $4.36). Basic earnings per share pre-impairment* was 18% higher than 2023 at $5.48 (2023: $4.65). In addition, CRH’s share price grew 34% from $69.16 per share on December 31, 2023 to $92.52 per share on December 31, 2024. CRH’s differentiated customer-connected solutions strategy, coupled with its ongoing focus on commercial and operational excellence, supported this record performance, while CRH’s strong cash generation and disciplined approach to capital allocation provides further opportunities to create value for all of its shareholders.
The total dividend per share for 2024 was increased by 5%. As part of our ongoing share buyback program, we repurchased approximately 15.9 million ordinary shares in 2024 (2023: 54.9 million) for a total consideration of $1.3 billion (2023: $3.0 billion). On November 7, 2024, the Company commenced a further tranche of $0.3 billion which completed on February 26, 2025 and the Board has extended the program with an additional $0.3 billion tranche to be completed no later than May 2, 2025. We will continue to assess our share buyback program throughout 2025, with further updates on a quarterly basis. The increase in our dividend and continuation of our share buyback program in 2024 demonstrates our confidence in the outlook for our business and our continued strong cash generation.
CRH is continuing to make progress on our sustainability ambitions, with an industry-leading target of a 30% reduction in absolute carbon emissions by 2030 and continued investment in innovative technologies. Further information on these and other initiatives in areas such as water, circularity and decarbonization, and our $250 million Venturing and Innovation Fund to support the development of sustainable solutions for our customers are set out in our 2024 Annual Report.
Summary of 2024 Compensation Outcomes
The Committee's approach to compensation and the metrics used in the compensation program to incentivize management reflect CRH’s focus on continuous business improvement, strong cash generation, efficient and disciplined capital allocation, and support the long-term performance of the Company, as further summarized on page 59. A summary of 2024 compensation for our NEOs is set out on page 71.
Base Salary
Salary increases for employees across CRH in 2024 were dependent on a range of factors specific to a region or business. For the NEOs, with the exception of Mr. Buckley who was appointed to his role and to the Global Leadership Team effective January 1, 2024, salary increases were in the range of 3.75% to 4.0% in recognition of their continued strong performance, contribution and leadership of CRH.
2024 Annual Bonus Plan
Reflecting CRH’s strong performance in 2024 underpinned by our customer-connected solutions strategy, the financial metrics for the Annual Bonus Plan, which accounted for 80% of the overall opportunity, were achieved at a level of 98.3%. The Committee also assessed that the performance of the NEOs against their non-financial strategic/personal targets, accounting for 20% of their potential opportunity under the Annual Bonus Plan, was at a level which warranted maximum payout (see page 61 for more details). The combined outcome for the 2024 Annual Bonus Plan was a payout level of 98.6% of maximum. 2
2022 Performance Share Plan Award
Performance Share Plan (“PSP”) awards were made to approximately 750 employees across the organization. The PSP awards made in 2022, which were subject to performance over the three-year period to December 31, 2024, have been assessed against the Cash Flow, RONA, Total Shareholder Return (TSR) and Sustainability & Diversity targets set by the Committee in 2022. Performance against these targets has resulted in a 98.75% of maximum vesting level. When reviewing performance against the targets, the Committee considered a number of adjustments consistent with best practice, for example, the impact of significant development activity.
The Committee is satisfied that the 98.75% vesting of the award is appropriate and that the value of these awards attributed to the increase in share price over the period is due to the Company’s underlying performance.
In line with the 2022 Policy, the awards for Mr. Manifold and Mr. Mintern are subject to an additional two-year holding period through March 2027.
1* Represents a non-GAAP measure. See the discussion within 'Reconciliation of Non-GAAP Figures' in Annex A.
2
CRH Notice and Proxy Statement 54

Overall Incentive Outcome
The Committee is satisfied that there is a very strong alignment between the incentive outcomes outlined above for 2024, which were based on significant performance against the stretching targets set by the Committee, and the performance of CRH. The Committee also took into account a number of factors, including feedback from other Committees in relation to matters such as safety performance and culture, whether any extraneous factors outside the control of management had unduly influenced the outcome, progress in relation to strategic objectives not captured by the financial measures used for compensation purposes, and the experience of key stakeholder groups (including employees). Based on this review, the Committee determined that no adjustment to incentive outcomes in respect of any of these matters was necessary.
In relation to safety performance specifically, the Committee considered input from the SESR Committee, which was satisfied that management was taking all appropriate actions to drive and embed the Group’s safety culture and expectations across the Group. In making this determination, the SESR Committee considered the regular updates it and the Board received from management on safety, including the key trends with regard to the Group’s safety performance and detailed briefings on the background to each fatality in 2024, including details of the feedback received from external investigations, and the actions being taken by management to move from mitigating against unanticipated behaviors to putting in place processes to reduce or eliminate safety risks (such as those associated with working from heights), irrespective of cost or inefficiencies.

2024 Compensation Snapshot
	Fixed	Performance-related Variable Compensation (ii)
NEO	Salary ($) (i)	Annual Bonus (% of Max)	2022 PSP Award (% of Max)
Albert Manifold, Former Chief Executive Officer	1,918,594	98.64%	98.75%
Jim Mintern, Current Chief Executive Officer; Former Chief Financial Officer	1,000,219	98.64%	98.75%
Randy Lake, Chief Operating Officer	1,521,520	98.64%	98.75%
Peter Buckley, President, International Division	876,244	98.64%	98.75%
Nathan Creech, President, Americas Division	1,170,000	98.64%	98.75%
(i)    The salaries for Mr. Manifold, Mr. Mintern and Mr. Buckley for 2024 were set and paid in euro and have been converted to U.S. Dollars using the average Bloomberg composite rate for 2024.
(ii)    The 2022 Policy, which applied to the performance-related outcomes for 2024, is constructed by reference to maximum rather than target performance outcomes.
Shareholder Engagement
We believe that it is important to maintain open dialogue, and engage regularly, with shareholders on all aspects of our compensation program. This includes engagement both before and, where relevant, after votes on compensation at AGMs to understand shareholders’ perspectives on our policies and practices.
Through shareholder engagement we are able to discuss key details of the executive compensation program while better understanding investor perspectives and hearing direct feedback. This dialogue helps inform our decision-making considerations, which has been helpful as we align our program to U.S. market practices.
As noted above, since our 2024 AGM, we reached out to shareholders representing 44% of our ordinary shares outstanding leading to engagement with shareholders representing 26% of our ordinary shares outstanding. Our Board Chair, Richie Boucher, who also serves as a member of the Committee, participated in most of these engagements.
During these meetings we discussed our current compensation program as well as the anticipated enhancements to our go-forward compensation framework. These discussions included the process the Committee undertook in evaluating our compensation program relative to the market and peers and the rationale for the planned changes. Shareholders generally understood and were supportive, sharing our view that they are necessary to support the attraction and retention of talent as we transition to U.S. domestic issuer status.
Program changes we discussed with shareholders included:
• Modifying peer group to incorporate greater emphasis on U.S. companies;
• Adjusting pay levels to align with U.S. peers;
• Refining existing metrics and adjusting weightings;
• Enhancing goal setting to drive continued value creation;
• Introducing RSUs into the long-term program; and
• Increasing share ownership guidelines to drive shareholder alignment.
Additionally, some shareholders expressed interest and continued focus in the following areas:
• Disclosure in relation to the metric selection process – specifically any changes made in connection with our U.S. transition;
• The mix between PSUs and RSUs and disclosure of performance targets; and
• The inclusion of sustainability-oriented metrics in the incentive plans.
We also discussed changes that were under consideration for our non-management Director compensation program, including simplifying the cash element, introducing an equity element, implementing share ownership guidelines and aligning total fees for independent Directors with the U.S. market.

CRH Notice and Proxy Statement 55

2025 Compensation Program Design
In connection with our U.S. listing transition and announced leadership changes, the Committee conducted a detailed market assessment of pay levels and practices, resulting in the following key actions:
•Approved a new U.S.-focused executive compensation peer group and a new U.S.-focused performance peer group;
•Adjusted pay levels to align with U.S. peers;
•Retained focus on rigorous approach to target-setting; and
•Implemented program design changes to appropriately reflect U.S. market context.
Compensation program design changes made for 2025 are outlined in the table below and are intended to be consistent with our philosophy that CRH’s pay structures are fair, responsible and competitive, in order for CRH to attract and retain executives of the caliber necessary for it to compete in all of its markets. As previewed in our engagement with shareholders, the Committee sought to maintain the strong pay-for-performance alignment of our executive compensation programs by tying a substantial majority of executive compensation to key operational and strategic achievements and stock price performance.

Summary of Compensation Program Design Changes for 2025
Element	2024 Program Design	2025 Program Design	Notable Changes for Fiscal 2025

Annual Bonus	•30% Operating Cash Flow •25% EPS •25% RONA •20% Personal/Strategic	•30% Operating Cash Flow •30% EPS •20% RONA •20% Sustainability/Strategic
•Weightings for financial metrics re-balanced
•Included a Sustainability/Strategic component which measures performance against environmental and people initiatives, that were previously measured in individual performance assessments or CRH’s PSP program
•In line with U.S. market practice, no deferral element reflecting the increased focus on long-term incentive awards and higher shareholding guidelines

PSUs	Award 100% PSPs based on: •45% Cash Flow •20% RONA •20% Relative TSR •15% Sustainability Scorecard •3-Year Cliff Vest	Award 60% PSUs based on: •50% Cash Flow •25% RONA •25% Relative TSR •3-Year Cliff Vest
•Market-competitive PSU design focused on long-term priorities and aligned with U.S. market practice, with payouts based entirely on objective financial and relative TSR performance
•Increased weightings for Cash Flow, RONA and Relative TSR
•Environmental and people goals now included in the Sustainability/Strategic component of the Annual Bonus
•Updated peer group for relative TSR comprised of 18 key industry peers (see “Performance Peer Group” on page 67)

RSUs		Award 40% RSUs: •3-Year Ratable Vest	•Introduced RSUs to long-term program in line with common practice among our compensation peers and to encourage retention

Incentive Payouts	For Annual Bonus Payout/PSP Vesting: •Max: 100%/100% •Target: 50%/(i) •Threshold: 0%/25%	For Annual Bonus and PSUs: •Max: 200% •Target: 100% •Threshold: 50%
•Shifted from prior practice of denominating goals as a % of maximum achievement to U.S.-market practice reflecting % of target
•Performance targets allow for above-target payouts if CRH outperforms its goals and peers, and below-target payouts if CRH underperforms its goals and peers

(i)    Current construction of PSP provides for vesting on a straight line basis between threshold and maximum payout, with no defined "target" payout for performance.
“Say-on-Pay” Results
The table below summarizes the advisory vote on the “Say-on-Pay” resolution at the 2024 AGM in relation to the compensation paid to the Directors of CRH plc and the vote on the 2022 Policy approved by shareholders at the 2022 AGM. As disclosed in last year’s Proxy Statement, the 2022 Policy, which reflects the governance norms that apply to companies with a primary listing on the LSE, was approved for a three-year period. The Committee, therefore, determined that the 2022 Policy, a copy of which is available on the CRH website and was included in the 2021 Annual Report on Form 20-F, should remain in operation until the end of 2024. Details of the Board-approved compensation framework that will apply from January 1, 2025 are included in this CD&A.

Compensation-related Votes
	Year of AGM	% in Favor	% Against	% of Issued Share Capital Voted
Directors’ Compensation Report (“Say-on-Pay”)(i)	2024	97%	3%	68%
Directors’ Compensation Policy	2022	90%	10%	70%
(i) The “Say-on-Pay” vote was conducted under the rules/requirements applicable to an FPI and covered only the compensation of the Chief Executive Officer and Chief Financial Officer, who were deemed to be CRH’s NEOs for fiscal 2023.
Leadership Changes
Jim Mintern was appointed Chief Executive Officer effective January 1, 2025. Mr. Mintern’s compensation was set considering both his promotion and the Committee’s broader assessment of market and peer practices and the changes to our compensation program. Pursuant to a new employment agreement entered into in connection with his appointment as our Chief Executive Officer, Mr. Mintern’s 2025 base salary will be $1,750,000 and he will be eligible to receive a target annual bonus opportunity equal to 150% of his base salary, with a maximum opportunity equal to 200% of target. He will also receive annual equity incentives with a total target grant date fair value of 585% of his base salary, granted 60% in the form of PSUs and 40% in the form of RSUs. Consistent with long-standing Company practices, Mr. Mintern will also receive a monthly taxable pension cash adjustment equal to 10% of base salary and is eligible to participate in employee benefit plans and programs consistent with those generally provided to similarly-situated executives.
Albert Manifold retired as Chief Executive Officer and from the Board effective December 31, 2024. In accordance with his existing service agreement, Mr. Manifold will continue as an employee of the Company for one year until his retirement on December 31, 2025. He entered into a letter agreement with respect to certain transition and compensation arrangements related to his retirement pursuant to which, and in line with the normal treatment and default provisions of the 2022 Policy, Mr. Manifold’s (i) awards under CRH’s PSP for the 2022-2024 and 2023-2025 performance periods will remain eligible to vest without proration based on the achievement of actual performance following the end of the applicable performance periods and (ii) deferred shares will accelerate effective as of December 31, 2025.
CRH Notice and Proxy Statement 56

Executive Compensation Philosophy and Objectives
Our aim is to make sure that CRH’s pay structures are fair, responsible and competitive, in order for CRH to attract and retain executives of the caliber necessary for it to compete in all of its markets.
Our compensation structures are designed to drive performance and link reward to the responsibilities and individual contribution of executives, while at the same time reflecting the risk policies of the Company. It is our policy to grant participation in the Company’s performance-related plans or equity-based incentives to key management to encourage alignment with shareholders’ interests and to create a community of common interest among different regions and nationalities.
We also seek to ensure that our compensation structures take into account the views of other stakeholders and evolving best practice. In particular, the Committee has oversight of compensation policy across CRH and endeavors to keep the structure of compensation consistent across the Company, given CRH's international footprint. In general, total compensation is more variable (and, in particular, weighted towards long-term performance) for roles with greater levels of responsibility and scope.
The Committee also takes into consideration the compensation practices of other international companies of similar size and scope and trends in executive compensation generally, in each of the regions in which the Company operates and competes for executive talent. In formulating the proposals for the new compensation framework, the Committee used a new executive compensation peer group, which was developed in line with U.S. market best practice and is detailed on page 66.
We are mindful of managing any conflicts of interest. The Committee approves the compensation of the Chief Executive Officer and the executive officers. The Committee also sets the compensation for the non-management Directors, within the limits approved by shareholders.
Compensation Principles
Our executive compensation programs are designed to align the interests of our NEOs with our shareholders, underpinned by the following core principles:

Core Principles of our Compensation Arrangements

Alignment with Business Strategy
•Reward and motivate executives to perform in the long-term interests of shareholders;
•Foster entrepreneurship within the Company by rewarding the creation of shareholder value through organic and acquisitive growth;
•Provide a blend of fixed and variable compensation and short and long-term incentives linked to the delivery of key business goals over the short and long-term which are critical for the execution of the Company’s strategy; and
•Reflect the risk policies and appetite of the Company.

Pay for Performance
•Ensure that there is appropriate alignment between pay and performance by delivering a significant amount of total compensation through variable short and long-term incentives linked to the delivery of key business objectives.

Shareholder Alignment
•Ensure the alignment of executive and shareholders’ interests through stock-based incentive awards linked to the delivery of key strategic objectives and the creation of shareholder value. Our executive officers are also subject to share ownership guidelines.

Market Pay Competitiveness	•Ensure that compensation is market competitive, with regard to the size and complexity of CRH and the markets in which we operate, enabling the Company to recruit and retain talented executives.
CRH Notice and Proxy Statement 57

Strong Compensation Governance (What We Do/What We Don’t Do)
Our compensation programs incorporate best practices that we believe drive performance, while mitigating risk and aligning the interests of our executives with those of our shareholders. The table below highlights the key features of our compensation practices.

Compensation Governance
What We Do

✔	Tie pay to performance by ensuring that a significant portion of NEO compensation is variable and performance-based

✔	Set challenging financial targets for incentive awards taking into consideration our business strategy, operating goals and the macro-environment

✔	Apply a market-based approach for determining target compensation

✔	Utilize performance-based awards as a primary element of our long-term incentives

✔	Require substantial share ownership under our share ownership guidelines for NEOs and non-management Directors

✔	Engage in risk mitigation by including balanced performance metrics in our compensation programs, clawback provisions and oversight to identify risk

✔	Prohibit transactions by our Directors and executive officers intended to hedge or offset the market value of CRH stock owned by them or pledging shares

✔	✓ Maintain a robust clawback policy providing for the right to cancel or recoup incentive compensation in the event of financial restatements

✔	✓ Engage in ongoing dialogue with shareholders related to executive compensation matters and consider the feedback received

What We Don’t Do
Provide excessive benefits or perquisites

Permit repricing of stock options or awards without shareholder approval

Provide excessive change of control benefits. Our NEOs’ compensatory arrangements do not provide for:
–automatic “single-trigger” vesting on long-term incentive awards;
–enhanced cash severance or similar change of control benefits, other than reasonable enhancements for our Chief Executive Officer; or
–tax gross-ups

No resetting of financial targets established at the beginning of a performance period, other than adjustments to preserve the value of the incentive

No guaranteed bonuses or uncapped incentive award opportunities for NEOs

No payment of dividends or dividend equivalents on equity awards unless and until underlying awards vest

CRH Notice and Proxy Statement 58

2024 Overview of Pay Elements and Alignment to Strategy
The following table summarizes the key compensation elements of our NEOs in 2024. A significant portion of the NEOs’ compensation is linked to the delivery of key business goals over the short and long-term which are critical to the execution of the Company’s strategy and the creation of shareholder value. In particular, in light of the criticality of Cash Flow and RONA to our Company’s strategy, we measure and incentivize the achievement of these metrics both annually and on a long-term basis through our annual bonus and performance share plans.
Each element of the NEOs’ packages is described in detail in the section titled “How We Implemented the Compensation Policy in Respect of 2024” on page 61.

Pay Element	Delivery	Purpose	2024 Performance Measures	Further Details/Alignment with Strategy
Fixed
	Cash, fixed amount paid on a monthly basis	Market competitive salary helps to attract and retain key talent	_	Reviewed annually in light of individual performance, level of responsibility, knowledge and experience, competitive market compensation practice, and pay and conditions elsewhere in the Company
Variable (At Risk)
Annual Bonus Plan
Mixture of cash and equity-based awards:
•66.7% of earned bonus paid in cash for the Chief Executive Officer and Chief Financial Officer and 75% for the other NEOs
•33.3% of earned bonus deferred into CRH shares for a period of three years for the Chief Executive Officer and Chief Financial Officer and 25% for the other NEOs
		Reward the creation of shareholder value through operational excellence and organic and acquisitive growth. The Annual Bonus Plan incentivizes NEOs to deliver Company and individual goals that support long-term value creation	EPS (25%)	EPS is a measure of underlying profitability
			Cash Flow (30%)	Cash flow is a measure of CRH’s ability to generate cash to fund organic and acquisitive growth and provide returns to our shareholders via dividends and share buybacks
			RONA (25%)	RONA is a measure of CRH's ability to create value through excellence in operational performance
			Personal/Strategic Objectives (20%)	Personal/strategic objectives enable a focus on specific factors aligned with CRH's short- and medium-term strategic objectives that promote long-term success

Performance Share Plan
Equity-based awards:
•Three-year cliff vest based on achievement of selected performance metrics
•Additional two-year holding requirement for Mr. Manifold and Mr. Mintern, who were Executive Directors in 2024

Align the interests of key management across different regions and nationalities with those of shareholders through an interest in CRH shares and by incentivizing the achievement of long-term performance goals
			Cash Flow (45%)	Cash flow is a measure of CRH’s ability to generate cash to fund organic and acquisitive growth and provide returns to our shareholders via dividends and share buybacks
			RONA (20%)	RONA is a measure of CRH's ability to create value through excellence in operational performance
			TSR (20%)	TSR is a measure of shareholder return on investment in CRH and is measured relative to our peers
			Sustainability Scorecard (15%)	Sustainability is deeply embedded in all aspects of CRH's strategy and business model. We recognize the importance of decarbonization in addressing the challenges of climate change and we are fully committed to achieving our ambition to be a net-zero business by 2050. We also believe that our integrated model of value-added products and innovative solutions strategy has a key part to play in the delivery of a more resilient built environment and a more sustainable future. Furthermore, we consider that further empowering, engaging and developing employees to high performance will positively contribute to growing shareholder value over the longer term

CRH Notice and Proxy Statement 59

The Role of Individual Performance
Individual performance informs the decision-making in relation to NEO base salaries, as well as the outcome of that element of the annual bonus linked to the achievement of personal goals. The Committee considered the following achievements and accomplishments of the NEOs in 2024:

Individual Performance
Name	Position	Achievements/Accomplishments in 2024

Albert Manifold	Former Chief Executive Officer and Executive Director
•Supporting and driving CRH’s customer-connected solutions strategy by demonstrating how internal collaboration, innovation, technology and entrepreneurial empowerment, along with commercial and operational programs, combine to deliver solutions to customers and commercial advantage to CRH;
•Working closely with the Board on the design and operation of the Chief Executive Officer succession process and the processes for senior management succession and development generally; and
•Leading the successful transition of CRH’s primary listing to the NYSE, supporting and driving delivery against all technical requirements to support the transition and the general understanding of the CRH story by U.S. investors and analysts.

Jim Mintern	Current Chief Executive Officer and Executive Director and former Chief Financial Officer
•Supporting and enabling the development of a growth mindset and driving performance to achieve sustainable growth and increased value for shareholders;
•Leading the successful transition of CRH’s primary listing to the NYSE, supporting and driving delivery against all technical requirements to support the transition and the general understanding of the CRH story by U.S. investors and analysts; and
•Implementing all necessary changes to CRH’s internal structures to support the transition of CRH’s primary listing to the NYSE and the migration to a quarterly earnings reporting cadence.

Randy Lake Peter Buckley Nathan Creech	Chief Operating Officer President, International Division President, Americas Division
•Supporting and driving CRH’s customer-connected solutions strategy by demonstrating how internal collaboration, innovation, technology and entrepreneurial empowerment, along with commercial and operational programs, combine to deliver solutions to customers and commercial advantage to CRH;
•Supporting and enabling the development of a growth mindset and driving performance to achieve sustainable growth and increased value for shareholders; and
•Working closely with other management colleagues to support the processes for senior management succession and development generally.

CRH Notice and Proxy Statement 60

How We Implemented the Compensation Policy in Respect of 2024
Base Salary
Base salaries of the NEOs are set taking into account:
•the size and scope of the NEO’s role and responsibilities;
•the individual’s skills, experience and performance;
•salary levels at listed companies of a similar size and complexity to CRH and other international construction and building materials companies; and
•pay and conditions elsewhere in the Company.
Base salary is normally reviewed annually with changes generally effective on January 1, although the Board or the Committee may make an out-of-cycle increase if considered to be appropriate.
Salary increases for employees across CRH in 2024 were dependent on a range of factors specific to a region or business. For the NEOs, salary increases ranged from 3.75% to 4.0% (with the exception of Mr. Buckley whose salary was set at a level which reflected his new role as a Divisional President effective January 1, 2024) in recognition of their continued strong performance, contribution and leadership of CRH.
The following table outlines the annual base salary of the NEOs in 2024 and 2023, as well as the year-over-year percentage increase in base salary.

Year-over-year change in base salary
Name	Position	2024 Salary ($)	2023 Salary ($)	Percentage Increase (i)
Albert Manifold	Former Chief Executive Officer	1,918,594	1,848,196	3.75%
Jim Mintern	Current Chief Executive Officer, Former Chief Financial Officer	1,000,219	963,518	3.75%
Randy Lake	Chief Operating Officer	1,521,520	1,463,000	4.00%
Peter Buckley (ii)	President, International Division	876,244	—	—
Nathan Creech	President, Americas Division	1,170,000	1,125,000	4.00%
(i)     The salaries for Mr. Manifold, Mr. Mintern and Mr. Buckley are set and paid in euro and have been converted to U.S. Dollars using the average Bloomberg composite rate for the applicable year. The percentage increase noted above is the euro percentage increase.
(ii)     Appointed to his current role and to CRH’s Global Leadership Team with effect from January 1, 2024.
Annual Bonus Plan 1
CRH’s Annual Bonus Plan is designed to reward the creation of shareholder value through operational excellence and organic and acquisitive growth. The plan incentivizes the NEOs to deliver Company and individual goals that support long-term value creation. A portion of the bonus, 33% of the earned bonus for Mr. Manifold and Mr. Mintern, and 25% of the earned bonus for Mr. Lake, Mr. Buckley and Mr. Creech, is structured as a conditional share award under the 2014 Deferred Share Bonus Plan (the “2014 DSBP”) that will ordinarily be subject to a holding period for three years from grant. This structure further links the value of the NEOs’ reward with the long-term performance of the CRH share price and aligns the interests of the NEOs with those of shareholders.
At the beginning of each year, the Committee determines the threshold, target and maximum bonus payable for each NEO, together with the applicable performance metrics.
CRH’s Annual Bonus Plan for 2024 was based on a combination of financial targets and personal/strategic goals. The metrics for target payout, which is up to a maximum of 50% of the total annual bonus opportunity, are based on targets extracted from the 2024 budget set by the Board in respect of each metric. The threshold level for bonus payouts in 2024 was for the achievement of 92.5% of target, whereas maximum payout is achieved for stretch performance of 107.5% of target. The relative weighting of the components of the 2024 plan is set out on page 62.
When setting the targets for the Annual Bonus Plan, the Committee makes assumptions regarding exchange rates and development activity. The Committee also compares the proposed targets to the outcomes for the previous year to ensure that the targets are sufficiently rigorous. The metrics in the plan are influenced by the economic cycle and other factors, such as ongoing portfolio management, government infrastructure spending programs and items outside of management's control which may not continue into the next financial year.
When reviewing performance against the Annual Bonus Plan, the Committee typically makes a number of routine adjustments to the financial targets, for example, to reflect significant development activity.
The financial targets for the 2024 Annual Bonus Plan, which represent 80% of the potential bonus opportunity, were set in early 2024.
Reflecting the strong performance in 2024 underpinned by CRH’s customer-connected solutions strategy, the financial metrics for the Annual Bonus Plan, which accounted for 80% of the overall opportunity, were achieved at a level of 98.3%. The Committee assessed that the performance of the NEOs against their non-financial strategic/personal targets, accounting for 20% of their potential opportunity under the Annual Bonus Plan, was at a level which warranted a maximum payout. The combined payout level was 98.6% of maximum.
In determining this outcome, the Committee also took into account a number of factors, including, feedback from other Committees in relation to matters such as safety performance and culture, whether any extraneous factors outside the control of management had unduly influenced the outcome, progress in relation to strategic objectives not captured by the financial measures used for compensation purposes, and the experience of key stakeholder groups (including employees). The Committee concluded that there was no requirement to use its discretion to adjust incentive outcomes in respect of any of these matters.
Annual bonus awards are subject to “malus” and clawback provisions for three years from the date of payment (cash awards) or grant (deferred awards).
1
CRH Notice and Proxy Statement 61

2024 Annual Bonus Plan – Targets & Achievement
		2024 Targets – Performance needed for payout at (i) (ii)
Measure	Weighting (% of total bonus)	Threshold	Target	Maximum	2024 Performance Achieved (iii)	Percentage of Maximum Awarded
CRH EPS (iii)	25%	404c	437c	470c	523c	25.00%
CRH Cash Flow (iii)	30%	$3.50bn	$3.79bn	$4.07bn	$4.04bn	28.64%
CRH RONA (iii)	25%	12.1%	13.1%	14.0%	14.4%	25.00%
Personal/Strategic	20%				See page 60	20.00%
Total	100%					98.64%
(i)    0% of each element is earned at threshold, 50% at target and 100% at maximum, with a straight-line payout schedule between these points.
(ii)    Targets have been adjusted to reflect major development activity.
(iii)    For the purposes of the Annual Bonus Plan, the EPS, Cash Flow and RONA outcomes in the table above differ from those disclosed elsewhere in this Notice of
    Meeting and Proxy Statement and the 2024 Annual Report as the outturn achieved for 2024 excluded exceptional items which are not expected to recur such as non-cash impairment. Operating Cash Flow and RONA have been defined as reported internally. Operating Cash Flow as reported internally is calculated after deducting cash outflows on the purchase of property, plant and equipment (PP&E), adding net proceeds from the disposal of PP&E, and before deducting interest and tax payments. RONA as reported internally reflects seasonality and the timing impact of development activity.

The table below outlines the target bonus opportunity, the maximum bonus payable under the Annual Bonus Plan and the actual bonus paid to each NEO based on 2024 company and individual performance.

2024 Annual Bonus Plan – Payout
Name		Base Salary (i) ($)	Target Bonus % of Salary	Target Bonus Amount ($)	Maximum Potential Bonus ($)	Actual Bonus Earned Based on 2024 Performance (ii)
	Position					Total ($)	Cash Element ($)	Deferred Shares ($)
Albert Manifold	Former Chief Executive Officer	1,918,594	112.5%	2,158,418	4,316,837	4,258,128	2,838,752	1,419,376
Jim Mintern	Current Chief Executive Officer, Former Chief Financial Officer	1,000,219	100.0%	1,000,219	2,000,438	1,973,232	1,315,488	657,744
Randy Lake	Chief Operating Officer	1,521,520	100.0%	1,521,520	3,043,040	3,001,655	2,251,241	750,414
Peter Buckley	President, International Division	876,244	87.5%	766,714	1,533,427	1,512,572	1,134,429	378,143
Nathan Creech	President, Americas Division	1,170,000	87.5%	1,023,750	2,047,500	2,019,654	1,514,741	504,914
(i)    The salaries for Mr. Manifold, Mr. Mintern and Mr. Buckley were set and paid in euro in 2024 and have been converted to U.S. Dollar using the average Bloomberg composite rate for 2024.
(ii)    33% of the earned bonus for Mr. Manifold and Mr. Mintern, and 25% of the earned bonus for Mr. Lake, Mr. Buckley and Mr. Creech, is structured as a conditional share award under the 2014 DSBP that will ordinarily be subject to a holding period for three years from grant.

Performance Share Plan Awards
The purpose and goal of our long-term equity incentive compensation program (the “2014 Performance Share Plan”) is to align the interests of the NEOs (and key management across different regions and nationalities) with those of shareholders through an interest in CRH shares by incentivizing the achievement of long-term performance goals. Awards (in the form of conditional share awards) normally vest based on performance over a period of not less than three years. Consistent with the 2022 Policy, the PSP awards granted to executive Directors are subject to an additional holding period ending on the fifth anniversary of the grant date.
2024 Awards
In March 2024, the Company granted PSP awards under the 2014 Performance Share Plan to each of the NEOs. The PSP awards provide each NEO with the right to receive CRH shares, subject to the fulfillment of certain market, performance and service conditions over the applicable vesting period. The performance conditions are designed to drive long-term shareholder value and consist of cumulative Cash Flow performance, TSR, RONA performance and certain sustainability goals, with the cumulative Cash Flow and RONA performance conditions being set by reference to CRH’s Strategic Plan. Each performance condition is measured over a three-year performance period ending on December 31, 2026, with performance determined by the Committee following completion of the performance period. The PSP awards vest on the third anniversary of the grant date, with the actual vesting percentage ranging from 0 to 100% based upon actual achievement of the performance conditions as further described below. The performance conditions have been structured to encourage high levels of performance, with payout dependent on performance relative to CRH’s Strategic Plan (in the case of the Cash Flow and RONA performance conditions) and the upper quartile of performance relative to the Company’s peer group (in the case of TSR). The payout percentage for each performance condition is interpolated for performance between the minimum threshold and maximum level of performance. The specific targets for the cumulative Cash Flow and RONA metrics have not been disclosed on the basis that they are competitively sensitive and disclosure would result in competitive harm.

CRH Notice and Proxy Statement 62

2024 PSP Awards – Structure
Measures	Weighting	Below Threshold Performance (0% payout)	Threshold Level of Performance (25% payout)	Target/Maximum Level of Performance (100% payout)
Cumulative Cash Flow performance (i)	45%	<92.5% of plan	92.5% of plan	> 107.5% of plan
TSR performance (ii)	20%	< Median	Median	Upper quartile
RONA performance (iii)	20%	<92.5% of plan	92.5% of plan	> 107.5% of plan
Sustainability Scorecard performance	15%	Based on quantitative and qualitative assessment by the Compensation Committee. The Sustainability Scorecard includes goals related to the Company’s development and implementation of a strategy to reduce Scope 1 and Scope 2 CO2 emissions by 2030, relative revenue from products with enhanced sustainability attributes and employee engagement levels, which will be assessed by the Compensation Committee utilizing qualitative and quantitative criteria, as applicable.
(i)    Cumulative Cash Flow is defined as net increase (decrease) in cash and cash equivalents, as reported under IFRS, adjusted to exclude:
•Dividends paid/received;
•Acquisition/investment expenditure;
•Proceeds from divestitures/disposals;
•Movements in working capital and other;
•Share purchases/issues (scrip dividend, share options/payment expense);
•Financing cash flows (new loans, debt repayments, other); and
•Foreign exchange translation.
The Committee determined that it is appropriate to make these adjustments in order to remove items that it believes do not reflect the quality of management's operational performance or are largely outside of the Company's control. The Committee also retains the discretion to make further adjustments, for example, as a result of significant development activity during the performance period or a significant underspend or delay in budgeted capital expenditure, both ordinary and extraordinary.
(ii) The methodology for calculating TSR assumes all dividends are reinvested on the ex-dividend date at the closing price on that day; the open and close price is based on the three-month average closing price on the last day before the start of the performance period and the final day of the performance period respectively. The peer group used to assess TSR performance for the 2024 PSP awards is set out on page 65.
(iii)     RONA is a key measure used by management to assess investment opportunities and to run the business. RONA, which is defined as reported internally and differs from the RONA reported elsewhere in this Notice of Meeting and Proxy Statement and the 2024 Annual Report as it is based on financial reporting under IFRS, is a pre-impairment measure and reflects seasonality.
(iv) Awards, to the extent that they vest, will be adjusted to accrue dividend equivalents based on dividends declared and paid in the period from the date of grant to the date of vesting. “Malus” and clawback provisions apply to the awards.

2024 PSP Awards to NEOs
Name	Position	Base Salary ($) (i)	Target as a % of salary (ii)	Target Amount ($)	Date of Grant	No. of Shares (iii)
Albert Manifold	Former Chief Executive Officer	1,918,594	91.25%	1,750,717	April 2, 2024	83,384
Jim Mintern	Current Chief Executive Officer, Former Chief Financial Officer	1,000,219	62.50%	625,137	April 2, 2024	29,774
Randy Lake	Chief Operating Officer	1,521,520	58.50%	874,680	April 2, 2024	41,458
Peter Buckley	President, International Division	876,244	53.89%	469,187	April 2, 2024	22,239
Nathan Creech	President, Americas Division	1,170,000	65.45%	760,902	April 2, 2024	36,066
(i)    The salaries for Mr. Manifold, Mr. Mintern and Mr. Buckley were set and paid in euro in 2024 and have been converted to U.S. Dollars using the average Bloomberg composite rate for 2024. These awards are also reflected in the Summary Compensation table on page 71 and the Grants of Plan-Based Awards table on page 73.
(ii)    The current construction of the PSP provides for vesting on a straight line basis between threshold and maximum payout. Consequently, as there is no defined "target" payout or performance, the threshold amount has been reflected in this table.
(iii)    Number of shares reported at maximum and calculated based on the market price per share on the date of grant ($84.39).
2022 PSP Award – Performance Assessed 2024
The PSP awards made in 2022, which were subject to performance over the three-year period to December 31, 2024, have been assessed against the Cash Flow, RONA, TSR and Sustainability & Diversity targets set by the Committee in 2022. Performance against these targets has resulted in a 98.75% vesting level (see table on page 64 for more details). When reviewing performance against the targets, the Committee considered a number of adjustments consistent with best practice, for example, the impact of significant development activity.
The Committee is satisfied that the 98.75% vesting of the award is appropriate and that the value of these awards attributed to the increase in share price over the period is due to the Company’s underlying performance.
In line with the 2022 Policy, the awards for Mr. Manifold and Mr. Mintern are subject to an additional two-year holding period through March 2027.
Overall Incentive Outcome
The Committee is satisfied that there is a very strong alignment between the incentive outcomes outlined above for 2024 and the performance of the Company. The Committee also took into account a number of factors, including, feedback from other Board Committees in relation to matters such as safety performance and culture, whether any extraneous factors outside the control of management had unduly influenced the outcome and progress in relation to strategic objectives not captured by the financial measures used for compensation purposes. The Committee concluded that there was no requirement to use its discretion to adjust incentive outcomes in respect of any of these matters.
CRH Notice and Proxy Statement 63

2022 Performance Share Plan Award Metrics

Cumulative Cash Flow
(45% of award) (i)
Vesting Level
100%
25%
0%
Vesting (% of element)
$7.1bn
$8.2bn
$9.5bn
Element vested at 100% (iv)

TSR vs. tailored peer group
(20% of award) (ii)
Vesting Level
100%
25%
0%
Vesting (% of element)
Median
Upper Quartile
Element vested at 100% (iv)

RONA (2024)
(20% of award) (iii)
Vesting Level
100%
25%
0%
Vesting (% of element)
11.2%
13.0%
13.8%
Element vested at 100% (iv)

Sustainability & Diversity (15% of award)

Measure	Baseline	Threshold (25% vesting)	Stretch (100% vesting)	Performance Achieved	Vesting Outcome
5% - Driving to Carbon Neutrality

•Delivery of roadmap for target of 25% emissions reduction by 2030	33.7mt of CO2	This element is based on a qualitative assessment by the Committee (and feedback from the SESR Committee) in relation to the development and implementation of a strategy to meet this ambition.		Following consideration and discussion with management, the SESR Committee recommended to the Compensation Committee that this element should vest in full in the context of the progress made on the delivery of CRH’s 2023 decarbonization roadmap.	100%
•Embedding sustainability programs in relevant operating companies:
◦for waste management (1/3)	95%	96%	98%	98%	100%
◦for biodiversity (1/3)	91%	92%	94%	94%	100%
◦for water management (1/3)	80%	81%	91%	96%	100%
5% - Progress Toward a Net Zero Built Environment
•Revenue from Products with Enhanced Sustainability Attributes	46%	47%	49%	49%	100%
5% - Creating an Inclusive & Diverse Company
•Representation of Women in Senior Management	14%	16%	19%	20%	100%
•Improvement in Inclusion Assessment	68	70	73	71	50%
(i)    Further information on how Cash Flow is calculated for PSP awards is set out on page 63.
(ii)    The methodology for calculating TSR assumes all dividends are reinvested on the ex-dividend date at the closing price on that day; the open and close price is based on the three-month average closing price on the last day before the start of the performance period and the final day of the performance period respectively. For the 2022 awards, TSR performance is assessed on a weighted market capitalization basis. The peer group used to assess TSR performance for the 2022 PSP awards is set out on page 65.
(iii)    For the purposes of the 2022 awards, RONA is defined as reported internally and differs from the RONA reported elsewhere in this Notice of Meeting and Proxy Statement and the 2024 Annual Report as it is based on financial reporting under IFRS, is a pre-impairment measure, reflects seasonality and the outcome incorporates the timing impact of significant development activity.
(iv)    For the purposes of the 2022 awards, the cumulative cash flow for the three years to end December 31, 2023 was $9.5 billion based on financial reporting under IFRS. TSR performance was in the top quartile against the tailored peer group. RONA at December 31, 2024 was 13.8%.

2022 Performance Share Plan Awards – Vesting Details
Name	Interests Held	Vesting Outcome (% of Max)	Interests Due to Vest	Date of Vesting	Assumed Share Price ($)(i)	Estimated Value ($)
Albert Manifold	172,778	98.75%	170,618	March 2027	92.52	15,785,577
Jim Mintern	61,695	98.75%	60,924	March 2027	92.52	5,636,688
Randy Lake	88,883	98.75%	87,773	March 2025	92.52	8,120,758
Peter Buckley	27,623	98.75%	27,278	March 2025	92.52	2,523,760
Nathan Creech	53,829	98.75%	53,157	March 2025	92.52	4,918,086
(i)    The awards for Mr. Manifold and Mr. Mintern, which includes the current value of dividend equivalents accrued in the period from the date of grant to December 31, 2024, are subject to a further two-year holding period through 2027. For the purposes of this table, the value of these awards has been estimated using a share price of $92.52 being the closing share price of our ordinary shares on December 31, 2024.
CRH Notice and Proxy Statement 64

2024 Compensation Decision Process
Compensation Committee
The Committee consists of seven non-management Directors considered by the Board to be independent under applicable NYSE standards. They bring a range of experience of large organizations and public companies, including experience in the area of senior executive compensation, to enable the Committee to fulfill its role. Their biographical details are set out on pages 14 to 19.
The Committee operates under an agreed charter, a copy of which is available on the CRH website (www.crh.com), and its main focus is to:
•review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating his or her performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s compensation levels and outcomes;
•review and approve the compensation and incentive compensation and equity-based plans for executive officers; and
•approve the design of, and determine the financial and non-financial targets for, any short-term performance-related pay schemes operated by the Company and approve the total annual payments made under such schemes. The Committee shall additionally review the design of all long-term share incentive plans for approval by the Board and shareholders, as applicable.
In addition, the Committee oversees the preparation of this CD&A.
In considering compensation levels for NEOs particularly, the Compensation Committee takes into account compensation trends across the Company, which has a diverse range of operations in 28 countries, in geographic regions which are often at different stages in the economic cycle. The Committee also takes into consideration feedback which the Company solicits and receives from shareholders in relation to executive compensation and receives advice and recommendations from other Board Committees in relation to matters within the remit of these Committees which are relevant to compensation considerations.
Compensation Consultants
In 2024, Semler Brossy Consulting Group LLC (“Semler Brossy”) acted as the Committee's appointed independent compensation consultant and did not provide any other services to CRH. The Committee has satisfied itself that Semler Brossy is independent under the factors set forth in the NYSE rules for compensation committee advisors and that Semler Brossy does not have connections with the Company that may impair its independence. During 2024, Semler Brossy provided the following compensation services:
•research and advice regarding compensation trends, compensation design and best practice and compensation levels for Executive and non-management Directors in companies of similar size and complexity;
•advice in relation to compensation matters generally; and
•attendance at Committee meetings, when required.
Management
Management supports the Committee by providing information and analysis, and regularly meets with our independent compensation consultant to discuss compensation initiatives and competitive practices and to coordinate support for the Committee.
The Chief Executive Officer is responsible for recommending annual performance goals for the Chief Financial Officer and the members of the Global Leadership Team, and for conducting annual performance evaluations against such pre-established goals.
Based on performance and an assessment of competitive pay levels, the Chief Executive Officer makes recommendations to the Committee for the compensation of other senior executives.
Assessment of Competitive Pay and Peer Group
The Committee reviews an assessment of competitive pay for our NEOs relative to market data. Our compensation consultant develops market data appropriate for a company of our size using a combination of peer group data and market surveys. The market data, in combination with consideration of each NEO’s experience, responsibilities and performance, assists the Committee in making informed, market-based decisions regarding our executive pay programs.
The Committee considered several factors in selecting our peer group, including industry, revenue size, geography and market capitalization. The Committee reviews and adjusts the peer group periodically on an as-needed basis.
CRH benchmarks executive compensation against multiple peer groups, to be used as a reference point in making compensation decisions. For 2024, the primary benchmark continued to be those companies comprising the 50 largest companies listed on the LSE (excluding financial services). Additional benchmarks were compiled based on CRH’s TSR peer group for purposes of the PSP awards (see table below), as well as a defined group of U.S. listed companies of comparable scale in terms of market capitalization.

Peer Group for 2024 Performance Share Plan Awards (i) (ii)

ACS	Heidelberg Materials	Saint Gobain	Vicat	Wienerberger
Buzzi	Holcim	Skanska	Vinci
Cemex	Martin Marietta	Titan Cement	Vulcan Materials
(i)    Boral was removed from the peer group for awards under the 2014 Performance Share Plan following its acquisition by Seven Group Holdings in 2024.
(ii)    See page 67 for details of the peer group that will apply for PSU awards in 2025.

CRH Notice and Proxy Statement 65

Key Changes in 2025
New Compensation Framework
CRH moved its primary listing to the NYSE in fiscal 2023. In addition, 61% of CRH’s overall fiscal 2024 revenues can be attributed to the U.S. business, and a majority of our NEOs are either U.S. based executives or spend a substantial portion of their time working in the U.S.
To ensure alignment with market practice and to preserve our ability to compete for executive talent in the U.S., the Compensation Committee elected to conduct a thorough, ground-up review of the Company’s executive compensation programs during 2024. The primary objective of this review was to ensure that CRH’s programs would allow the Company to attract, retain, and motivate high performing executives in a U.S. market context, and to ensure that program designs aligned with U.S. investor and governance expectations.
Based on this review, the Compensation Committee made a number of key changes to the Company’s executive compensation programs beginning in 2025. A detailed summary of these adjustments is provided below.
Compensation Peer Group
To support its review of U.S. market pay practices and ensure that CRH is able to attract and retain key leaders as a U.S. company, the Committee worked with Semler Brossy to develop a relevant, U.S. focused executive compensation peer group.
The updated peer group consists of U.S. publicly-traded companies primarily within the Materials and Industrials sector and with market capitalizations within 0.4x to 3.2x of CRH. In aggregate, the compensation peer group consists of 19 companies. The peer group includes Martin Marietta and Vulcan Materials even though they are below the typical market capitalization size screens:

Company	Market Capitalization (as at December 31, 2024) ($bn) (i)

Linde	199.4
Caterpillar	175.1
Honeywell International	146.9
Eaton	131.2
Deere	115.1
Sherwin-Williams	85.6
Trane Technologies	83.1
General Dynamics	72.5
3M	70.3
Carrier Global	61.2
PACCAR	54.5
Johnson Controls	52.3
Cummins	47.8
Vulcan Materials	34.0
Martin Marietta Materials	31.6
Dow	28.1
PPG Industries	27.7
Nucor	27.4
LyondellBasell	24.1

CRH	62.9

(i)    Market capitalization figures derived from Bloomberg.
Market data from the new executive compensation peer group was considered as one input when determining 2025 pay program designs, pay levels, and other key elements of executive compensation. The Company’s business priorities and culture as well as individual executive performance, tenure, and role criticality were other important considerations.

CRH Notice and Proxy Statement 66

2025 Compensation Program Design
Compensation program design changes made for 2025 are outlined on page 56 and are intended to be consistent with our philosophy that CRH’s pay structures are fair, responsible and competitive, in order for CRH to attract and retain executives of the caliber necessary for it to compete in all of its markets.
Share Ownership Guidelines
To reinforce the alignment between CRH executives and shareholders and foster a long-term, ownership mindset, the Company introduced share ownership guidelines in line with U.S. market practice for its NEOs and non-management Directors with effect from January 1, 2025. Pursuant to this new policy, each covered individual is expected to hold shares having a minimum value denominated as a multiple of base salary or retainer:
•Chief Executive Officer: six times annual base salary
•Other NEOs: three times annual base salary
•Non-management Directors: five times base retainer
Owned shares, PSUs that are subject to a holding period only, RSUs and deferred shares are counted towards meeting ownership guidelines. PSUs subject to performance and unexercised options are excluded. Each covered individual is expected to meet the share ownership guidelines within five years of their appointment to their covered role, or within five years from the date of the implementation of the updated policy (i.e. by January 1, 2030). Until the guidelines are met, executives are subject to a 75% net share retention requirement on the vesting of any PSUs or RSUs.
Performance Peer Group for 2025 PSUs
Due to the limited number of direct industry competitors that are publicly-listed, U.S. companies of an appropriate size to include in the compensation peer group, we use a distinct Performance Peer Group to measure relative TSR for our PSU awards. This group, outlined below, was updated for 2025 to reflect our listing change and increasing emphasis on the U.S. market. The group consists of 18 companies, two of which are also compensation peers (Vulcan Materials and Martin Marietta Materials).

Company	Market Capitalization (as at December 31, 2024) ($bn)(i)

Vinci	60.1
Holcim	55.9
Saint Gobain	44.7
Vulcan Materials	34.0
Martin Marietta Materials	31.6
Heidelberg Materials	22.6
Carlisle Companies	16.7
Masco	15.7
Owens Corning	14.6
ACS	13.6
Mastec	10.8
Advanced Drainage Systems	9.0
Skanska	8.9
Fortune Brand Innovations	8.5
Eagle Materials	8.3
Cemex	8.1
Knife River	5.8
Construction Partners	4.9

(i)    Market capitalization figures derived from Bloomberg.
The following companies were included in CRH’s 2024 Performance Peer Group but removed for 2025 to increase CRH’s emphasis on its U.S. competitors. Boral was removed as a result of its acquisition in 2024.
•Buzzi
•Titan Cement
•Vicat
•Wienerberger

CRH Notice and Proxy Statement 67

Governance Features of our Executive Compensation Programs
Share Ownership Guidelines
As outlined on page 67, to reinforce the alignment between CRH executives and shareholders and foster a long-term, ownership mindset, the Company has introduced U.S.-market share ownership guidelines for its executives with effect from January 1, 2025.
The Committee is comfortable that each of the NEOs is in compliance with, or on track to comply with, the shareholding requirement.
Compensation Policies and Practices as They Relate to Risk Management
The Committee has reviewed CRH’s executive and employee compensation programs and does not believe that the compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on the Company. The reasons for the Committee’s determination include the following:
•CRH structures its compensation program to consist of both fixed and variable components;
•CRH compensation programs are balanced between a variety of measures, and both short-term and long-term incentives are designed to reward the execution of short-term and long-term corporate strategies;
•CRH allocates compensation among base salary, annual cash incentives, and long-term incentives;
•CRH maintains internal controls over financial reporting, which are designed to prevent this information from being manipulated by any employee, including our executive officers;
•A significant portion of the compensation paid to NEOs is in the form of equity awards to align their interests with the interests of shareholders; and
•As part of CRH’s Anti-Hedging and Pledging Policy, hedging transactions involving the Company’s equity securities are prohibited so that CRH’s NEOs and other employees cannot insulate themselves from the effects of poor stock price performance.
Anti-Hedging and Pledging Policy
The Company prohibits Directors and executive officers from directly or indirectly engaging in hedging, short sales or any other derivative transaction involving the use of market investments to offset, manage the risk of, hedge or leverage movement in the market value of CRH’s ordinary shares.
In addition, Directors and executive officers may not, at any time, directly or indirectly pledge or otherwise encumber CRH’s ordinary shares as collateral for indebtedness, including by holding such shares in a margin account.
Clawback Policy
In compliance with the requirements of the Exchange Act, the rules promulgated thereunder by the SEC and the NYSE listing standards, the Company has adopted a Clawback Policy that allows the Company to recoup certain incentive-based compensation from current and former executive officers under certain circumstances. A copy of the Policy is available as Exhibit 97.1 to the 2024 Annual Report (referred to therein as the Policy Relating to Recovery of Erroneously Awarded Compensation).
Other Employee Share Schemes
Mr. Manifold and Mr. Mintern are eligible to participate in both an Irish Revenue Commissioners’ approved (i) Savings-related Share Option Scheme (the “SAYE Scheme”) and (ii) Share Participation Scheme (the “Participation Scheme”) on terms consistent with all other eligible employees in Ireland.
The SAYE Scheme is open to all eligible employees in Ireland (with a parallel scheme operating for eligible CRH employees in the UK established on similar terms complying with the UK Revenue requirements). Participants enter into a savings contact to save up to €500 (£500 in the UK) per month from their net salaries for a fixed term of three or five years and at the end of the savings period they may use the savings to exercise an option (granted on commencement of the savings period) and buy CRH shares at a discount of up to 15% of the market price on the date of invitation to participate in the scheme. Where the savings contract entered for the purposes of the SAYE Scheme is with a financial institution approved in Ireland for that purpose, gains arising on the exercise of the option are exempt from income tax.
Each Participation Scheme is open to all employees of the relevant sponsoring employing subsidiary in Ireland. Under a Participation Scheme as operated by the CRH subsidiaries in Ireland, each eligible participant may opt in to receive an allocation of up to 10% of their base salary (subject to a maximum of €12,700) in CRH shares annually (funded via a discretionary bonus payment, which may be supplemented through employee salary foregone), with the value of such shares being free from income tax if subsequently held in trust for a retention period of at least three years. The shares are purchased on the open market at market value by a trustee, which then holds the acquired shares for the duration of the retention period. The Ireland-based NEOs participated in the Participation Scheme in 2024.
Benefits and Perquisites
The Compensation Committee’s policy is to set benefit provisions at an appropriate market competitive level taking into account market practice, the level of benefits provided for other employees in the Company, the NEO’s home jurisdiction and the jurisdiction in which the NEO is based.
Employment related benefits include the provision of security, where deemed appropriate, the use of company cars (and/or a car allowance), medical insurance for the NEO and his/her family, long-term disability insurance, life assurance and club memberships.
Benefits may also be provided in relation to legal fees incurred in respect of agreeing service contracts, or similar agreements (for which the Company may settle any tax incurred by the NEO) and a gift on retirement.
Retirement Benefits
As disclosed in the 2022 Annual Report on Form 20-F, Mr. Manifold’s contractual entitlement to compensation in lieu of pension payments ceased in August 2022 when he reached the age of 60. This entitlement replaced pension benefits foregone as a participant of a contributory defined benefit plan, following legislative changes in Ireland under the Finance Act 2006. There was no additional accrual to the legacy plan in 2024, nor did Mr. Manifold receive further contributions to or payments in lieu of pension. Changes in the actuarial present value of Mr. Manifold’s accumulated benefits under the legacy contributory defined benefit plan in 2024 are set out in the Summary Compensation Table and supporting disclosures on page 71, but do not reflect further contributions during 2024.
Mr. Mintern received a taxable non-pensionable cash payment of 10% of salary in lieu of a pension contribution. This is in line with that available to the wider UK and Irish workforce, as provided for in the 2022 Policy which was approved by shareholders at the 2022 AGM.
CRH Notice and Proxy Statement 68

Mr. Lake and Mr. Creech participate in the CRH Americas 401(k) Plan, a tax-qualified defined contribution plan in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate on the same terms. CRH Americas, Inc. ("CRH Americas") provides matching contributions equal to 100% of each employee's contribution up to 5% of the employee's annual base salary up to the applicable Code limit. Employee contributions are 100% vested, while CRH Americas contributions vest at a rate of 20% per year, becoming fully vested after five years. The CRH Americas 401(k) Plan also provides for a discretionary profit-sharing component where a percentage of base salary may be contributed by the Company to the 401(k) Plan. The 401(k) Plan is integral to the Company's broader compensation and benefits programs, aiming to attract, retain, and motivate employees by offering competitive retirement savings options. Mr. Lake and Mr. Creech also participate in a Supplemental Executive Retirement Plan, the details of which are provided on page 76.
Details in relation to the pension arrangements of Mr. Manifold, Mr. Mintern and Mr. Buckley are provided on page 75.
Employee Agreements
Each of our NEOs has entered into a written employment agreement with the Company. The following discussion and the “Payments Upon Termination or in Connection with a Change in Control” table on page 78 reflect the post-termination and/or change in control benefits available to executives as of December 31, 2024.
Letter Agreement with Mr. Manifold
Mr. Manifold entered into an employment agreement on December 6, 2023. In connection with his retirement from his position as Chief Executive Officer, Mr. Manifold entered into a subsequent letter agreement, dated September 23, 2024, with respect to certain transition and compensation arrangements related to his retirement. In accordance with the letter agreement, Mr. Manifold will remain on garden leave with CRH through December 31, 2025. Pursuant to the letter agreement, Mr. Manifold’s (i) awards under CRH’s PSP for the 2022-2024 and 2023-2025 performance periods will remain eligible to be earned without proration based on the achievement of actual performance following the end of the applicable performance periods and (ii) deferred shares will accelerate effective as of December 31, 2025. Mr. Manifold remained eligible to receive an annual bonus in respect of 2024, to be paid two-thirds in cash and one-third in deferred shares (which will accelerate in accordance with clause (ii) of the preceding sentence). In addition, Mr. Manifold will be subject to restrictive covenants which provide that he will not compete with CRH, nor solicit its customers or employees for a period of 12 months after the termination of employment, less the number of weeks of Mr. Manifold’s garden leave.
Employment Agreement with Mr. Mintern
As discussed under “Leadership Changes” on page 56, Mr. Mintern entered into a new employment agreement in connection with his promotion to Chief Executive Officer on December 20, 2024.
Mr. Mintern’s employment agreement in respect of his service as Chief Financial Officer, which was in effect throughout 2024, was entered into on December 6, 2023. It provided for compensation generally in the form of (1) annual base salary, including a taxable pension cash adjustment equal to 10% of annual base salary, (2) an annual target bonus opportunity of 100% of base salary, with a maximum bonus of 200% of base salary and which annual bonus may be subject to a share deferral requirement as determined by the Committee, (3) eligibility to participate in the 2014 Performance Share Plan at up to 250% of annual salary and (4) a car allowance.
Subject to certain exceptions, the employment agreement would have continued until terminated by either party with at least 12 months’ written notice or, if earlier and unless otherwise agreed between the parties, when Mr. Mintern turned 65. CRH, in its discretion, would have been permitted to pay Mr. Mintern an amount equal to his annual base salary in lieu of any notice period or place Mr. Mintern on garden leave for some or all of the notice period during which he would have continued to receive his regular compensation. In either case, payment of any bonus and other incentive arrangements would have been in the discretion of the Committee.
The employment agreement contained restrictive covenants which provided that Mr. Mintern would not compete with CRH, nor solicit its customers or employees for a period of 12 months (or nine months in the case of the non-compete) after the termination of employment, less the number of weeks Mr. Mintern was placed on garden leave.
Employment Agreement with Mr. Lake
Mr. Lake’s employment agreement became effective on January 1, 2021. It provides for compensation generally in the form of (1) annual base salary, (2) an annual target bonus opportunity of 100% of base salary, with a maximum bonus of 200% of base salary, and a requirement that 25% of any bonus earned while serving on the Global Leadership Team will be delivered in restricted shares (which have been in the form of deferred shares under the 2014 DSBP) and (3) participation in CRH benefit plans and a car allowance. The agreement requires Mr. Lake to own ordinary shares valued at 150% of Mr. Lake’s base salary.
If Mr. Lake terminates the employment agreement or if CRH terminates the employment agreement without cause, either party must provide six months’ notice and CRH may, at its discretion, place Mr. Lake on garden leave during the notice period. During the notice period, Mr. Lake will continue to receive salary and benefits as long as he remains employed and, in addition, will receive a pro-rated target bonus payment for his time employed during the relevant calendar year. At the termination of the notice period, subject to execution of a release of all claims related to Mr. Lake ’s employment and the reaffirmation of restrictive covenants, Mr. Lake will receive severance consisting of: (1) 52 weeks of pay at Mr. Lake ’s base salary in effect as of the date of termination, less the number of weeks Mr. Lake was placed on garden leave, (2) a pro-rated target bonus (based on the number of weeks of severance pay received), and (3) a lump sum amount equal to the cost of Mr. Lake’s COBRA premiums for the same number of weeks as cash severance was provided.
The employment agreement contains several restrictive covenants which provide that the Mr. Lake will not compete with CRH, nor solicit its customers, vendors, suppliers, or employees for a period of 12 months after the termination of employment, less the number of weeks Mr. Lake was placed on garden leave.
Employment Agreement with Mr. Creech
Mr. Creech’s employment agreement became effective on January 1, 2021. It provides for compensation generally in the form of (1) annual base salary, (2) an annual target bonus opportunity of 87.5% of base salary, with a maximum bonus of 175% of base salary, and a requirement that 25% of any bonus earned while serving on the Global Leadership Team will be delivered in restricted shares (which have been in the form of deferred shares under the 2014 DSBP) and (3) participation in CRH benefit plans and a car allowance. The agreement requires Mr. Creech to own ordinary shares valued at 150% of Mr. Creech’s base salary.
If Mr. Creech terminates the employment agreement or if CRH terminates the employment agreement without cause, either party must provide six months’ notice and CRH may, at its discretion, place Mr. Creech on garden leave during the notice period. During the notice period, Mr. Creech will continue to receive salary and benefits as long as he remains employed and, in addition, will receive a pro-rated target bonus payment for his time employed during the
CRH Notice and Proxy Statement 69

relevant calendar year. At the termination of the notice period, subject to execution of a release of all claims related to Mr. Creech’s employment and the reaffirmation of restrictive covenants, Mr. Creech will receive severance consisting of: (1) 52 weeks of pay at Mr. Creech’s base salary in effect as of the date of termination, less the number of weeks Mr. Creech was placed on garden leave, (2) a pro-rated target bonus (based on the number of weeks of severance pay received), and (3) a lump sum amount equal to the cost of Mr. Creech’s COBRA premiums for the same number of weeks as cash severance was provided.
The employment agreement contains several restrictive covenants which provide that the Mr. Creech will not compete with CRH, nor solicit its customers, vendors, suppliers, or employees for a period of 12 months after the termination of employment, less the number of weeks Mr. Creech was placed on garden leave.
Employment Agreement with Mr. Buckley
Mr. Buckley entered into an employment agreement on February 20, 2024. It provides for compensation generally in the form of (1) annual base salary, including an 8% holiday allowance, (2) an annual target bonus opportunity of 87.5% of his base salary, with a maximum bonus of 175% of base salary, with a requirement that 25% of the discretionary variable bonus will be delivered in deferred shares, (3) a reasonable housing and mobility allowance and (4) participation in CRH benefit plans and use of a Company car or other similar benefit in accordance with CRH’s car policy, as well as a car allowance.
Subject to certain exceptions, the employment agreement will continue until terminated by CRH with at least 12 months’ written notice or by Mr. Buckley with at least six months’ written notice or, if earlier and unless otherwise agreed between the parties, when Mr. Buckley reaches the state pension age, which is 68. CRH may, in its discretion, pay Mr. Buckley an amount equal to his annual base salary in lieu of any notice period or place Mr. Buckley on garden leave for some or all of the notice period during which he will continue to receive his regular compensation. In either case, payment of any bonus and other incentive arrangements will be in the discretion of the Committee.
The employment agreement contains several restrictive covenants which provide that the Mr. Buckley will not compete with CRH, nor solicit its customers or employees for a period of 12 months (or nine months in the case of the non-compete) after the termination of employment, less the number of weeks Mr. Buckley was placed on garden leave.
Post-employment Holding Requirements
Under the 2022 Policy, the Chief Executive Officer and Chief Financial Officer were required to hold shares in a third-party trust equivalent to two times and 1.5 times base salary, respectively, for a period of two years following retirement from the Board.

CRH Notice and Proxy Statement 70

Executive Compensation
Executive Officer Compensation
The following tables show annual and long-term compensation, for services in all capacities to CRH, earned by the NEOs. These tables and the accompanying narratives should be read in conjunction with the CD&A, which provides a detailed overview of the methods used by CRH to compensate the NEOs.
Summary Compensation Table
The table below summarizes the total compensation paid to or earned by each of the NEOs in 2024 and, in the case of the Chief Executive Officer and Chief Financial Officer, includes comparative information for the 2022 and 2023 financial years.

Summary Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name & Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Albert Manifold Former Chief Executive Officer	2024	1,918,594	—	8,307,724	—	2,838,752	50,929	466,147	13,582,146
	2023	1,848,196	—	8,086,438	—	2,495,065	857,367	473,640	13,760,706
	2022	1,735,275	—	6,658,789	—	2,121,476	—	869,377	11,475,917

Jim Mintern Current Chief Executive Officer, Former Chief Financial Officer	2024	1,000,219	—	3,144,924	—	1,315,488	—	238,551	5,699,182
	2023	963,518	—	3,045,382	—	1,156,221	712,490	158,946	6,036,557
	2022	904,649	—	2,352,655	—	1,025,269	—	137,183	4,419,756

Randy Lake Chief Operating Officer	2024	1,521,520	—	4,186,800	—	2,251,241	77,344	348,431	8,385,336

Peter Buckley President, International Division	2024	876,244	—	1,768,223	—	1,134,429	35,122	275,092	4,089,110

Nathan Creech President, Americas Division	2024	1,170,000	—	3,466,780	—	1,514,741	28,611	277,206	6,457,338

1.As an FPI in fiscal 2022 and fiscal 2023, the Company was required to provide executive compensation disclosure on an individual basis only for Mr. Manifold and Mr. Mintern in accordance with the requirements of Form 20-F. The Company determined that it no longer qualified as an FPI effective January 1, 2025, and Mr. Buckley, Mr. Creech and Mr. Lake became NEOs in fiscal 2024.
2.The amounts in column (c) reflect the base salary payments made to the NEOs during the fiscal year. The salaries for Mr. Manifold, Mr. Mintern and Mr. Buckley were set and paid in euro in each of 2022, 2023 and 2024 and have been converted to U.S. Dollars using the average Bloomberg composite rate for the applicable year, where relevant. The currency conversion results in apparent fluctuations in base salary from one year to the next.
3.The amounts in column (e) reflect the aggregate grant date fair value of awards made in the year reported, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of PSP awards, which are described in more detail on pages 62 to 64. The amounts reported also include the deferred shares issued in 2024 in respect of the amounts of cash bonuses earned in respect of 2023 that, under the Annual Bonus Plan, are deferred into deferred shares, as discussed in further detail on page 61. The amount in column (e) includes PSP awards based on an estimate of the expected value multiplied by the maximum number of shares comprising an award. Valuing the maximum number of PSP awards granted in 2024, whose payout will be determined in February 2027 based on the Company’s performance in 2024-2026, the amounts reported above for 2024 are as follows:
Albert Manifold: $6,629,862
Jim Mintern: $2,367,331
Randy Lake: $3,296,326
Peter Buckley: $1,768,223
Nathan Creech: $2,867,608
The amounts of cash bonus deferred into deferred shares in 2024 for each NEO are included in column (e) as follows:
Albert Manifold: $1,677,862
Jim Mintern: $777,594
Randy Lake: $890,474
Nathan Creech: $599,172
Assumptions used in the calculation of these amounts are included in note 17 to the audited financial statements for the fiscal year ended December 31, 2024, included in CRH’s 2024 Annual Report filed with the SEC on February 26, 2025.
The amounts reported for Mr. Manifold and Mr. Mintern in fiscal 2022 and 2023 have been adjusted from those displayed in the 2024 Notice of Meeting and Proxy Statement, consistent with FASB ASC Topic 718.
CRH Notice and Proxy Statement 71

4.The amounts in column (g) for 2024 reflect the cash earned by the NEOs in 2024 and to be paid in 2025 under the annual bonus arrangements discussed in further detail on page 61 and not deferred pursuant to CRH’s 2014 DSBP.
5.The amounts in column (h) do not represent increased benefit accruals, but reflect changes in the actuarial valuations of legacy benefits accrued by the NEOs as participants in a contributory defined benefit plan. This disclosure aligns with SEC reporting requirements and reflects updates to assumptions and variations in the interest rates used to calculate the present values of these legacy benefits. As a result of past changes in Irish pension legislation, Mr. Manifold and Mr. Mintern ceased accruing benefits under this plan in 2006 and 2013, respectively, opting instead to receive a supplementary taxable non-pensionable cash supplement in lieu of pension benefits. As reported previously, Mr. Manifold’s contractual entitlement to this cash supplement ceased in August 2022. Mr. Mintern’s cash supplement is limited to 10% of salary. These cash supplements are captured in column (i) above. Nil has been reported in column (h) where results equaled a negative value.
6.The amounts shown in column (i) for fiscal 2024 reflect allowances, benefits and perquisites paid by the Company as follows:

	Albert Manifold ($)	Jim Mintern ($)	Randy Lake ($)	Peter Buckley ($)	Nathan Creech ($)
Car Expenses/Car Allowances	64,741	59,641	12,000	21,636	14,400
Heath Allowances/Health Checks	27,581	3,462	20,732	43,165	20,732
Death & Disability Insurance Premiums	3,933	3,933	11,395	—	8,074
2024 Pension Allowance	—	100,022	—	—	—
401(k) Matching/Pension Contributions	—	—	17,250	—	17,250
Supplemental Executive Retirement Plan Contributions	—	—	269,804	—	199,500
Profit Sharing Contribution / Benefit on Exercise of SAYE Option	—	70,523	17,250		17,250
Security Costs*	359,367	—	—	—	—
Membership Costs	10,418	—	—	—
Mobility/Overseas Working Allowance (including Housing,Utilities, Resettlement and Other Allowances)	—	—	—	170,980	—
Tax Support/Tax Gross-Ups			—	39,311	—
Other Allowances (includes Professional Subscriptions)	107	970	—	—	—
*The security costs reported for Mr. Manifold reflect the third-party costs paid by CRH in connection with the provision of security at his private residence. CRH considers these Company-incurred costs as reasonable and necessary business expenditures as a result of Mr. Manifold’s employment by CRH, but is reporting these amounts as compensation in accordance with applicable SEC rules.
CRH Notice and Proxy Statement 72

Grants of Plan-Based Awards
The following table details the grants of plan-based awards in 2024 to our NEOs:

Grants of plan-based awards in 2024
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Estimated Future Pay-outs Under Non-Equity Incentive Plan Award			Estimated Future Pay-outs Under Equity Incentive Plan Awards			All other Stock Awards: Number of Share or Stock or Units (#)	Grant Date Fair value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Albert Manifold
Annual Bonus - Cash	13/2/2024	—	1,438,945	2,877,891	—	—	—	—	—
Annual Bonus - Deferred Shares	5/3/2024	—	—	—	—	—	—	20,557	1,677,862
Performance Share Plan	2/4/2024	—	—	—	20,846	83,384	83,384	—	6,629,862

Jim Mintern
Annual Bonus - Cash	13/2/2024	—	666,812	1,333,625	—	—	—	—	—
Annual Bonus - Deferred Shares	5/3/2024	—	—	—	—	—	—	9,527	777,594
Performance Share Plan	2/4/2024	—	—	—	7,444	29,774	29,774	—	2,367,331

Randy Lake
Annual Bonus - Cash	13/2/2024	—	1,141,140	2,282,280	—	—	—	—	—
Annual Bonus - Deferred Shares	5/3/2024	—	—	—	—	—	—	10,910	890,474
Performance Share Plan	2/4/2024	—	—	—	10,365	41,458	41,458	—	3,296,326

Peter Buckley
Annual Bonus - Cash	13/2/2024	—	575,035	1,150,070	—	—	—	—	—
Performance Share Plan	2/4/2024	—	—	—	5,560	22,239	22,239	—	1,768,223

Nathan Creech
Annual Bonus - Cash	13/2/2024	—	767,813	1,535,625	—	—	—	—	—
Annual Bonus - Deferred Shares	5/3/2024	—	—	—	—	—	—	7,341	599,172
Performance Share Plan	2/4/2024	—	—	—	9,017	36,066	36,066	—	2,867,608

1.For each NEO, the amounts shown in columns (d) and (e) reflect the portion of the annual bonus that would have been paid in cash if, respectively, threshold, target and maximum performance was achieved for the year (i.e. after reduction for the total portion that would be deferred into shares under the 2014 DSBP).
2.As described on page 61, a portion of the NEO’s annual bonus (33% for the Messrs. Manifold and Mintern and 25% for the other NEOs) is deferred into shares under the 2014 DSBP. The amounts shown in columns (f), (g) and (h) reflect the portion of the annual bonus that would have been deferred into shares if, respectively, threshold, target and maximum performance under the Annual Bonus Plan was achieved for the year. The actual amount of the portion of the bonus paid in cash is reflected in the Summary Compensation Table on page 71. The actual amount of the portion paid in the form of deferred shares will be reported in the Summary Compensation Table for fiscal 2025, the year of grant, in accordance with SEC rules.
3.The amounts shown in columns (f), (g) and (h) also reflect the threshold, target and maximum, respectively, levels of PSP awards payable if the performance measurements are satisfied in the period 2024-2026. There currently is no concept of 'Target' payout in the 2014 Performance Share Plan. Therefore, column (g) reflects the numbers of shares that vest for meeting the maximum performance level. These awards are discussed under the heading “2024 PSP Awards” on pages 62 and 63.
4.The amounts shown in column (j) reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For performance awards, the grant date fair value is based on price per share on the date of grant of $79.51. For deferred shares, the grant date fair value is based on the price per share on the date of grant of $81.62.
CRH Notice and Proxy Statement 73

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows, for each of our NEOs, information with respect to the unexercised stock options (columns (d), (e), (f) and (g)), stock unit awards (columns (h) and (i)) that have not vested, and equity incentive plan awards (columns (j) and (k)) outstanding on December 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year-End
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
			Option Awards				Stock Awards
Name	Grant Date	Vesting Year (1)	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (2)	Option Price	Option Exp. Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares of Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that have not Vested (4)

Albert Manifold
2020 PSP	3/3/2020	2025	—	—	—	—	—	—	197,992	18,318,220
2021 PSP	3/9/2021	2026	—	—	—	—	—	—	177,579	16,429,609
2022 DSBP	3/8/2022	2025	—	—	—	—	25,942	2,400,154	—	—
2022 PSP	5/3/2022	2027	—	—	—	—	—	—	170,618	15,785,603
2023 DSBP	3/7/2023	2026	—	—	—	—	30,581	2,829,354	—	—
2023 PSP	3/7/2023	2028	—	—	—	—	—	—	143,912	13,314,738
2024 DSBP	3/5/2024	2027	—	—	—	—	20,884	1,932,188	—	—
2024 PSP	3/5/2024	2029	—	—	—	—	—	—	84,712	7,837,554

Jim Mintern
2022 DSBP	3/8/2022	2025	—	—	—	—	8,553	791,324	—	—
2022 PSP	5/3/2022	2027	—	—	—	—	—	—	60,924	5,636,671
2023 DSBP	3/7/2023	2026	—	—	—	—	14,171	1,311,101	—	—
2023 PSP	3/7/2023	2028	—	—	—	—	—	—	51,387	4,754,325
2024 DSBP	3/5/2024	2027	—	—	—	—	9,679	895,501	—	—
2024 PSP	3/5/2024	2029	—	—	—	—	—	—	30,248	2,798,545

Randy Lake
2022 DSBP	3/8/2022	2025	—	—	—	—	11,755	1,087,573	—	—
2022 PSP	5/3/2022	2025	—	—	—	—	—	—	87,772	8,120,662
2022 RSS	4/7/2022	2027	—	—	—	—	101,166	9,359,878	—	—
2023 DSBP	3/7/2023	2026	—	—	—	—	16,826	1,556,742	—	—
2023 PSP	3/7/2023	2026	—	—	—	—	—	—	73,661	6,815,116
2024 DSBP	3/5/2024	2027	—	—	—	—	11,084	1,025,492
2024 PSP	3/5/2024	2027	—	—	—	—	—	—	42,119	3,896,850

Peter Buckley
2022 PSP	5/3/2022	2025	—	—	—	—	—	—	27,278	2,523,734
2023 PSP	3/7/2023	2026	—	—	—	—	—	—	24,153	2,234,636
2024 PSP	3/5/2024	2027	—	—	—	—	—	—	22,593	2,090,304

Nathan Creech
2022 DSBP	3/8/2022	2025	—	—	—	—	7,406	685,203	—	—
2022 PSP	5/3/2022	2025	—	—	—	—	—	—	53,156	4,918,006
2023 DSBP	3/7/2023	2026	—	—	—	—	9,726	899,850	—	—
2023 PSP	3/7/2023	2026	—	—	—	—	—	—	64,080	5,928,682
2024 DSBP	3/5/2024	2027	0	—	—	—	7,459	690,107	—	—
2024 PSP	3/5/2024	2027	0	—	—	—	—	—	36,640	3,389,933

1.The vesting date generally occurs in March of the relevant year and is subject to confirmation by the Committee.
2.The amounts shown in columns (h) reflect the number of outstanding awards under the Company’s 2014 DSBP (see page 61 for more details), including adjustments for dividends accrued in the period since the date of grant. In the case of Mr. Lake, the amounts shown also include the outstanding restricted share award granted to him in 2022, 35% of which will vest in 2025 and the remainder of which will vest in 2027.
3.The amounts shown in column (j) reflect the number of outstanding awards (assuming maximum vesting) under the Company’s 2014 Performance Share Plan (see page 62 for more details), including adjustments for dividends accrued since the date of grant.
4.The market value of these has been estimated using a share price of $92.52, the closing share price of the Company’s ordinary shares on the NYSE on December 31, 2024.

CRH Notice and Proxy Statement 74

Option Exercises and Stock Vested
The table below shows on an aggregated basis for each of the NEO information on (i) the exercise of options for the purchase of CRH shares; (ii) the vesting of stock, including deferred shares and PSP awards, during the last completed fiscal year.

Option Exercises and Stock Vested
(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Albert Manifold, Former Chief Executive Officer	—	—	249,226	20,610,990
Jim Mintern, Current Chief Executive Officer, Former Chief Financial Officer	1,247	102,129	38,168	3,120,495
Randy Lake, Chief Operating Officer	—	—	114,668	9,368,362
Peter Buckley, President, International Division	—	—	35,181	2,970,332
Nathan Creech, President, Americas Division	—	—	67,465	5,486,254
1.The amount shown in column (b) represents the number of shares acquired following the exercise of an option under the Company’s 2010 Savings-related Share Option Scheme.
2.The amount shown in column (c) has been calculated by multiplying the number of shares acquired by the closing price of CRH shares on the date of exercise, less the exercise cost.
3.The amounts shown in column (d) represents the number of shares vested under CRH’s 2014 DSBP and 2014 Performance Share Plan.
4.The amounts shown in column (e) have been calculated by multiplying the number of units vested by the closing price of CRH shares on the date of vesting.
Pension Benefits
The following table provides information regarding pension benefits for our NEOs for fiscal 2024.

Pension Benefits
(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of years credited service	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Albert Manifold, Former Chief Executive Officer (1)	Roadstone Group Pension Scheme	18.44	6,670,702	—
	SE Pension Scheme	2.1	1,951,432	—
Jim Mintern, Current Chief Executive Officer, Former Chief Financial Officer (1)	Roadstone Group Pension Scheme	19.98	2,653,226	—
	SE Pension Scheme	1.7	1,156,191	—
Peter Buckley, President, International Division (2)	Roadstone Group Pension Scheme	7.25	119,991	—
	Pension Plan 1	7	160,389	—
1.The Irish Finance Act 2006 established a cap on pension provisions by introducing penalty tax charges on pension entitlements above a certain level. At the time, Mr. Manifold was accruing benefits as a participant in a contributory defined benefit plan, based on an accrual rate of 1/60th of salary (defined as basic salary and excludes any fluctuating emoluments) for each year of pensionable service and designed to provide two‑thirds of career average salary at retirement for full service. As a result of the legislative changes, Mr. Manifold opted for an arrangement whereby his pension is capped in line with the provisions of the Finance Act 2006, with no further accrual of member pension being made after this date. The cap in the Finance Act 2006 was subsequently reduced in the Finance Act 2011 and again in the Finance (No. 2) Act 2013. At the time, Mr. Mintern was accruing benefits as a participant in a contributory defined benefit plan, based on an accrual rate of 1/60th of Pensionable Salary (defined as basic salary less 0.75 times the Contributory State Pension) for each year of pensionable service and designed to provide two‑thirds of career average salary at retirement for full service. As a result of the legislative changes, Mr. Mintern opted for an arrangement whereby his pension is capped in line with the provisions of the Finance Act (No. 2) Act 2013, with no further accrual of member pension being made after this date.
2.The pension plan of Stichting CRH Pensioenfonds is structured as a Collective Defined Contribution (CDC) scheme, which combines elements of both defined benefit (average pay) and defined contribution pensions. Mr. Buckley is the only NEO who participates in this plan. As a CDC scheme, the pension plan operates with a fixed employer and employee contribution, while pension accrual is ambition-based. The accrual rate in 2024 is 1.80% of salary above €17,545 (2024), but it may annually be adjusted depending on the expected yield on the premium. Participants do not bear individual investment risk. Instead, investment and longevity risks are shared collectively within the fund. If the fund’s financial position allows, pensions may be increased through indexation. In cases of financial shortfall, pension accruals may be reduced, and, in extreme cases, even existing pensions could be adjusted downward. In addition, the pension plan consists of the following components:
• Retirement pension: Accrued based on a percentage of the pensionable salary.
• Partner pension: 70% of the accrued retirement pension.
• Orphan’s pension: 14% of the accrued retirement pension.
• Premium waiver in case of disability: Pension accrual continues based on the degree of disability.
The pension is set to commence on the first day of the month in which the participant reaches the age of 68, unless taken earlier (subject to reduction) or deferred (up to a maximum of 70 years). The plan allows for early retirement from the age of 60, with an actuarial reduction applied, and provides the option to convert retirement pension into additional partner pension and vice versa. The maximum applicable salary amounts to €137,800. All assets and liabilities of Stichting CRH Pensioenfonds are maintained by Het Nederlandse Pensioenfonds (HNPF) in an account separate from other assets and liabilities of HNPF.
3.The amount shown in column (d) reflects the total value of the relevant NEOs pension arrangements as at December 31, 2024 and, as the pension benefit arrangements for each of the NEOs listed are set in euro, have been converted in to U.S. Dollars using the average Bloomberg composite exchange rate for 2024. The amount in column (d) reflect the valuation method and use the assumptions that are included in note 21 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the 2024 Annual Report.

CRH Notice and Proxy Statement 75

2024 Nonqualifed Deferred Compensation
Mr. Lake and Mr. Creech participate in the CRH Americas, Inc. Supplemental Executive Retirement Plan (the "SERP") on the same terms as other participants in the SERP. The SERP, which is an unfunded, nonqualified deferred compensation plan, provides supplemental savings benefits to selected officers and key employees of CRH Americas which are not otherwise payable or cannot otherwise be provided under formulas provided by CRH Americas’ tax-qualified plans due to limitations imposed by the Code. The SERP supplements the savings and retirement contributions that CRH Americas makes under CRH’s U.S. tax-qualified 401(k) Plan to provide a combined benefit totaling up to 20% of a participant's base salary.
For participants employed on the last day of the calendar year, CRH Americas credits the participant’s account with an amount that, together with any matching or profit-sharing contribution under the 401(k) Plan, does not exceed 20% of the participant’s base salary. Annually, participant’s accounts are credited with interest using a notional interest rate as outlined in the plan document.
Participants are vested in their account balances after completing five years of service. Participants may elect a lump sum distribution or annual installment payments of up to five years, provided that a participant who separates from service before reaching retirement age (which, for purposes of the SERP is 55) will receive a lump sum distribution. The following table provides information regarding the non-qualified deferred compensation plan benefits for Mr. Lake and Mr. Creech for fiscal 2024.

2024 Nonqualified Deferred Compensation
(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in the Last FY ($)	Aggregate Withdrawals/Distributions in the Last FY ($)	Aggregate Balance at Last FY End ($)
Randy Lake, Chief Operating Officer	—	269,804	213,779	—	3,577,340
Nathan Creech, President, Americas Division	—	199,500	79,081	—	1,423,023
1.The amounts shown in column (c) reflect the amount contributed by the Company in 2024. These amounts are also included in the “All Other Compensation” column in the “Summary Compensation Table” on page 71.
2.The amounts shown in column (d) reflect the amount accrued in 2024 from interests or other earnings. The above market interest rate earnings are also included in the “Change in Pension Value and Non-qualified Compensation Earnings” column in the “Summary Compensation Table” on page 71 as follows: Randy Lake: $77,344; Nathan Creech: $28,611.

CRH Notice and Proxy Statement 76

Payments Upon Termination or in Connection with a Change in Control
This section describes and estimates payments that could be made to the NEOs under different termination events. The estimated payments would be made under the terms of the relevant employment contracts, compensation and benefits programs. The amounts in the table below are calculated as if the events occurred as of December 31, 2024 and assumes that the price of CRH’s shares is the closing price as of December 31, 2024 ($92.52). The relevant employment contracts and compensation and benefit programs do not provide for enhanced benefits in a change in control without exercise of discretion by the Company, as described below.
Employment Agreements
Each of our NEOs has entered into a written employment agreement, some of which provide benefits upon termination. Details in relation to the employment agreements are provided on page 69.
Share Plan Rules – “Good Leaver” Provisions
The treatment of outstanding share awards in the event that an NEO leaves is governed by the relevant share plan rules.
Unless the Committee determines otherwise, upon a termination involving “Good Leaver” circumstances, awards under the 2014 Performance Share Plan will remain eligible to be earned and may, if so determined by the Committee, be prorated for the portion of the performance period that has elapsed as of termination. “Good Leaver” circumstances in the 2014 Performance Share Plan include ill-health, injury, disability, the participant’s employing company or business being sold out of the Group or any other reason at the Committee’s absolute discretion, which may include where an individual leaves by mutual agreement (but not where a participant is summarily dismissed).
Awards under the Savings-related Share Option Scheme are treated in accordance with the plan rules. The plan rules provide that awards may be exercised by a participant’s executor within 12 months of the date of death, and six months from the date of termination of employment in other circumstances where options automatically become exercisable, such as retirement.
The Committee may allow awards to vest early at its discretion in the event that an NEO is to be transferred to a jurisdiction where he would suffer a tax disadvantage or he would be subject to restrictions in connection with his award, the underlying shares, or the sales proceeds.
Change in Control
In the event of change in control of the Company, the Committee will consider whether it would be appropriate for awards to be exchanged for equivalent awards in the purchaser’s shares.
Unless the Committee determines otherwise, the Company’s share plans provide that in the event of a change in control of the Company:
•awards granted under the 2014 Performance Share Plan will vest taking into account the extent to which any performance condition has been satisfied and, unless the Committee determines otherwise, the period of time that has elapsed since grant and the relevant event (or if the event occurs during an applicable holding period, to the beginning of the holding period); and
•awards granted under the 2014 DSBP will accelerate in full.
If the Company is wound up or there is a de-merger, de-listing, special dividend or other similar event which the Committee considers may affect the price of the Company’s shares:
•awards granted under the 2014 Performance Share Plan may, at the Committee’s discretion, vest taking into account the extent to which any performance condition has been satisfied and, unless the Committee determines otherwise, the period of time that has elapsed since the date of grant and the relevant event (or if the event occurs during an applicable holding period, to the beginning of the holding period); and
•awards granted under the 2014 DSBP will accelerate to the extent the Committee determines.

CRH Notice and Proxy Statement 77

Payments Upon Termination or in Connection with a Change of Control
The following table shows the potential incremental value of payments to each NEO upon certain termination situations, including in the event of a change in control of CRH, assuming a December 31, 2024 termination date and, where applicable, using the closing price on December 31, 2024 ($92.52). Mr. Manifold retired from his role as Chief Executive Officer with effect from December 31, 2024 and, accordingly, the amounts reflect the actual entitlement received upon retirement.

Maximum Value of Payments
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Name	Benefit or Payment	Good Leaver Resignation ($)	Other Voluntary Resignation ($)	Involuntary Termination Without Cause ($)	Disability ($)	Death ($)

(1)	Albert Manifold	Cash Payments	—	—	—	—	—
(2)		Unvested PSUs	29,100,341	—	—	—	—
(3)		Life Insurance or Disability Benefits	—	—	—	—	—
(4)		Health & Welfare Benefits	—	—	—	—	—

(1)	Jim Mintern	Cash Payments	—	—	—	—	—
(2)		Unvested PSUs	9,739,070	—	9,739,070	9,739,070	9,739,070
(3)		Life Insurance or Disability Benefits	—	—	—	666,812	3,000,656
(4)		Health & Welfare Benefits	—	—	—	—	—

(1)	Randy Lake	Cash Payments	3,043,040	3,043,040	3,043,040	—	—
(2)		Unvested PSUs/RSUs	23,322,901	—	23,322,901	23,322,901	23,322,901
(3)		Life Insurance or Disability Benefits	—	—	—	—	5,000,000
(4)		Health & Welfare Benefits	50,322	50,322	50,322	—	—

(1)	Peter Buckley	Cash Payments	—	—	—	—	—
(2)		Unvested PSUs	4,710,259	—	4,710,259	4,710,259	4,710,259
(3)		Life Insurance or Disability Benefits	—	—	—	1,752,488	1,752,488
(4)		Health & Welfare Benefits	—	—	—	—	—

(1)	Nathan Creech	Cash Payments	2,193,750	2,193,750	2,193,750	—	—
(2)		Unvested PSUs	10,000,438	—	10,000,438	10,000,438	10,000,438
(3)		Life Insurance or Disability Benefits	—	—	—	—	5,000,000
(4)		Health & Welfare Benefits	45,915	45,915	45,915	—	—

1.The amounts in column (c) reflect the benefits that the NEOs would be entitled to receive assuming the Committee exercises its discretion and considers the applicable termination to be a “Good Leaver” termination on December 31, 2024. Mr. Manifold retired from his role as Chief Executive Officer, effective December 31, 2024, but will remain an employee through December 31, 2025, and the amount reflects the actual entitlement received upon retirement, which was generally consistent with the “Good Leaver” termination provisions for purposes of the 2014 Performance Share Plan.
2.The amounts in column (d) reflect the benefits that certain NEOs would be entitled to receive in the event of a resignation that would not have qualified for “Good Leaver” status on December 31, 2024.
3.The amounts in column (e) reflect the benefits that the NEOs would be entitled to receive in the event of an involuntary termination by the Company without Cause (as defined in each employment contract) on December 31, 2024 (whether or not in connection with a change of control) where, for the purposes of the 2014 Performance Share Plan, the termination is considered a “Good Leaver” termination.
4.The amounts in columns (f) reflect the benefits that the NEOs would be entitled to receive in the event of a termination due to disability on December 31, 2024.
5.The amounts in columns (g) reflect the benefits that the NEOs would be entitled to receive in the event of a termination due to death on December 31, 2024.
6.The amounts on row (1) reflect cash severance benefits. Mr. Manifold was not entitled to cash severance in connection with his retirement, and the table excludes his 2024 annual bonus, which was fully earned in accordance with CRH’s Annual Bonus Plan. Mr. Mintern and Mr. Buckley do not have a contractual entitlement to cash severance upon termination and the table does not reflect any severance payable under applicable statutory requirements and/or common law. For Mr. Creech and Mr. Lake, the severance payment reported above is equal to 52 weeks’ of annual base salary and pro-rated target bonus. The amounts reported assume the NEO was not placed on garden leave and continued in regular employment with CRH for the duration of the applicable notice period. If the NEO had been placed on garden leave, the number of weeks on garden leave would be deducted from the severance payment and pro-rated target bonus.
7.The amounts in row (2) reflect, for a “Good Leaver” resignation, involuntary termination by the Company without Cause which qualifies for “Good Leaver”, death or disability, the pro-rated portion of the NEOs’ unearned PSUs based on the time elapsed during the performance period between grant date and termination date, including accrued dividends as of December 31, 2024. For Mr. Lake, the amount also includes the special RSU awards granted in 2022. The amounts exclude the value of any outstanding deferred shares under the 2014 DSBP, which were previously earned. The total value is based on the closing share price of the Company on December 31, 2024 ($92.52).
8.The amounts in row (3) reflect payments pursuant to executive death and disability benefit insurance policies the Company maintains for the benefit of certain executives, but excludes payments pursuant to executive long-term disability policies that Mr. Lake and Mr. Creech participate in, which provide for monthly compensation during a period of long-term disability for up to five years.
9. The amounts in row (4) reflect payments equal to 12 months of COBRA premiums for medical, dental, and vision coverage.

CRH Notice and Proxy Statement 78

Non-management Director Compensation
The compensation of non-management Directors is determined by a committee of the Chair and the Executive Directors, who considered and approved an 3.75% increase in the fees of the non-management Directors with effect from January 1, 2024. The Compensation Committee considered and approved a 3.75% increase for the Chair. Details of the compensation paid to non-management Directors in 2024 (and which comprised cash fees only) are set out on page 21.
Compensation Committee Interlocks and Insider Participation
The members of the Committee during fiscal 2024 were Lamar McKay, Richie Boucher, Caroline Dowling, Johan Karlström, Shaun Kelly, Gillian L. Platt and Mary K. Rhinehart, all of whom are independent, non-management Directors. No member of the Compensation Committee has been an executive officer or employee of the Company, and no member of the Compensation Committee had any relationships during fiscal 2024 requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related-party transactions. No member of the Compensation Committee or the Board served during fiscal 2024 as an executive officer of another entity at which one of the Company’s executive officers served as a director or member of such entity’s compensation committee (or other committee serving an equivalent function).

CRH Notice and Proxy Statement 79

Stock Ownership Information
Stockholdings of Certain Owners and Management
The table below shows the total number of ordinary shares beneficially owned by (i) each of our Directors, (ii) all those known by us to beneficially own more than 5% of our ordinary shares and (iii) all of our Directors and executive officers as a group, as of March 12, 2025. Unless otherwise indicated, (i) each beneficial owner listed below has sole voting and dispositive power over the securities held and (ii) the address of each beneficial owner listed in the following table is c/o CRH plc, Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland.

Stockholdings of Certain Owners and Management (i)
Title of Class	Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Held	Percent of Class
Non-management Directors
Ordinary Shares	Richie Boucher	23,300	Less than 1%
Ordinary Shares	Lamar McKay	4,000	Less than 1%
Ordinary Shares	Caroline Dowling	1,000	Less than 1%
Ordinary Shares	Richard Fearon	140,000	Less than 1%
Ordinary Shares	Johan Karlström	2,000	Less than 1%
Ordinary Shares	Shaun Kelly	4,000	Less than 1%
Ordinary Shares	Badar Khan	2,500	Less than 1%
Ordinary Shares	Gillian L. Platt	1,157	Less than 1%
Ordinary Shares	Mary K. Rhinehart	1,296	Less than 1%
Ordinary Shares	Siobhán Talbot	5,550	Less than 1%
Ordinary Shares	Christina Verchere	1,000	Less than 1%
Executive Officers
Ordinary Shares	Jim Mintern	35,757	Less than 1%
Ordinary Shares	Alan Connolly	52,341	Less than 1%
Ordinary Shares	Randy Lake	90,224	Less than 1%
Ordinary Shares	Peter Buckley	155,606	Less than 1%
Ordinary Shares	Nathan Creech	99,896	Less than 1%
Ordinary Shares	Bob Feury	57,567	Less than 1%
Ordinary Shares	Isabel Foley	52,530	Less than 1%
Ordinary Shares	Kristin Lane	8,130	Less than 1%
Ordinary Shares	Juan Pablo San Agustín	32,728	Less than 1%
Ordinary Shares	Philip Wheatley	37,436	Less than 1%

	Total Directors and Executive Officers as a Group	808,018	Less than 1%
	Greater Than 5% Beneficial Owners
Ordinary Shares	BlackRock Inc. (ii)	38,326,563	5.66%
Ordinary Shares	Fidelity (iii)	36,156,016	5.34%
Ordinary Shares	Vanguard (iv)	39,018,829	5.76%

(i)     For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares that such person has the right to acquire within 60 days of the date of determination.
(ii)     Based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on November 12, 2024. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 1001.
(iii)     Based solely on the Schedule 13G filed by FMR LLC (“Fidelity”) and Abigail P. Johnson with the SEC on November 12, 2024. The address of each of these individuals and entities is c/o FMR LLC, 245 Summer Street, Boston, Massachusetts 02210. The following entities beneficially own shares of ordinary shares: FIAM LLC, Fidelity Diversifying Solutions LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and Strategic Advisers LLC.
(vi)     Based solely on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on November 12, 2024. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such ordinary shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

CRH Notice and Proxy Statement 80

CEO Pay Ratio
For fiscal 2024, the ratio of our Chief Executive Officer’s Annual Total Compensation to the median employee’s Annual Total Compensation was 236:1.
To identify our median employee, we used the following methodology, material assumptions, adjustments and estimates:
•As of October 1, 2024 (the “Determination Date”), we employed approximately 79,791 employees worldwide, including those employed on a full-time, part-time, seasonal or temporary basis, which includes 45,665 associates in the United States, 4,082 associates in Canada and 30,044 associates who reside outside of the United States and Canada in 35 countries. In calculating the pay ratio, we excluded, under the de minimis exception to the pay ratio rule, employees in 21 countries as follows: Ukraine (903), Hungary (838), Spain (500), Mexico (377), Sweden (315), Serbia (292), Malaysia (88), Estonia (49), Croatia (49), China (48), Other Corporate Entities (39), India (27), Isle of Man (273), Austria (20), Singapore (20), Luxembourg (15), Italy (14), United Arab Emirates (7), Czech Republic (7), Norway (6), New Zealand (4), representing 4.6% of our total global workforce.
•We identified our median employee as of the Determination Date by comparing a consistently applied compensation measure consisting of salary, wages and incentive fees, as reflected in our payroll records and as reported to the local tax authorities (the “Estimated Compensation”) for all employees, excluding our Chief Executive Officer, who were employed by us on the Determination Date. No cost-of-living adjustments were made. No employees were removed or annualized due to tenure. To ensure accuracy and stability, we expanded the range by selecting 13 employees above and 13 employees below the initially calculated median employee. From this population, we identified the employee closest to the median who has not had a job change (promotion/demotion) within the full fiscal year and has not experienced a significant year-over-year compensation variability due to variable compensation elements. For this determination, the actual median employee was identified to fit these criteria.
•For non-U.S. employees, we converted their Estimated Compensation to U.S. Dollars from the applicable local currency using the using the October 1, 2024 exchange rate.
•After identifying the median employee based on Estimated Compensation, we calculated Annual Total Compensation (as defined below) for that employee using the same methodology we used for our NEOs as set forth in the 2024 Summary Compensation Table on page 71.
•The Annual Total Compensation of our Chief Executive Officer was $13,582,146 and the Annual Total Compensation of our median employee, other than our Chief Executive Officer, was $57,521.
The SEC’s rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their associate populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different associate populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The above information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median associate and the Annual Total Compensation of our Chief Executive Officer has been provided as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

CRH Notice and Proxy Statement 81

Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years ended on December 31, 2024, December 31, 2023 and December 31, 2022.

					Value of Initial Fixed $100 Investment(7) Based On:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(4)(5)	CRH Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	Net Income ($ in millions)	Adjusted EBITDA* ($ in millions)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	13,582,146	39,593,471	6,157,742	12,319,603	191.52	98.70	3,521	6,930
2023	13,760,706	46,251,328	6,036,557	10,816,925	141.46	98.74	3,072	6,176
2022	11,475,917	(3,236,277)	4,419,756	2,084,718	77.57	87.73	3,889	5,388
(1)    The principal executive officer (“PEO”) for each of the referenced periods above was Mr. Manifold. Mr. Manifold retired from his role as the PEO with effect from December 31, 2024. As an FPI in fiscal 2022 and fiscal 2023, the Company was required to provide executive compensation disclosure on an individual basis only for Mr. Manifold and Mr. Mintern in accordance with the requirements of Form 20-F. In fiscal 2024, the Company determined that it no longer qualified as an FPI effective January 1, 2025, and Mr. Buckley, Mr. Creech and Mr. Lake became NEOs in fiscal 2024. Accordingly, for fiscal 2022 and 2023, only the compensation details of Mr. Mintern are included in the Non-PEO NEO details above.
(2)     In calculating the compensation actually paid amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. This valuation assumption used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(3)     To calculate the Compensation Actually Paid (CAP) for the PEO, the following adjustments were made to the Summary Compensation Table (SCT) total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown:

		Adjustments to SCT
Fiscal Year	SCT Total for PEO ($)	Less: Grant Date Fair Value of Awards Reported in FY SCT ($)	Less/Plus: Change in Pension Value ($)	Plus: Pension Service Cost and Associated Prior Service Cost ($)	Plus: Year-End Fair Value of Awards granted in FY that are outstanding and unvested as of end of FY ($)	Plus: Vesting Date Fair Value of Awards that are granted and vested in the same FY ($)	Plus: Change in Fair Value of Prior Year Awards outstanding and unvested as of end of FY ($)	Plus: Change in Fair Value of Prior Year Awards that vested in FY ($)	Less: Prior Year Awards that fail to meet vesting conditions during FY ($)	Plus: Dividends or other earnings paid on all awards in FY prior to vesting date ($)	CAP for PEO ($)
2024	13,582,146	(8,307,724)	(50,929)	—	8,060,676	—	19,527,637	2,699,758	—	4,081,907	39,593,471
2023	13,760,706	(8,086,438)	(857,367)	—	9,553,746	—	26,063,718	2,328,964	—	3,487,998	46,251,328
2022	11,475,917	(6,658,789)	—	86,152	3,553,806	—	(9,963,460)	(2,050,846)	—	320,943	(3,236,277)
(4)     The non-PEO NEOs represent the following individuals for each of the years shown:
•     2024: Jim Mintern (Current Chief Executive Officer and Former Chief Financial Officer), Randy Lake (Chief Operating Officer), Peter Buckley (President, International Division) and Nathan Creech (President, Americas Division).
•     2023: Jim Mintern (Current Chief Executive Officer and Former Chief Financial Officer).
•     2022: Jim Mintern (Current Chief Executive Officer and Former Chief Financial Officer).
(5)     To calculate the CAP for the non-PEO NEOs, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown:

		Adjustments to SCT
Fiscal Year	SCT Total for Non-PEO NEOs ($)	Less: Grant Date Fair Value of Awards Reported in FY SCT ($)	Less/Plus: Change in Pension Value ($)	Plus: Pension Service Cost and Associated Prior Service Cost ($)	Plus: Year-End Fair Value of Awards granted in FY that are outstanding and unvested as of end of FY ($)	Plus: Vesting Date Fair Value of Awards that are granted and vested in the same FY ($)	Plus: Change in Fair Value of Prior Year Awards outstanding and unvested as of end of FY ($)	Plus: Change in Fair Value of Prior Year Awards that vested in FY ($)	Less: Prior Year Awards that fail to meet vesting conditions during FY ($)	Plus: Dividends or other earnings paid on all awards in FY prior to vesting date ($)	CAP for Non-PEO NEOs ($)
2024	6,157,742	(3,141,682)	(8,781)	21,776	3,034,406	—	4,780,449	792,058	—	683,635	12,319,603
2023	6,036,557	(3,045,382)	(712,490)	47,571	3,623,851	—	4,000,348	391,772	—	474,698	10,816,925
2022	4,419,756	(2,352,655)	—	60,937	1,243,102	—	(974,832)	(446,574)	—	134,984	2,084,718
(6)     The selected peer group is the S&P 500 Materials Section. The comparison of TSRs assumes that $100 was invested on December 31, 2021 in Company ordinary shares and the S&P 500 Index and that dividends were reinvested when and as paid.
(7)     Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2024 to our Company’s performance, is Adjusted EBITDA*. Adjusted EBITDA* is a key driver of CRH’s financial performance and is widely used by investors, shareholders and other stakeholders in their assessment of CRH’s performance. It also drives all long-term financial metrics (Cash Flow and RONA) and all short-term financial metrics (Cash Flow, EPS and RONA).
* Represents a non-GAAP measure. See the discussion within ‘Reconciliation of Non-GAAP Figures’ in Annex A.
CRH Notice and Proxy Statement 82

The items listed below represents an unranked list of the performance measures we consider most important in linking compensation actually paid to our NEOs to Company performance for the fiscal year ended December 31, 2024:

Most Important Performance Measures for PEO and Non-PEO NEOs(8)
Adjusted EBITDA
Cash Flow
RONA
(8)     The most important performance measures include our company selected measure and the two financial metrics used for long-term incentive awards with performance-based vesting, as described in our CD&A. Each of these measures is a critical operational metric reported to shareholders.
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Net Income:

CRH Notice and Proxy Statement 83

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Adjusted EBITDA:

CRH Notice and Proxy Statement 84

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information, as of December 31, 2024, relating to our equity compensation plans pursuant to which grants of options, restricted share awards, performance share awards, deferred share awards or other rights to acquire our ordinary shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted - Average Exercise Price of Outstanding Options, Warrants and Rights ($) (3)	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (4)
Equity compensation plans approved by security holders (1)	9,626,349	34.16	24,257,569
Equity compensation plans not approved by security holders (2)	344,916	—	33,539,002
Total	9,971,265	34.16	57,796,571
1.Includes the Company’s 2014 Performance Share Plan, which expired in May 2024, the Company’s Savings-related Share Option Schemes and Irish Share Participation Schemes, each of which has been approved by the shareholders. No further awards may be granted under the 2014 Performance Share Plan. For a description of these plans, please see pages 62 and 68.
2.Includes the 2014 Deferred Share Plan and the 2013 Restricted Share Plan. No further awards will be granted under the 2014 Deferred Share Plan or the 2013 Restricted Share Plan following the conclusion of the 2025 AGM, unless the Equity Incentive Plan is not approved by CRH’s shareholders. For a description of the 2014 Deferred Share Plan please see page 61. Under the rules of the 2013 Restricted Share Plan, certain senior executives (excluding Executive Directors) can receive conditional awards of shares.
3.The weighted average exercise price of outstanding options, warrant and rights excludes awards under the 2014 Performance Share Plan, the 2013 Restricted Share Plan and the 2014 DSBP because awards under such plans do not have an exercise price.
4.Under the applicable rules of the Company’s share plans, and consistent with UK governance practice, the total number of shares allocated under the Company’s share plans cannot exceed such number as represents 10% of the ordinary share capital of the Company in issue at any given time. The Equity Incentive Plan is intended to replace the discretionary share plans in operation (other than the Savings-related Share Option and the Share Participation Schemes for eligible employees in Ireland and the United Kingdom), and no further awards will be granted under those plans unless the Equity Incentive Plan is not approved by CRH’s shareholders. As discussed under “Burn Rate and Overhang” on pages 24 and 25, if the Equity Incentive Plan is approved by CRH’s shareholders, the Company will have an aggregate of 16.5 million ordinary shares available for issuance under equity compensation plans, comprised of 15 million ordinary shares available for issuance pursuant to the Equity Incentive Plan and 1.5 million shares available for issuance pursuant to the Savings-related Share Option Schemes that may be offered by CRH’s Irish and UK employing entities.

CRH Notice and Proxy Statement 85

Related Party Transactions
Transactions with Related Persons
During fiscal 2024, Extech Building Materials (Extech) purchased building materials totaling approximately $6,553,000 from certain of our wholly-owned subsidiaries. Extech is majority owned by the family of Bob Feury, our Chief Culture & People Officer, who owns a minority stake in Extech. Mr. Feury’s father, Robert Feury Sr., is a director and part owner of Extech, his brother, Tim Feury, is Extech’s chief executive and part owner and his brother, Brian Feury, is Extech’s chief operating officer and part owner. These ongoing transactions with Extech were conducted on an arm’s-length basis in the ordinary course of business and were approved in accordance with the Company’s policy on transactions with related persons.
BlackRock, Inc. and its affiliates (together, “BlackRock”) held more than 5% of CRH’s outstanding ordinary shares during 2024. During 2024, CRH had an approximate daily balance of $376,000,000 in a money market fund managed by BlackRock, for which BlackRock received fees of approximately $270,000 based on the amounts invested. Additionally, one of the Company’s wholly-owned subsidiary’s pension scheme investments are managed through BlackRock which resulted in approximately $33,000 of fees.
FMR LLC and its affiliates (together, “Fidelity”) held more than 5% of CRH’s outstanding ordinary shares during 2024. During 2024, Fidelity managed the 401(k) employee contribution and employer match program in the United States which resulted in approximately $1,150,000 of fees.
Barclays PLC and its affiliates (together, “Barclays”) notified us that they held more than 5% of CRH’s outstanding ordinary shares during May and June 2024. Throughout 2024, a wholly owned subsidiary of CRH plc procured services from Barclays across cash management, bonds & guarantees and credit card acquiring services which resulted in approximately $633,000 of fees.
These ongoing transactions with major shareholders have been conducted in the ordinary course of business and on customary terms negotiated on an arms-length basis, and they have been approved in line with the Company’s policy on transactions with related persons.

Policy and Procedures for Review and Approval of Related Party Transactions
The Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and related parties (including current executive officers and directors and persons who served in those roles at any time since the beginning of our most recently completed fiscal year, greater than 5% beneficial owners of the Company’s ordinary shares, immediate family members of such persons, related entities of such persons, and persons who may be a ‘related person’ under applicable Disclosure Guidance and Transparency Rules of the UK’s Financial Conduct Authority (the “UK DTR”) (a “Related Party”).
The policy covers transactions in which the Company or any of its controlled subsidiaries was, is or will be a participant, where the amount involved exceeds $120,000, and in which a Related Party has or will have a material interest, in addition to certain transactions or arrangements (other than in the ordinary course of business and concluded on normal market terms) that would fall within the scope of the applicable UK DTR on related party transactions (any such transaction, a “Related Party Transaction”).
Related Party Transactions must be reviewed and approved by the Nomination & Corporate Governance Committee of the Board, which will approve a transaction only if it determines that the transaction is not inconsistent with the interests of the Company and its shareholders and such transaction complies with other relevant Company policies, organizational documents and relevant requirements. If it is inappropriate for the Nomination & Corporate Governance Committee to review and consider the approval or ratification of the Related Party Transaction for reasons of conflict of interests or otherwise, then the proposed transaction will be approved by another independent body of the Board. In addition, if a proposed Related Party Transaction involves a Related Party who is a member of the Nomination & Corporate Governance Committee (or such alternate independent body considering such transaction) or an immediate family member thereof, such director may not participate in any discussion or vote regarding approval, ratification or rejection of such transaction, although such director may be counted in determining the presence of a quorum at a meeting to consider such transaction.
In considering the transaction, the Nomination & Corporate Governance Committee, or its substitute independent body, shall take into account, among other factors it deems appropriate, the following factors:
•whether the transaction was undertaken in the ordinary course of business of the Company;
•the parties thereto and the relationship of the Related Party to the Company;
•the extent, direct or indirect, of the Related Party’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction;
•the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business of the Company;
•whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that would have been reached with an unrelated third-party;
•the material terms of the proposed Related Party Transaction, including the purpose of, and the potential benefits to the Company of the transaction;
•the public announcement requirements that may apply under the Exchange Act or the UK DTRs;
•the importance and fairness of the transaction both to the Company and the Related Party;
•whether the Related Party Transaction could also fall within restrictions on noncash and credit transactions with directors or their connected persons under the Companies Act 2014; and
•any other information regarding the transaction or the Related Party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transactions.
The Nomination & Corporate Governance Committee has delegated authority to the Chair of the Committee to pre-approve or ratify certain transactions subject to the Related Party Transactions Policy. A summary of any new transactions pre-approved or ratified by the Chair is provided to the Nomination & Corporate Governance Committee for its review at its next scheduled meeting.
CRH Notice and Proxy Statement 86

Insider Trading Arrangements and Policies
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing transactions in our securities by our directors and employees, as well as by CRH itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report.

20 WEST
59 SOUTH
Meridian
82 WEST
Columbus
59
59
20
20

CRH Notice and Proxy Statement 87

General Information
This Notice of Meeting and Proxy Statement relates to the solicitation of votes or proxies by CRH plc, on behalf of its Board of Directors (the “Board”), for use at the Company’s 2025 AGM and at any adjournment or postponement of such meeting. The Company bears the cost of solicitation of proxies by the Company. In addition to this mailing, our Directors, officers, and employees in the ordinary course of their employment, without special compensation other than reimbursement of expenses, may solicit proxies personally, electronically, by telephone, or with additional mailings. We are paying D.F. King a fee of approximately $23,750 for assistance with soliciting proxies. We may also reimburse intermediaries, fiduciaries, custodians, and brokerage houses, for their expenses incurred in forwarding these materials to the beneficial owners of shares held in their names.
In this Notice of Meeting and Proxy Statement, unless otherwise specified or the context otherwise requires, the terms “Company”, “CRH”, “Group”, “we”, “us”, and “our” and other similar terms used in this Notice of Meeting and Proxy Statement refer to CRH plc and its consolidated subsidiaries. Except as otherwise specified or the context otherwise requires, references to years indicate our fiscal year ending December 31 of the respective year.
The Company’s website address is www.crh.com. We include website addresses throughout this Notice of Meeting and Proxy Statement for reference only. The information contained in, or available through, these websites is not part of, or incorporated by reference into, this Notice of Meeting and Proxy Statement. Addresses, including electronic addresses provided in this Notice of Meeting and Proxy Statement, are provided solely for the purposes so specified. You may not use any electronic address provided in this Notice of Meeting and Proxy Statement or other proxy materials to communicate with the Company for any purpose other than those expressly stated herein or therein.
What is the date, time and location of the 2025 AGM?
The 2025 AGM of CRH plc will be held at the Royal Marine Hotel, Marine Road, Dun Laoghaire, Co. Dublin, Ireland at 11:00 a.m. (Dublin) on Thursday, May 8, 2025.
Where can I locate information regarding the 2025 AGM?
Information regarding the 2025 AGM, including a copy of this Notice of Meeting and Proxy Statement, our 2024 Annual Report, proxy card (together, the "Proxy Materials"), the Irish Statutory Accounts and copies of any other documentation relating to the 2025 AGM, including a full comparison version of the proposed changes to the Company’s Articles, is available on the CRH website, www.crh.com. To access these documents, please select AGM under “Shareholder Centre” in the Investors section of the website.
What is the “Notice-and-Access” model and why did the Company elect to use it?
We are making this Notice of Meeting and Proxy Statement and 2024 Annual Report available to shareholders on the Internet under the SEC’s Notice-and-Access model. On or about           , 2025, we will mail to all shareholders (as of the close of business on the Record Date) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the Proxy Materials. Accordingly, on or about           , 2025, our Proxy Materials are first being made available to our shareholders on www.envisionreports.com/CRH. The Notice of Internet Availability includes instructions for accessing an electronic copy of the Proxy Materials on the internet and for how to vote. The Notice of Internet Availability also includes instructions on how to request a full set of printed Proxy Materials.
We believe the electronic method of delivery under the Notice of Internet Availability model will decrease postage and printing expenses, expedite delivery of Proxy Materials to you, and reduce our environmental impact, and we encourage you to take advantage of the availability of the Proxy Materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the Proxy Materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.
Why did I receive a Notice in the mail regarding the Notice of Internet Availability of Proxy Materials instead of a full set of printed Proxy Materials?
Under rules adopted by the SEC, we are making the Proxy Materials available to our shareholders primarily through the Internet (“Notice-and-Access”). On or about           , 2025, we will mail the Notice of Internet Availability to holders of our ordinary shares at the Record Date (7:00 p.m. (Dublin)/3:00 p.m. (New York) on Wednesday, March 12, 2025, other than to those shareholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability contains instructions on how to access an electronic copy of our Proxy Materials, including this Notice of Meeting and Proxy Statement and our 2024 Annual Report to shareholders. The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Materials. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our Proxy Materials.
Can I access proxy materials on the Internet?
The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2025 AGM at www.envisionreports.com/CRH. You may elect to receive an e-mail, which will provide a link to these documents on the internet instead of waiting to receive the Notice of Internet Availability to access the Proxy Materials.
Can I vote my shares by filling out and returning the Notice of Internet Availability?
No. The Notice of Internet Availability only identifies the items to be voted on at the 2025 AGM. You cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote. For additional information, see “How do I vote my shares and what are the voting deadlines?”
Why didn’t I receive a Notice of Internet Availability in the mail regarding the internet availability of the Proxy Materials?
We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the Proxy Materials, with paper copies of the Proxy Materials instead of a Notice of Internet Availability. In addition, we are providing the Proxy Materials by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.
Why are there two sets of Financial Statements covering the same fiscal period?
CRH's 2024 Annual Report contains financial statements for 2024 prepared in accordance with U.S. GAAP and filed with the SEC on Form 10-K on February 26, 2025.
CRH Notice and Proxy Statement 88

Irish law also requires us to provide you with our Irish Statutory Accounts for our 2024 fiscal year, including the reports of our Directors and auditors thereon, which accounts have been prepared in accordance with IFRS and Irish law. The Irish Statutory Accounts for our 2024 fiscal year are available on the Company's website, www.crh.com, under the heading "Shareholder Centre", and will be laid before the 2025 AGM.
What is the Record Date for the 2025 AGM?
The Record Date for the 2025 AGM is 7:00 p.m. (Dublin)/3:00 p.m. (New York) on Wednesday, March 12, 2025.
A shareholder must hold their interest in CRH plc ordinary shares (see “How do I know what category of shareholder I am?”) on the Record Date in order to exercise their right to participate and vote at the 2025 AGM, and any change after the Record Date shall be disregarded in determining the right of that person to attend and vote at the meeting.
The Record Date is earlier than the date of the 2025 AGM. Accordingly, if a shareholder acquires ordinary shares after the Record Date, they may vote those shares only if they are appointed as a proxy to do so from the person who held the shares on the Record Date.
If the meeting is adjourned, any change to the Record Date (and/or voting deadlines) will be communicated to shareholders by the Company.
Who can vote at the 2025 AGM?
You can vote at the 2025 AGM if you were a shareholder in the Company at 7:00 p.m. (Dublin)/3:00 p.m. (New York) on Wednesday, March 12, 2025.
As at March 12, 2025, there were 677,801,341 ordinary shares outstanding, each of which entitles the holder to one vote for each matter to be voted on at the 2025 AGM.
How do I know what category of shareholder I am?
“Registered shareholders” refers to persons listed on the register of members (i.e. those shareholders whose shareholding is evidenced by their Statement of Holding and who do not hold their interests in shares as street name holders or DI holders).
“Street name holders” refers to persons who hold their interests in CRH plc’s shares in a stock brokerage account or via a broker, bank or other nominee that is a participant in DTC.
“DI holders” refers to holders of CRH plc UK Depository Interests entered in the register of DI Holders of the Company.
References to “shareholder” in this Notice of Meeting and Proxy Statement refers to registered shareholders, street name holders and DI holders.
How do I vote?
The process for appointing a proxy and/or voting in connection with the Proposals to be proposed at the 2025 AGM depends on how you hold your shares (see “How do I know what category of shareholder I am?”).
The information in this section in respect of voting procedures for street name holders and DI holders (see further below) is for guidance only and such persons should consult their stockbroker or the intermediary through which they acquired their shares at the earliest opportunity for further information on the processes and timelines for submitting proxies and voting instructions for the 2025 AGM.
1.    Registered shareholders: Registered shareholders at the Record Date may vote by proxy or in person.
Voting by proxy
Registered shareholders may vote by proxy in advance of the deadline for voting of 11:00 a.m. (Dublin)/6:00 a.m. (New York) on May 6, 2025 by using any one of the following methods:
(i) online by visiting www.envisionreports.com/CRH or scanning the QR code and following the instructions on their proxy card; or
(ii) by mail, if a registered shareholder received printed Proxy Materials, by following the instructions on their proxy card and returning their completed proxy card in the postage-paid envelope accompanying their proxy materials.
A registered shareholder may also appoint a proxy by delivering their proxy card (or a proxy in the form set out in Section 184 of the Companies Act 2014) to The Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland, to be received no later than 11:00 a.m. (Dublin)/6:00 a.m. (New York) on May 6, 2025. A proxy is not required to be a shareholder of the Company.
Registered shareholders eligible to attend and vote at the 2025 AGM may exercise their right to vote at the 2025 AGM by appointing one or more proxies, who need not be a member, to attend, speak and vote instead of the registered shareholder. Registered shareholders may appoint the Chair of the 2025 AGM or another individual, who need not be a member(s) of the Company, as their proxy. Appointment of a proxy does not preclude members from attending and voting at the 2025 AGM should they subsequently wish to do so.
In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other registered shareholder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members.
Voting in person
Registered shareholders may alternatively attend the 2025 AGM in person to vote in person.
2. Street name holders: Only those street name holders holding shares on the Record Date are entitled to vote on the Proposals in respect of such shares.
Voting by proxy
Street name holders may direct their broker, bank or other nominee on how to vote their shares by following the instructions for voting on the voting instruction form provided by their broker, bank or other nominee. If a street name holder does not direct their broker, bank or other nominee on how to vote their shares on their voting instruction form, their shares will not be voted at the 2025 AGM on certain matters (see “What are broker non-votes and what effect do they have?”). Please note that the deadline for voting by street name holders is 4:59 p.m. (Dublin)/11:59 a.m. (New York) on May 6, 2025. We encourage street name holders to communicate their voting decisions to their broker, bank or other nominee by the time prescribed by their broker, bank or other nominee well in advance of this deadline to ensure that their vote will be counted.
Voting in person
If a street name holder wishes to vote in person at the 2025 AGM, they must obtain a legal proxy from their broker, bank or other nominee and present it to the Company Secretary or other Company representative, at the 2025 AGM.

CRH Notice and Proxy Statement 89

3. DI holders: DI holders on the Record Date are entitled to provide voting instructions to Computershare U.K. in respect of the number of DIs registered in their name(s) at that time.
Voting by proxy
DI holders may direct Computershare U.K. to vote the shares represented by their DIs in two ways:
A.By Internet—CREST. Issue an instruction through the CREST electronic voting appointment service using the procedures described in the CREST manual (available from www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider, should refer to their CREST sponsor or voting services provider, who will be able to take the appropriate action on their behalf. For instructions made using the CREST service to be valid, the appropriate CREST message (a CREST Voting Instruction) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K., must be transmitted so as to be received by the Company’s agent (ID 3RA50) by no later than 11:00 a.m. (Dublin)/6:00 a.m. (New York) on May 5, 2025.
The time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the Company’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST. EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations apply to the transmission of a CREST Voting Instruction. It is the responsibility of the CREST member to take (or to procure that the CREST sponsor or voting service provider takes) such action necessary to ensure that a CREST Voting Instruction is transmitted by any particular time. CREST members and, where applicable, their CREST sponsors or voting service providers, are referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
B. By Mail. Complete and return a Form of Instruction to Computershare U.K. by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by Computershare U.K. by 11:00 a.m. (Dublin)/6:00 a.m. (New York) on May 6, 2025. Computershare U.K., as the depositary, will then make arrangements to vote your underlying shares according to your instructions.
Voting in person
DI holders who wish to attend and vote at the 2025 AGM in person must obtain a Letter of Representation from their broker or nominee and then provide this letter by e-mail to Computershare U.K. at ukallditeam2@computershare.co.uk by 11:00 a.m. (Dublin)/6:00 a.m. (New York) on May 5, 2025. Computershare U.K., on behalf of Computershare Trust Company N.A., will then provide the DI holder with a separate Letter of Representation which will confirm the amount of ordinary shares they will represent, allowing the DI Holder to attend, speak and vote at the 2025 AGM.
DI holders must bring the Letter of Representation and present it to the Company Secretary or other Company representative at the 2025 AGM. Any DI holders that do not follow the above process will be unable to represent their position in person at the AGM.
What are broker non-votes and what effect do they have?
Broker non-votes occur when nominees, such as banks and brokers holding shares in “street name” on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE. On “non-routine” matters, nominees cannot vote unless they receive voting instructions from beneficial owners. If your nominee elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
The proposals at the 2025 AGM that are considered “routine” matters are: Proposal 5 — (A) Appointment of the Auditor; and (B) Authority to Set the Compensation of the Auditor; Proposal 6—Renewal of the Annual Authority of the Board of Directors to Issue Shares; Proposal 7—Renewal of the Annual Authority of the Board of Directors to Issue Shares for Cash without first Offering Shares to Existing Shareholders; Proposal 8—Renewal of the Annual Authority of the Board of Directors to Make Market Purchases and Overseas Market Purchases of the Company’s Issued Share Capital; and Proposal 9—To Determine the Price Range at which the Company can Re-Issue Shares that it Holds as Treasury Shares.
The remaining proposals being considered at the 2025 AGM are considered “non-routine” matters. Therefore, if your shares are held in “street name”and you do not provide instructions as to how your shares are to be voted on Proposals 1, 2, 3, 4, 10, 11 and 12, your broker will not be able to vote your shares on these non-routine proposals.
What constitutes a quorum?
As provided by the Company’s Articles, two shareholders present in person or by proxy who have the right to attend and vote at the meeting constitutes a quorum at the AGM. Abstentions and broker “non-votes” are counted as present for the purposes of determining whether a quorum exists.
Can I revoke my proxy or change my vote after I have voted?
Yes. If you are a registered shareholder and previously voted by Internet, scanning a QR Code or mail, you may revoke your proxy or change your vote by:
•voting at a later date by Internet or scanning the QR code as set forth above before the closing of proxy deadline;
•mailing a proxy card that is properly signed and dated with a later date than your previous vote and that is received no later than the proxy deadline;
•attending the 2025 AGM in Dublin and voting during the meeting; or
•sending a written notice of revocation to the Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland or by e-mail to companysecretarysoffice@crh.com.
If you are a street name holder, you must contact the holder of record to revoke a previously authorized proxy.
UK DI Holders should contact Computershare U.K. for instructions on how to revoke their proxies or change their vote.
How are resolutions put to a vote decided?
All resolutions at the 2025 AGM will be put to a poll. Pursuant to Section 190(b) of the Companies Act 2014, where a poll is taken at the Annual General Meeting, a shareholder, present in person or by proxy, holding more than one share need not cast all his/her votes in the same way.

CRH Notice and Proxy Statement 90

If I attend the 2025 AGM in person, what do I need to bring?
Persons attending the 2025 AGM should bring photographic identification to verify their identify and present it to the Company Secretary or other Company representative at the 2025 AGM.
Persons attending the 2025 AGM (other than registered holders attending in person) must also bring the proxy or other document evidencing their authority to attend and vote at the 2025 AGM (see also “How do I vote?”) and present it to the Company Secretary or other Company representative at the 2025 AGM. During the meeting, persons attending in person may not use cameras, smart phones or other audio, video or electronic recording devices, unless expressly authorized by the Chair of the meeting.
How do I submit director nominees or a shareholder proposal at the 2026 AGM?
Any eligible shareholder who intends to present a proposal at the 2026 Annual General Meeting (“2026 AGM”) and who wishes to have a proposal included in CRH’s proxy statement for that annual meeting pursuant to SEC Rule 14a-8 must deliver the proposal to the Company Secretary on or before           , 2025 and must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
To be eligible for consideration at the 2026 AGM, any nomination or proposal of other business (other than a proposal pursuant to Rule 14a-8) by a shareholder must comply with the procedures and other requirements specified in CRH’s Articles, as amended from time to time. Under CRH’s current Articles, any such proposal may only concern a nominee for election who has consented to such nomination, and that proposal must be received by the Company Secretary not less than seven nor more than 21 days before the 2026 AGM. If Proposal 10 is approved and the Articles are amended as further described on page 35, any nomination or other proposal that is a proper subject for consideration would be required to be received by the Company Secretary not earlier than January 8, 2026 and not later than 5:00 p.m. at CRH’s principal executive offices on February 7, 2026.
Notice provided by shareholders under the SEC’s Rule 14a-19 who intend to solicit proxies in support of nominees submitted pursuant to our Articles must be received by March 9, 2026 and must comply with the requirements of our Articles and the additional requirements of Rule 14a-19(b). Please note that the advance notice requirements of Rule 14a-19 do not override or supersede any longer advance notice requirements or any other requirements in the Articles, including the requirements that would be adopted if Proposal 10 is approved.
All submissions to, or requests of, the Company Secretary should be made to CRH’s principal executive offices at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland or via e-mail at companysecretarysoffice@crh.com. Please ensure that receipt of all submissions is confirmed.
How do I obtain more information about CRH?
A copy of our 2024 Annual Report to shareholders accompanies this Notice of Meeting and Proxy Statement. You may also obtain, free of charge, a copy of that document, our 2024 Annual Report on Form 10-K, our Corporate Governance Guidelines, our Code of Business Conduct and the charters for our Acquisitions, Divestments & Finance, Audit, Compensation, Nomination & Corporate Governance and Safety, Environment & Social Responsibility Committees by writing to CRH plc, c/o Company Secretary, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland, or via e-mail at companysecretarysoffice@crh.com.
These documents, as well as other information about CRH, are also available on our website at www.crh.com.
CRH Notice and Proxy Statement 91

Annex A – Reconciliation of Non-GAAP Figures
1. Adjusted EBITDA
Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, loss on impairments, gain/loss on divestitures and unrealized gain/loss on investments, income/loss from equity method investments, substantial acquisition-related costs and pension expense/income excluding current service cost component. It is quoted by management in conjunction with other GAAP and non-GAAP financial measures to aid investors in their analysis of the performance of the Company. Adjusted EBITDA by segment is monitored by management in order to allocate resources between segments and to assess performance. Adjusted EBITDA margin is calculated by expressing Adjusted EBITDA as a percentage of total revenues.
Reconciliation to its nearest GAAP measure is presented below:

in $ millions	2024	2023	2022
Net income	3,521	3,072	3,889
Income from discontinued operations, net of income tax expense	–	–	(1,190)
Loss from equity method investments (i)	108	17	–
Income tax expense	1,085	925	762
(Gain) loss on divestitures and unrealized gains on investments (ii)	(250)	–	99
Pension income excluding current service cost component (ii)	(7)	(3)	(30)
Other interest, net (ii)	(1)	5	—
Interest expense	612	376	344
Interest income	(143)	(206)	(65)
Depreciation, depletion and amortization	1,798	1,633	1,552
Loss on impairments (i)	161	357	–
Substantial acquisition-related costs (iii)	46	–	27
Adjusted EBITDA	6,930	6,176	5,388

Total revenues	35,572	34,949	32,723
Net income margin	9.9%	8.8%	11.9%
Adjusted EBITDA margin	19.5%	17.7%	16.5%

(i) For the year ended December 31, 2024, the total impairment loss comprised $0.35 billion, principally related to the Architectural Products reporting unit within International Solutions and the equity method investment in China. For the year ended December 31, 2023, the total impairment loss comprised $62 million within Americas Materials Solutions and $295 million within International Solutions.
(ii) (Gain) loss on divestitures and unrealized gains on investments, pension income excluding current service cost component and other interest, net have been included in Other nonoperating income (expense), net in the Consolidated Statements of Income.
(iii) Represents expenses associated with non-routine substantial acquisitions, which meet the criteria for being separately reported in Note 4 “Acquisitions” in Item 8. “Financial Statements and Supplementary Data” in the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025. Expenses in 2024 and in 2022 primarily include legal and consulting expenses related to these non-routine substantial acquisitions.

CRH Notice and Proxy Statement 92

Annex A – Reconciliation of Non-GAAP Figures
2. Return on Net Assets (RONA)
Return on Net Assets is a key internal pre-tax and pre-impairment (which is non-cash) measure of operating performance throughout the Company and can be used by management and investors to measure the relative use of assets between CRH’s segments. The metric measures management’s ability to generate income from the net assets required to support that business, focusing on both profit maximization and the maintenance of an efficient asset base; it encourages effective fixed asset maintenance programs, good decisions regarding expenditure on property, plant and equipment and the timely disposal of surplus assets. It also supports the effective management of the Company’s working capital base. RONA is calculated by expressing operating income from continuing operations and operating income from discontinued operations excluding loss on impairments (which is non-cash) as a percentage of average net assets. Net assets comprise total assets by segment (including assets held for sale) less total liabilities by segment (excluding finance lease liabilities and including liabilities associated with assets classified as held for sale) as shown below and detailed in Note 3 “Assets held for sale and discontinued operations” in Item 8. “Financial Statements and Supplementary Data” in the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025, and excludes equity method investments and other financial assets, Net Debt (as defined in the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025) and tax assets and liabilities. The average net assets for the year is the simple average of the opening and closing balance sheet figures.

Reconciliation to its nearest GAAP measure is presented below:

in $ millions		2024	2023	2022
Operating income	A	4,925	4,186	3,809
Operating income from discontinued operations		—	—	89
		4,925	4,186	3,898
Adjusted for loss on impairments (i)		161	357	–
Numerator for RONA computation		5,086	4,543	3,898

Current year
Segment assets (ii)		45,534	38,868	38,504
Segment liabilities (ii)		(9,771)	(10,169)	(8,883)
	B	35,763	28,699	29,621
Finance lease liabilities		257	117	81
		36,020	28,816	29,702
Assets held for sale (iii)		–	1,268	–
Liabilities associated with assets classified as held for sale (iii)		–	(375)	–
		36,020	29,709	29,702

Prior year
Segment assets (ii)		38,868	38,504	37,951
Segment liabilities (ii)		(10,169)	(8,883)	(9,246)
	C	28,699	29,621	28,705
Finance lease liabilities		117	81	83
		28,816	29,702	28,788
Assets held for sale (iii)		1,268	–	–
Liabilities associated with assets classified as held for sale (iii)		(375)	–	–
		29,709	29,702	28,788

Denominator for RONA computation - average net assets		32,865	29,706	29,245

Return on net segment assets (A divided by average of B and C)		15.3%	14.4%	13.1%

RONA		15.5%	15.3%	13.3%

Total assets as reported in the Consolidated Balance Sheets		50,613	47,469	45,319
Total liabilities as reported in the Consolidated Balance Sheets		27,763	25,848	22,279

(i) Operating income is adjusted for loss on impairments. For the year ended December 31, 2024, the total impairment loss comprised $161 million within International Solutions. For the year ended December 31, 2023, the total impairment loss comprised $62 million within Americas Materials Solutions and $295 million within International Solutions.
(ii) Segment assets and liabilities as disclosed in Note 20 “Segment information” in Item 8. “Financial Statements and Supplementary Data” in the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025.

(iii) Assets held for sale and liabilities associated with assets classified as held for sale as disclosed in Note 3 “Assets held for sale and discontinued operations” in Item 8. “Financial Statements and Supplementary Data” in the 2024 Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025.

CRH Notice and Proxy Statement 93

Annex A – Reconciliation of Non-GAAP Figures
3. Basic EPS pre‑impairment
Basic EPS pre‑impairment is a measure of the Company's profitability per share from continuing operations excluding any loss on impairments (which is non-cash) and the related tax impact of such impairments. It is used by management to evaluate the Company's underlying profit performance and its own past performance. Basic EPS information presented on a pre‑impairment basis is useful to investors as it provides an insight into the Company's underlying performance and profitability. Basic EPS pre‑impairment is calculated as income from continuing operations adjusted for (i) net (income) attributable to redeemable noncontrolling interests (ii) net loss (income) attributable to noncontrolling interests (iii) adjustment of redeemable noncontrolling interests to redemption value and excluding any loss on impairments (and the related tax impact of such impairments) divided by the weighted average number of common shares outstanding for the year.
Reconciliation to its nearest GAAP measure is presented below:

in $ millions, except share and per share data	2024	Per Share - basic	2023	Per Share - basic	2022	Per Share - basic
Weighted average common shares outstanding – basic	683.3		723.9		758.3

Income from continuing operations	3,521	$5.15	3,072	$4.24	2,699	$3.56
Net (income) attributable to redeemable noncontrolling interests	(28)	($0.04)	(28)	($0.04)	(27)	($0.03)
Net (income) loss attributable to noncontrolling interests	(1)	–	134	$0.19	–	–
Adjustment of redeemable noncontrolling interests to redemption value	(34)	($0.05)	(24)	($0.03)	40	$0.05
Income from continuing operations for EPS	3,458	$5.06	3,154	$4.36	2,712	$3.58
Impairment of property, plant and equipment and intangible assets	161	$0.24	224	$0.30	–	–
Impairment of equity method investments (net of tax)	151	$0.22	–	–	–	–
Tax related to impairment charges	(26)	($0.04)	(9)	($0.01)	–	–
Income from continuing operations for EPS – pre-impairment (i)	3,744	$5.48	3,369	$4.65	2,712	$3.58
(i) Reflective of CRH’s share of impairment of property, plant and equipment and intangible assets (2024: $161 million; 2023: $224 million), an impairment of equity method investments (2024: $190 million; 2023: $nil million) and related tax effect.

CRH Notice and Proxy Statement 94

Annex B – CRH plc Equity Incentive Plan
CRH PLC
EQUITY INCENTIVE PLAN

ARTICLE I
GENERAL

1.1.Purpose
The purpose of the CRH plc Equity Incentive Plan (the “Plan”) is to help the Group (as defined below): (1) attract, retain and motivate Eligible Individuals (as defined below) of CRH plc, a corporation organized under the laws of Ireland (the “Company”); (2) provide an opportunity for such individuals to acquire Ordinary Shares (as defined below) and cash awards; and (3) align the interests of such persons with the Company’s shareholders.
1.2.Definitions of Certain Terms and Rules of Construction
For purposes of the Plan, the following terms have the meanings set forth below:
1.2.1.“Affiliate” means any Subsidiary of the Company or any corporation, limited partnership or other organization            controlling, controlled by or under common control with the Company.
1.2.2.“Applicable Exchange” means the New York Stock Exchange, the London Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
1.2.3.“Applicable Law” means the laws of Ireland, the United States and any state thereof that are applicable to the Company, the Shares, the Plan and Awards, including any rules and regulations relating thereto (including of the Applicable Exchange) and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted. For the avoidance of doubt, Applicable Law will include any tax law that imposes requirements in order to avoid adverse tax consequences.
1.2.4.“Award” means an award granted pursuant to the Plan.
1.2.5.“Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted to such Grantee. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing, and acceptance thereof, to the extent permitted by Applicable Law.
1.2.6.“Board” means the Board of Directors of the Company.
1.2.7.“Cause” means, unless otherwise defined in an employment or services agreement between the Grantee and any member of the Group: (a) any breach by the Grantee of a material policy, procedure or rule of any member of the Group, including the CRH Code of Business Conduct, any other obligations of the Grantee as an employee of any member of the Group and under any arrangement between the Grantee and any member of the Group, which breach, if deemed curable by the applicable member of the Group, remains uncured to the reasonable satisfaction of the applicable member of the Group for 30 calendar days after the Grantee receives written notice of the breach from the applicable member of the Group; (b) the Grantee’s gross negligence or willful failure to perform substantially and satisfactorily the Grantee’s duties as an employee of any member of the Group or under any arrangement between any member of the Group and the Grantee; (c) any act of fraud, dishonesty or fraudulent activity, misappropriation, embezzlement, theft, bribery, forgery or similar conduct of the Grantee; (d) indictment for, conviction of, guilty plea or plea of nolo contendere of the Grantee to a crime that constitutes a felony (or equivalent under the law of any state or non-U.S. jurisdiction) or a crime that constitutes a misdemeanor (or equivalent under the law of any state or non-U.S. jurisdiction) involving moral turpitude; or (e) any other act or omission of the Grantee which, if it were known to the public, in any member of the Group’s reasonable judgment could have a significant adverse impact on the Company or any Affiliate, or their business or reputation.
1.2.8.“Change in Control” means the occurrence of any of the following events:
(a)during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(b)any Person, is or becomes, directly or indirectly, the beneficial owner (as determined for purposes of Rule 13d-3 of the Exchange Act) of securities of the Company having 30% or more of the combined voting power of Company Voting Securities, provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership or acquisition (including any purchase or redemption) of Company Voting Securities: (1) by any member of the Group, (2) by any employee benefit plan (or related trust) sponsored or maintained by any member of the Group, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition) or (5) by any private investor from any member of the Group;
CRH Notice and Proxy Statement 95

Annex B – CRH plc Equity Incentive Plan
(c)the consummation of (i) a merger, takeover, scheme of arrangement, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction or (ii) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Business Combination”), unless, immediately following such Business Combination, (1) the “beneficial owners” (as used in Rule 13d-3 of the Exchange Act) of the Company Voting Securities outstanding immediately prior to the consummation of such Business Combination continue to own, directly or indirectly, more than 50% of the combined voting power of the Company or other entity resulting from such Business Combination or, if applicable, the ultimate parent of it (the “Surviving Company”) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Company Voting Securities, (2) no Person beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Surviving Company and (3) at least a majority of the members of the board of directors of the Surviving Company following the consummation of the Business Combination are Incumbent Directors (a Business Combination which satisfies all of the criteria specified in (1), (2) and (3) of this paragraph (ii) will be deemed to be a “Non-Qualifying Transaction”); or
(d)the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by any member of the Group which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by any member of the Group such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.
1.2.9.“CIC Protection Period” means on or within two years following a Change in Control.
1.2.10.“Code” means the Internal Revenue Code of 1986.
1.2.11.“Committee” means the Compensation Committee of the Board, as constituted from time to time and including any successor committee.
1.2.12.“Company Voting Securities” mean the Company’s outstanding securities eligible to vote for the election of the members of the Board, save for any outstanding 7% “A” Cumulative Preference Shares or 5% Cumulative Preference Shares in the capital of the Company.
1.2.13.“Consent” has the meaning set forth in Section 4.4.2.
1.2.14.“Consultant” means any individual that provides bona fide consulting or advisory services to any member of the Group other than a Non-Management Director.
1.2.15.“Covered Person” has the meaning set forth in Section 1.3.4.
1.2.16.“Data” has the meaning set forth in Section 4.21.
1.2.17.“Director” means a director of the Company.
1.2.18.“Dividend Equivalent Rights” has the meaning set forth in Section 2.8.
1.2.19.“Effective Date” has the meaning set forth in Section 4.21.
1.2.20.“Eligible Individual” means an Employee, Non-Management Director or Consultant.
1.2.21.“Employee” means an employee and/or prospective employee of any member of the Group, but not including a Non-Management Director.
1.2.22.“Employment” means a Grantee’s performance of services for any member of the Group, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with any member of the Group results in a termination of Employment, and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations.
1.2.23.“Exchange Act” means the Securities Exchange Act of 1934.
1.2.24.“Fair Market Value” means, with respect to a Share, unless determined as otherwise specified herein, the closing price reported for the Ordinary Shares on the applicable date as reported on the New York Stock Exchange. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.
1.2.25.“Good Reason” means, unless otherwise defined in an employment or services agreement between the Grantee and any member of the Group, the occurrence of any of the following in the absence of the Grantee’s written consent:
(a)Except during the CIC Protection Period, (i) a material diminution in the Grantee’s position, authority, duties or responsibilities, (ii) a material reduction in the Grantee’s annual base salary or annual target bonus opportunity or (iii) a requirement that the Grantee relocate the Grantee’s primary workplace more than 50 miles from the Grantee’s principal place of employment immediately prior to the relocation; and
(b)Solely during the CIC Protection Period, (i) a material diminution in the Grantee’s position, authority, duties or responsibilities, in each case, from those in effect, immediately prior to the Change in Control, (ii) a reduction in the Grantee’s annual base salary, annual target
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bonus opportunity or annual target long-term incentive opportunity, in each case, from those in effect immediately prior to the Change in Control or (iii) a requirement that the Grantee relocate the Grantee’s primary workplace more than 50 miles from the Grantee’s principal place of employment immediately prior to the Change in Control;
provided that notwithstanding the foregoing, the occurrence of any of the events described in the immediately preceding clauses will not constitute Good Reason unless, (x) the Grantee provides the Company with written notice within 60 days after the initial occurrence of any such event that the Grantee believes constitutes Good Reason, (y) the Company fails to cure such event within 30 days after receipt of such notice and (z) the Grantee terminates employment, if at all, within 30 days following the end of the cure period.
1.2.26.“Grant Date” means the date on which a Grantee receives an Award.
1.2.27.“Grantee” means an Eligible Individual who receives an Award.
1.2.28.“Group” means the Company and each of its Subsidiaries.
1.2.29.“Incentive Share Option” means a Share Option that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, and which is designated as an Incentive Share Option in the applicable Award Agreement, provided that all references to Incentive Share Options contained herein will only apply to Employees.
1.2.30.“Non-Employee Sub-Plan” means the Non-Employee Sub-Plan to the Plan, as in effect from time to time.
1.2.31.“Non-Management Director” means a director of the Company who is not an Employee.
1.2.32.“Ordinary Shares” or “Shares” means the Ordinary Shares of €0.32 each of the Company, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.
1.2.33.“Other Share-Based or Cash-Based Awards” has the meaning set forth in Section 2.9.1.
1.2.34.“Performance-Based Awards” means certain Other Share-Based or Cash-Based Awards granted pursuant to Section 2.9.2.
1.2.35.“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards.
1.2.36.“Performance Share Unit” means an Award pursuant to Section 2.7, providing for the right to receive Ordinary Shares or cash upon the attainment of specific Performance Goals.
1.2.37.“Person” has the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
1.2.38.“Plan” has the meaning set forth in Section 1.1.
1.2.39.“Plan Action” has the meaning set forth in Section 4.4.1.
1.2.40.“Restricted Shares” means an Award pursuant to Section 2.5.
1.2.41.“Restricted Share Unit” means an Award pursuant to Section 2.6, providing for the right to receive Ordinary Shares or cash in an amount measured by reference to the value of Ordinary Shares.
1.2.42.“Section 409A” means Section 409A of the Code.
1.2.43.“Securities Act” means the Securities Act of 1933.
1.2.44.“Share Limit” has the meaning set forth in Section 1.6.1.
1.2.45.“Share Appreciation Right” or “SAR” means an Award pursuant to Section 2.4, payable in cash or Shares, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Shares underlying the Award over the base price established in respect of such Shares.
1.2.46.“Share Option” means a right pursuant to Section 2.3 to purchase Ordinary Shares, and which may be either an Incentive Share Option or a non-incentive Share Option.
1.2.47.“Subsidiary” means (i) in the case of an Incentive Share Option, a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code and (ii) in all other cases, an entity in which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such entity, whether through the ownership of the voting securities, by contract or otherwise.
1.2.48.“Sub-Plan” means any sub-plan established with respect to the Plan, including the Non-Employee Sub-Plan.
1.2.49.“Ten Percent Shareholder” means a person owning shares possessing more than 10% of the combined voting power of all classes of shares of the Company and of any Subsidiary or parent corporation of the Company.
1.2.50.“Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department.
Whenever used in the Plan or an Award Agreement, (i) the singular form of a word will be deemed to include the plural form, unless the context requires otherwise; (ii) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation”; (iii) references to a statute, rule or regulation are to the statute, rule or regulation, as amended, modified, supplemented or replaced from time to time, and in all cases include any applicable ruling, court case, interpretive guidance or other requirement established by a governmental authority, agency or stock exchange (and, in the case of statutes, include any rules and regulations promulgated under the statute); (iv) references to any governmental authority include any successor to the governmental authority; (v) references to a contract, agreement, policy or plan are to the contract, agreement, policy or plan as amended, modified, supplemented or replaced from time to time; (vi) references to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority, and in all cases include any successor thereto; and (vii) references to the Plan will include any Sub-Plan. Unless the text indicates otherwise, references to sections are to sections of the Plan.
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1.3.Administration
1.3.1.The Committee will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)exercise all of the powers granted to it, and make all determinations, under the Plan;
(b)construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (i) the affected Grantee will file a written claim with the Committee for review, explaining the reasons for such claim, and (ii) the Committee’s decision must be written and must explain the decision;
(c)prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d)grant, or recommend to the Board for approval to grant, Awards and determine the terms of such Awards;
(e)amend the Plan or any outstanding Award Agreement in any respect including to:
(1)accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised or waive or amend any vesting terms,
(2)accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), or
(3)reflect a change in the Grantee’s circumstances (including a change to part-time employment status or a change in position, duties or responsibilities);
(f)determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 4.13,
(1)Awards may be:
(A)settled in cash, Shares, other securities, other Awards or other property,
(B)exercised, or
(C)canceled, forfeited or suspended,
(2)Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,
(3)Awards may be settled by the Company, any of its Affiliates or any of their designees,
(4)the exercise price for any Share Option (other than an Incentive Share Option, unless the Committee determines that such a Share Option will no longer constitute an Incentive Share Option) or Share Appreciation Right may be reset; and
(g)adopt, amend and administer such procedures or Sub-Plans on such terms and conditions different from those specified herein as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or comply with Applicable Law.
1.3.2.The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 1.3.1 as it deems appropriate in its sole discretion in accordance with Applicable Law and subject to the terms of the Company’s Memorandum and Articles of Association. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within any member of the Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3.Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4.No member of the Board or Committee or any person to whom the Board or Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. To the extent permitted by Applicable Law, each Covered Person will be indemnified and held harmless by any member of the Group and any other Affiliates against and from:
(a)any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and
(b)any and all amounts paid by such Covered Person, with any member of the Group’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that any member of the Group and any other Affiliates will have the right, at their own expense, to assume and defend any such action, suit or
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proceeding and, once any member of the Group or any other Affiliate gives notice of its intent to assume the defense, any member of the Group or any other Affiliate, as applicable, will have sole control over such defense with counsel of their choice.
The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum and Articles of Association, pursuant to any indemnification agreements between such Covered Person and any member of the Group or any other Affiliate, as applicable, as a matter of law, or otherwise, or any other power that any member of the Group or any other Affiliate may have to indemnify such persons or hold them harmless.
1.4.Persons Eligible for Awards
Awards may be made to Eligible Individuals.
1.5.Types of Awards Under Plan
The following types of Awards may be granted: Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Share Units, Dividend Equivalent Rights and Other Share-Based or Cash-Based Awards (including Performance-Based Awards) that the Committee determines to be consistent with the purposes of the Plan and the interests of any member of the Group and any other Affiliates, as applicable.
1.6.Shares Available for Awards
1.6.1.Ordinary Shares Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be subject to Awards will be 15,000,000 (the “Share Limit”). Ordinary Shares subject to awards that are assumed, converted or substituted under the Plan as a result of any member of the Group’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of Shares that may be granted under the Plan. Available Shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards and will not reduce the maximum number of Shares available for grant under the Plan, subject to applicable stock exchange requirements.
1.6.2.Replacement of Shares. Shares subject to an Award that is forfeited (including any Restricted Shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement will be available for future grants of Awards and will be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards will not be counted against the Shares available for issuance under the Plan. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a Share Option or to satisfy any tax withholding obligation with respect to an Award will not again be available for Awards.
1.6.3.Adjustments. The Committee will:
(a)adjust the type of property or securities, and the number, authorized pursuant to Section 1.6.1,
(b)adjust the type of property or securities, and the number, set forth in Section 2.3.2, that can be issued through Incentive Share Options, and
(c)adjust any other terms of the Plan and the terms of any outstanding Awards (including the number of Shares covered by each outstanding Award, the type of property or securities to which the Award relates and the exercise or strike price of any Award), in such manner as the Committee deems appropriate (including by payment of cash or other property or securities) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a recapitalization, share split, bonus issue, reverse share split, share dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A.
1.6.4.Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (within the meaning of the Companies Act 2014 of Ireland) or Shares reacquired by the Company in any manner, including via an employee benefit trust or other such trust or nominee arrangement utilized by the Company and approved by the Committee for the purposes of the grant or settlement of Awards, provided that, where Shares to be delivered pursuant to an Award are newly issued by the Company, the nominal value of each such Share will be fully paid up by or on behalf of the relevant Grantee in accordance with Applicable Law.
1.7.Annual Limit on Non-Management Director Awards and Cash Fees. Subject to Article 88 of the Company’s Memorandum and Articles of Association (as may be amended or replaced from time to time), in each calendar year during any part of which the Plan is in effect, a Non-Management Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Management Director during such calendar year for such individual’s service on the Board, have a value in excess of $950,000.

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ARTICLE II
AWARDS UNDER THE PLAN
2.1Agreements Evidencing Awards
Each Award granted will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 4.13, in substitution for or satisfaction of any other Award or Awards or any award granted under any other plan of any member of the Group. By accepting an Award, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2.No Rights as a Shareholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.3 or the terms of the Award, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Ordinary Shares, other securities or other property) for which the record date is before the date the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3.Options
2.3.1.Grant. Share Options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2.Incentive Share Options. At the time of grant, the Committee will determine:
(a)whether all or any part of a Share Option granted to an eligible Employee will be an Incentive Share Option; and
(b)the number of Shares subject to such Incentive Share Option; provided, however, that:
(1)the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Share Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of the Group and of any parent corporation of the Company) may not exceed $100,000, and
(2)no Incentive Share Option (other than an Incentive Share Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Share Option under the Code.
The form of any Share Option which is entirely or in part an Incentive Share Option will clearly indicate that such Share Option is an Incentive Share Option or, if applicable, the number of Shares subject to the Incentive Share Option. No more than 15,000,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan may be issued through Incentive Share Options.
2.3.3.Exercise Price. The exercise price per Share with respect to each Share Option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a Share (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value).
2.3.4.Term of Share Option. In no event will any Share Option be exercisable after the expiration of 10 years (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, five years) from the Grant Date.
2.3.5.Vesting and Exercise of Share Option and Payment for Shares. A Share Option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the Share Option is granted and as set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a Share Option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the Share Option.
To exercise a Share Option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)personal check,
(b)Shares, based on the Fair Market Value as of the exercise date,
(c)any other form of consideration approved by the Company and permitted by Applicable Law, and
(d)any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a Share Option. Any person exercising a Share Option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.
2.4.Share Appreciation Rights
2.4.1.Grant. Share Appreciation Rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
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2.4.2.Exercise Price. The exercise price per Share with respect to each Share Appreciation Right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Ordinary Shares.
2.4.3.Term of Share Appreciation Right. In no event will any Share Appreciation Right be exercisable after the expiration of 10 years from the date on which the Share Appreciation Right is granted.
2.4.4.Vesting and Exercise of Share Appreciation Right and Delivery of Shares. Each Share Appreciation Right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the Share Appreciation Right is granted. Subject to any limitations in the applicable Award Agreement, any Share Appreciation Rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the Share Appreciation Right.
To exercise a Share Appreciation Right, the Grantee must give written notice to the Company specifying the number of Share Appreciation Rights to be exercised. Upon exercise of Share Appreciation Rights, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to the following will be delivered to the Grantee: (a) the excess of: (i) the Fair Market Value of the Ordinary Shares on the date of exercise over (ii) the exercise price of such Share Appreciation Right, multiplied by (b) the number of Share Appreciation Rights exercised.
Any person exercising a Share Appreciation Right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.
2.5.Restricted Shares
2.5.1.Grants. The Committee may grant or offer for sale Restricted Shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such Restricted Shares, the Grantee will have the rights of a shareholder with respect to the Restricted Shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. The Restricted Shares will be registered in the Grantee’s name in book entries by the transfer agent, unless the Committee elects to use another system, such as the issuance of certificates, as evidencing ownership of such Shares. In the event that a certificate is issued in respect of Restricted Shares, such certificate may be registered in the name of the Grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse. If the Restricted Shares are registered in another system, such as book-entry form, the restrictions will be placed on such system.
2.5.2.Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of Restricted Shares will, during the period of restriction, be the beneficial and record owner of such Restricted Shares and will have full voting rights with respect thereto. During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any restricted Share will be retained by the Company and will be paid to the relevant Grantee (without interest) when the Award of Restricted Shares vests and will revert back to the Company if for any reason the Restricted Share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.3).
2.6.Restricted Share Units
The Committee may grant Awards of Restricted Share Units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a Restricted Share Unit will have only the rights of a general unsecured creditor of the Company, until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each Restricted Share Unit not previously forfeited or terminated will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee.
2.7.Performance Share Units
The Committee may grant Awards of Performance Share Units in such amounts and subject to such terms and conditions as the Committee may determine. The Performance Goals to be achieved and the length of the performance period will be determined by the Committee. A Grantee of a Performance Share Unit will have only the rights of a general unsecured creditor of the Company, until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each Performance Share Unit not previously forfeited or terminated will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee.
2.8.Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right (a “Dividend Equivalent Right”) entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award. The grantee of a Dividend Equivalent Right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments may be made unless and until the Award to which they relate vests.
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2.9.Other Share-Based or Cash-Based Awards
2.9.1.Grant. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted Shares and performance share awards) (“Other Share-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to a Grantee and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9.2.Performance-Based Awards. Notwithstanding anything to the contrary herein, Other Share-Based or Cash-Based Awards may, at the discretion of the Committee, be granted subject to the achievement of Performance Goals approved by the Committee for a performance period established by the Committee.
2.10.Repayment If Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a Share Option and a Share Appreciation Right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised Share Option or Share Appreciation Right, as applicable, over the exercise price paid therefor, (b) with respect to Restricted Shares, an amount equal to the Fair Market Value (determined at the time such Shares became vested) of such Restricted Shares and (c) with respect to Restricted Share Units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.10, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
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ARTICLE III
CHANGE IN CONTROL
3.1Unless the Committee determines otherwise, or as otherwise provided in the applicable Award Agreement:
3.1.1.Unless Awards are not assumed, continued or substituted in connection with a Change in Control, if a Grantee’s Employment is terminated by any member of the Group without Cause, or the Grantee resigns the Grantee’s Employment for Good Reason, in either case, during the CIC Protection Period:
(a)Each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable;
(b)Any Shares deliverable pursuant to Restricted Share Units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment; and
(c)As of the Change in Control, any outstanding Performance-Based Awards will be deemed earned at the greater of the target level and the actual performance level as of the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.
3.1.2If Awards are not assumed, continued or substituted in connection with a Change in Control, Awards will vest immediately prior to the Change in Control with any Performance-Based Awards deemed earned at the greater of the target level and the actual performance level as of the date of the Change in Control with respect to all open performance periods.
3.2To the extent the effect of a Change in Control on any Award is not otherwise addressed in Section 3.1 or the applicable Award Agreement, in the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A to the extent applicable, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of Share Options and Share Appreciation Rights, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of, continuation of, or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of, any affected Awards previously granted, as determined by the Committee in its sole discretion; (iii) modify the terms of such Awards to add events, conditions or circumstances (including termination of Employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; or (iv) provide that for a period of at least 20 days prior to the Change in Control, any Share Options or Share Appreciation Rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void), and that any Share Options or Share Appreciation Rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where Share Options and Share Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Share Option or Share Appreciation Right for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control without payment of consideration therefor. Similar actions to those specified in this Section 3.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
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ARTICLE IV
MISCELLANEOUS
4.1Amendment of the Plan
4.1.1.Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3, 3.1 and 3.2, no such amendment may materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3, 3.1 and 3.2, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.
4.1.2.Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code will be effective without the approval of the Company’s shareholders.
4.2.Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the 10th anniversary of the Effective Date, and provided further, that all Awards granted before termination of the Plan will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
4.3.Tax Withholding
Grantees will be solely responsible for any applicable taxes (including income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation (including with respect to any non-U.S. jurisdiction) on the part of any member of the Group relating to an Award (including the Federal Insurance Contributions Act (FICA) tax):
(a)any member of the Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable),
(b)the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise), and/or
(c)any member of the Group may enter into any other suitable arrangements to withhold, in each case in the discretion of such member of the Group, the amounts of such taxes to be withheld based on the individual tax rates applicable to the Grantee.
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4.4.Required Consents and Legends
4.4.1.If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 4.13, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended Shares.
4.4.2.The term “Consent” as used in this Article IV with respect to any Plan Action includes:
(a)any and all listings, registrations, qualifications, consents, clearances or approvals in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States, or by any governmental or other regulatory body or any self-regulatory agency,
(b)any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to administer the Plan and Awards, effect tax withholding, administer applicable policies and comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(c)any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.
4.5.Right of Offset
The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to any member of the Group pursuant to other employee programs, including tax equalization) that the Grantee then owes to any member of the Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A.
4.6.Nonassignability; No Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines; provided, however, under no circumstances will a Grantee be permitted to transfer an Award to a third-party financial institution without prior shareholder approval. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 4.6 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
4.7.No Continued Employment or Engagement; Right of Discharge Reserved
Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any Grantee any right to continued Employment, or other engagement, with any member of the Group, nor will it interfere in any way with the right of any member of the Group to terminate, or alter the terms and conditions of, such Employment or other engagement at any time.
4.8.Nature of Payments
4.8.1.Any and all grants of Awards and deliveries of Ordinary Shares, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for any member of the Group or another Affiliate, as applicable, by the Grantee. Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
4.8.2.All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee, will not entitle the Grantee to the grant of any future Awards and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of any member of the Group or under any agreement with the Grantee, unless any member of the Group specifically provides otherwise.

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4.9.Non-Uniform Determinations
4.9.1.The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.
4.9.2.To the extent the Committee deems it necessary, appropriate or desirable to comply with Applicable Law or local laws or practices of jurisdictions other than the United States and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (a) establish special rules applicable to Awards to Grantees who are non-United States nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules, and (b) cause the Company to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.
4.10.Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict any member of the Group from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
4.11.Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
4.12.Clawback/Recapture Policy
Awards will be subject to any clawback or recapture policy that any member of the Group may adopt from time to time (including the Company’s Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation from Executive Officers) to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to any member of the Group after they have been distributed to the Grantee.
4.13.Section 409A
4.13.1.All Awards that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.
4.13.2.Without limiting the generality of Section 4.13.1, with respect to any Award that is “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:
(a)any payment due upon a Grantee’s termination of Employment will be paid only upon such Grantee’s “separation from service” from any member of the Group within the meaning of Section 409A;
(b)any payment due upon a Change in Control will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in ownership” or “change in effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
(c)if the Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s “separation from service” from any member of the Group within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(d)any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(e)with respect to any required Consent described in Section 4.4 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(f)if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
(g)if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(h)for purposes of determining whether the Grantee has experienced a separation from service from any member of the Group within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each
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corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
4.14.Governing Law
EXCEPT AS PROVIDED IN THE APPLICABLE AWARD AGREEMENT, THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF IRELAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
4.15.Waiver of Claims
Each Grantee of an Award recognizes and agrees that, before being selected by the Committee to receive an Award, the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, any member of the Group or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between any member of the Group and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.
4.16.No Repricing or Reloads
Except as otherwise permitted by Section 1.6.3, reducing the exercise price of Share Options or Share Appreciation Rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s shareholders. The Company will not grant any Share Options or Share Appreciation Rights with automatic reload features.
4.17.Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
4.18.No Liability With Respect to Tax Qualification or Adverse Tax Treatment
Notwithstanding anything to the contrary contained herein, in no event will any member of the Group be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or non-United States tax treatment or (b) avoid adverse tax treatment under United States or non-United States law, including Section 409A.
4.19.No Third-Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than any member of the Group and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
4.20.Successors and Assigns of the Company
The terms of the Plan will be binding upon, and inure to the benefit of, the Company and any successor entity, including as contemplated by Article III.
4.21.Data Privacy
By participating in the Plan, the Grantee’s attention is drawn towards the Company’s data privacy notice provided to them, which sets out how the Grantee’s personal data will be used and shared by the Company and its Subsidiaries as part of the administration of the Plan in accordance with the laws of Ireland. Such data privacy notice does not form part of this Plan and may be updated from time to time. Any such updates will be notified to the Grantee. As a condition of receipt of any Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 4.21 by and among, as applicable, any member of the Group and any other Affiliates, for the exclusive purpose of implementing, administering and managing the Plan and Awards and the Grantee’s participation in the Plan. In furtherance of such implementation, administration and management, any member of the Group and its other Affiliates may hold certain personal information about a Grantee, including the Grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any Affiliate, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Plan and Awards and the Grantee’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting any member of the Group and other Affiliates in the implementation, administration and management of the Plan and Awards and the Grantee’s participation in the Plan. Recipients of the Data may be located in the Grantee’s country or elsewhere, and the Grantee’s country and any
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given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of assisting the Company and its Affiliates in the implementation, administration and management of the Plan and Awards and the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom any member of the Group or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held as long as is necessary to implement, administer and manage the Plan and Awards and the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data held by of any member of the Group with respect to such Grantee, request additional information about the storage and processing of the Data with respect to such Grantee, recommend any necessary corrections to the Data with respect to the Grantee, or refuse or withdraw the consents herein in writing, in any case without cost by contacting the Grantee’s local human resources representative. Any member of the Group may cancel the Grantee’s eligibility to participate in the Plan, and in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents described herein.
4.22.Date of Adoption and Approval of Shareholders
The Plan was adopted by the Board on March 14, 2025 and was approved by the Company’s shareholders on           , 2025 (the “Effective Date”).
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“Approved Market”	means any market operated by an Approved Exchange;
“Articles”	means these Articles of Association as from time to time being in force altered by Resolution of the Company;
“Auditors”	means the statutory auditors for the time being of the Company (and, to the extent their appointment, re-appointment or remuneration is required, may be required or is advisable to be approved by the members, any other assurance provider as may be required by the Acts or any other enactment);
“Board”	means the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;
“Business Day”	means a day which is not a Saturday or a Sunday or a bank or public holiday in Dublin, Ireland;
“Clear Days”	means in relation to the period of notice provided for in these Articles where it specifies Clear Days, that period excluding the day when notice is given or deemed to be given and the day for which it is given or on which it is to take effect, or is deemed to take effect;
“Close of Business”	means 5:00 p.m., at the principal executive offices of the Company;
“Company”	means the company whose name appears in the heading to these Articles;
“Directors”	means the Directors for the time being of the Company or the Directors present at a meeting as the Board of Directors of the Company;
“Disclosure Notice”	means the notice issued in accordance with Section 1062 of the Act or a request made in accordance with Section 1110B of the Act or other applicable law;
“Electronic Communication”	means information communicated or intended to be communicated to a person, other than its originator, that is generated, communicated, processed, sent, received, recorded, stored or displayed by electronic means or in electronic form but does not include information communicated in the form of speech unless the speech is processed at its destination by an automatic voice recognition system. Any references in this definition, Article 2 or Article 128 to “addressee”, “electronic”, “information”, “originator” or “person” shall have the same meaning as in Section 2 of the Electronic Commerce Act, 2000, or as that section may be amended by subsequent legislation;
“Euroclear Bank”	means Euroclear Bank SA/NV, a company incorporated in Belgium;

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PROCEEDINGS AT GENERAL MEETINGS

61. (a) All business that is transacted at an Extraordinary General Meeting shall be deemed special and all business that is transacted at an Annual General Meeting shall also be deemed special with the exception of a declaration of a dividend, the consideration of the ~~c~~Company's statutory financial statements and report of the Directors and the report of the Auditors on those statements~~ and the report of the Directors~~, the review by the members of the ~~c~~Company's affairs, the election and re-election of Directors, subject to Sections 380 and 382 to 385 of the Act, the appointment or re-appointment of the Auditors, the fixing of the remuneration of the ~~Directors and the ~~Auditors and the passing of Resolutions pursuant to Articles 8A, 8B, 11(d) and 11(e).

(b) In the case of an Extraordinary General Meeting convened by the Board of Directors otherwise than on requisition by the members pursuant to Section 178 of the Act, a member may request to table a draft resolution ~~under Section 1104(1)(b) of the Act~~ provided that the text of the resolution shall have been received by the Company in ~~hardcopy form or in electronic form at the Addresses specified by the Company at least 14 days before the meeting to which it relates~~accordance with Article 108.

62. No business other than the appointment of a chair~~man~~ shall be transacted at any General Meeting unless a quorum of members (whether present in person or by proxy) is present at the time when the meeting proceeds to business; save as herein otherwise provided two (2) members present in person and entitled to vote shall be a quorum.

63. The Directors may make any arrangements and impose any restrictions they consider appropriate and reasonable in the circumstances to ensure the safety and security at a meeting. The Chair~~man~~ is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

64. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place(s) or to such other day and at such other time and place(s) as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, a proxy appointed by a central securities depository entitled to be counted in a quorum present at the meeting shall be a quorum.

65. The Chair~~man~~, if any, of the Board of Directors, or in his absence the Deputy Chair~~man~~, if any, shall preside as Chair~~man~~ at every general meeting of the Company, or if there is no such Chair~~man~~ or Deputy Chair~~man~~ or if he is not present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chair~~man~~ of the meeting.

66. If at any meeting no Director is willing to act as Chair~~man~~ or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present (whether in person or by proxy) shall choose one of their number to be Chair~~man~~ of the meeting.

67. The Chair~~man~~ may, with the consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. The Chair~~man~~ of a general meeting may interrupt or adjourn such meeting without the consent of the meeting where he decides it is necessary to do so in order to: (a) secure the proper and orderly

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expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

108. No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any General Meeting unless not less than seven nor more than twenty-one days before the day appointed for the meeting there shall have been left at the office notice in writing signed by a member at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected.

109. The Company may from time to time by ordinary resolution increase or reduce the number of Directors.

107. If, at any General Meeting, the number of Directors is reduced below the minimum number prescribed pursuant to Article 86(a) (the "**Minimum Threshold**") due to the failure of any Director or Directors to be re-elected, then in those circumstances, the Director nominees receiving the highest number of votes in favour of re-election shall be deemed re-elected only to the extent required to ensure that the Minimum Threshold is satisfied. Where one or more Directors are re-elected, then those re-elected Directors shall hold office until the next Annual General Meeting while the Directors who have been deemed to be re-elected shall hold office only to the extent required to meet the Minimum Threshold and only until such time as one or more additional Directors have been appointed to replace them.

108. (a) Nominations of candidates for election as Directors or the proposal of other business to be brought to a General Meeting may be made only: (i) pursuant to the Company's notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board; or (iii) by any member proposing nominations or other business to be brought before a General Meeting who is a holder on the date of the giving of the notice provided for in this Article 108 and at the time of the applicable General Meeting, and who is entitled to vote at such meeting. Article 108(a)(iii) sets forth the exclusive means for a member to nominate candidates for election as Directors at a General Meeting or to propose other business to be considered at a General Meeting (other than matters properly brought under Rule 14a-8 under the Exchange Act). No member may nominate candidates for election as Directors or propose other business except in respect of an Annual General Meeting as permitted by this Article 108 and the members agree that that the provisions of Article 108(c) to (j) shall mutatis mutandis apply to any nominations of candidates for election as Directors pursuant to Section 178 of the Act. The Board shall have the power to determine whether a nomination or any other business proposed to be brought before a General Meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 108 (including whether the Proposing Member or other Member Affiliate, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Proposing Member's nominee or other business in compliance with such member's representation as required by Section (c)(i)(K) of this Article 108). If any proposed nomination or other business was not made or proposed in compliance with these Articles, the Chair of the General Meeting shall have the power to declare to the meeting that any such nomination or other business was not properly brought before the meeting in accordance with the provisions of these Articles, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted.

(b) Any matter proposed to be brought by a member must constitute a proper matter for member action. A notice of a member to make a Director nomination or to propose any other business to be considered at a General Meeting (each, a "**Member

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Notice") shall be made in writing and received by the Secretary at the principal executive office of the Company: (i) in the event of an Annual General Meeting, not earlier than the one hundred twentieth (120th) day and not later than the Close of Business on the ninetieth (90th) day in advance of the anniversary date of the immediately preceding Annual General Meeting; provided, however, that in the event that the Annual General Meeting is called on a date that is not within thirty (30) days before or after such anniversary date, the Member Notice must be received not later than the Close of Business on the tenth (10th) day following the day on which notice of the date of such Annual General Meeting was mailed or public disclosure of the date of that Annual General Meeting at which the proposal will be considered was made, whichever first occurs; or (ii) in the event of any other General Meeting convened by the Board, the Member Notice shall be so received not later than the Close of Business on the tenth (10th) day following the day on which notice of the meeting is first mailed to members or public disclosure of the date of the Extraordinary General Meeting was made, whichever first occurs.

(c) Each Member Notice must set forth:

(i) In connection with a proposed Director nomination or the proposal of any other business, as to the holder giving the Member Notice (the "**Proposing Member**"):

(A) whether the Proposing Member is giving the notice on behalf of one or more beneficial owners;

(B) the name and residential address of: (a) the Proposing Member; (b) any beneficial owner on whose behalf the Proposing Member is acting; and (c) any: (I) participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, or any successor instructions) with any such Proposing Member in a solicitation of proxies in respect of any business or Director nomination proposed by such Proposing Member; (II) affiliate or associate (each, for the purposes of this Article 108, as defined in Rule 12b-2 under the Exchange Act (or any successor provision)) of such Proposing Member; and (III) any person who is a member of a "group" (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Proposing Member (the persons described in sub-paragraphs (b) and (c) are hereinafter collectively referred to as "**Member Affiliates**");

(C) the class and number of shares of the Company's securities which are owned beneficially and of record by the Proposing Member and each Member Affiliate;

(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, share/stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Member Notice by, or on behalf of, the Proposing Member and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Member or any Member Affiliate, with respect to any securities of the Company (any such agreement, arrangement or understanding entered into by or for the benefit of any person is

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referred to herein as a "**Derivative Instrument**") and whether and the extent to which any Derivative Instruments is in place or has been entered into within the prior six months preceding the date of delivery of the Member Notice by or for the benefit of the Proposing Member or any Member Affiliate, and if so, a summary of the material terms thereof;

(E) a description of any proxy, agreement, arrangement, understanding or relationship pursuant to which the Proposing Member (or any Member Affiliate) has or shares a right to, directly or indirectly, vote any shares of the Company's securities;

(F) a description of any rights to dividends or other distributions on the shares of any class of shares of the Company, directly or indirectly, owned beneficially by the Proposing Member or any Member Affiliates that are separated or separable from the underlying securities of the Company;

(G) a representation that the Proposing Member is, and will at the time of such General Meeting be, a holder of the Company's shares entitled to vote (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or to propose any other business specified in the Member Notice;

(H) a description of all arrangements or understandings among the Proposing Member, each Member Affiliate, and each proposed nominee and any other person (naming such person) pursuant to which each nomination or proposal of other business is to be made by the Proposing Member;

(I) to the extent not prohibited under applicable law or regulations or other applicable bona fide confidentiality obligation, with respect to the Proposing Member and each Member Affiliate, a list of: (a) litigation filed against such person during the prior 10 years; (b) any criminal proceedings (excluding traffic violations and other minor offenses) naming such person as a subject during the prior 10 years; and (c) investigations of such person by a governmental entity, including law enforcement agencies, commenced within the prior 10 years;

(J) a representation as to whether the Proposing Member or the beneficial owner, if any, intends or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) which intends: (a) to deliver applicable proxy materials to holders of at least the percentage of the Company's issued share capital required to approve or adopt the proposal or elect the proposed Director nominee; (b) otherwise to solicit proxies from members in support of such proposal or nomination; and/or (c) to solicit proxies in support of each proposed Director nominee in accordance with Rule 14a-19 under the Exchange Act;

(K) the names and addresses of any other members or beneficial owners known to be financially or otherwise materially supporting such nomination or proposal of other business by the Proposing Member

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or the beneficial owner, if any, on whose behalf the Proposing Member is acting;

(L) the representations and agreements referenced in Article 108(d) in the form provided by the Company pursuant to Article 108(d) and signed by the Proposing Member and any applicable Member Affiliates; and

(M) any other information relating to the Proposing Member, beneficial owner, if any, any Member Affiliates or such nomination or proposal of other business that would be required to be disclosed in a notice of meeting, proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposed Director nominee or other proposal pursuant to Section 14 of the Exchange Act.

(ii) In connection with a proposed Director nomination, as to each person whom a Proposing Member proposes to nominate as a candidate for election as a Director:

(A) the name, age, business address, and place of residence of the proposed Director nominee;

(B) the class and number of shares and any other securities of the Company which are, directly or indirectly, owned beneficially or of record by the proposed Director nominee;

(C) a description of all direct and indirect compensation and other material agreements, arrangements or understandings, and any other material relationships, between the Proposing Member or any Member Affiliate, on the one hand, and such proposed nominee, on the other hand, in connection with the making of such nomination or nominations, including, without limitation, all biographical and related-party transactions and other information that would be required to be disclosed pursuant to Regulation S-K if the Proposing Member or any such Member Affiliate were the “registrant” for purposes of such rule and such nominee were a director or executive officer of such registrant;

(D) whether and the extent to which any Derivative Instrument is in place or has been entered into within the prior six months preceding the date of delivery of the Member Notice by or for the benefit of the proposed Director nominee, and if so, a summary of the material terms thereof;

(E) such other information regarding each Director nominee proposed by the Proposing Member as would have been required to be disclosed in solicitations of proxies for election of directors, included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission (the “**SEC**”) had each proposed Director nominee been nominated by the Board, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including Regulation 14A and Rule 14a-19 under the Exchange Act), including such person’s written consent to being

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named in the proxy statement as a proposed Director nominee and to serving as a Director if elected;

(F) whether such proposed Director nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Company's equity securities are listed;

(G) the completed questionnaire, representations and agreements referenced in Article 108(d) in the form provided by the Company pursuant to Article 108(d) and signed by the proposed Director nominee; and

(H) any other information relating to such proposed Director nominee that would be required to be disclosed in a proxy statement (including a notice of meeting) or other filing required to be made in connection with the solicitation of proxies in support of such proposed Director nominee pursuant to Section 14 of the Exchange Act.

(iii) In connection with any proposed business other than a Director nomination, a description of the matter, the text of the proposed business (including the text of any resolutions proposed for consideration), and the reasons for the Proposing Member or the beneficial owner, if any, on whose behalf such business is being proposed, to propose such business at the General Meeting.

(d) As a condition of any Director nominee being deemed validly nominated by a member pursuant to Article 108(a)(iii), each such Director nominee must deliver (not later than the deadlines prescribed for delivery of a Member Notice under Article 108(b)) to the Secretary at the principal executive office of the Company: (i) a fully completed questionnaire with respect to the background and qualifications of the proposed Director nominee; and (ii) a fully completed set of representations and agreements that the proposed Director nominee, the Proposing Member, and any other person on whose behalf the nomination is being made, as applicable: (A) is not and will not become a party to: (a) without prior written disclosure to the Secretary, any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such person (including the proposed Director nominee if elected to the Board) will act, vote, or refrain from acting or voting on any issue, question, or other matter (a "**Voting Commitment**"); or (b) any Voting Commitment that could limit or interfere with such person's ability to comply with such person's fiduciary and other duties (including, in the case of the proposed Director nominee, if elected to the Board) under applicable law; (B) without prior written disclosure to the Secretary, is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service, action, voting, or refraining from action or voting as a Director; (C) has not violated, and would not violate, any applicable law by being nominated or elected as a Director (in the case of the proposed Director nominee) or by making the nomination (in the case of such other persons); (D) in the case of the proposed Director nominee; (a) would be in compliance, if elected as a Director, and will comply, with all applicable law, and all policies, standards, procedures, and guidelines of the Company relating to corporate governance, conflicts of interest, corporate opportunity, confidentiality, and stock ownership and

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trading that are applicable to Directors generally; (b) will comply with the Company's processes for evaluating any person being considered for nomination as a Director, including an agreement to meet with current members of the Board, if and when requested by those members, to discuss matters relating to the nomination and potential service of the proposed Director nominee, including the information provided by the proposed Director nominee in connection with his or her nomination; (c) if elected as a Director, the proposed Director nominee intends to serve a full term; and (E) will provide facts, statements, and other information in all communications with the Company and its members that are or will be true and correct in all material respects and that do not and will not omit to state a material fact, statement, or other information necessary in order to make such communications, in light of the circumstances under which they were made, not misleading. Prior to submitting a Member Notice, the Proposing Member must request in writing from the Secretary the form of questionnaire and the representations and agreements described in this Article 108(d), and the Secretary shall provide the form within five (5) Business Days of a written request made by any member, identified by name, who is a holder at the time of such request.

(e) Each applicable person (including the Proposing Member and any proposed Director nominee) shall update the notice delivered and information previously provided to the Company pursuant to this Article 108 and under any questionnaire or representations and agreements, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct: (i) as of the Record Date for a General Meeting; and (ii) as of the date that is ten (10) Business Days prior to the meeting (or any adjournment, recess or postponement thereof), and such update shall be received by the Secretary by electronic mail with confirmation of receipt or registered mail addressed to the Secretary at the principal executive office of the Company not later than five (5) Business Days after the Record Date for such General Meeting (in the case of an update required to be made as of the Record Date) and not later than eight (8) Business Days prior to the date of such General Meeting (in the case of an update required to be made as of the date that is ten (10) Business Days prior to such General Meeting or any adjournment, recess or postponement thereof).

(f) The obligation of a Proposing Member, proposed Director nominee or other applicable person to provide information or an update pursuant to this Article 108 and under any questionnaire or representations and agreements, as applicable, shall not limit the Company's rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Article 108 or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable. A Proposing Member may not, after the last day on which a notice would be timely under this Article 108, cure in any way any defect preventing the submission of a proposal or nomination of a proposed Director nominee.

(g) The Company may also, as a condition of any Director nominee being deemed validly nominated by a member pursuant to Article 108(a)(iii), require the Proposing Member, any proposed Director nominee and any other person on whose behalf the nomination is being made to deliver to the Secretary, within five (5) Business Days of such request such other information as may be reasonably requested by the Company, including, without limitation: (i) such person has agreed to furnish under the applicable member's notice (including any Member Notice), questionnaire or representations and agreements delivered to the Company (including under any such person's agreement to update information pursuant to any representation and

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agreement); and (ii) that could (as determined by the Board or any committee thereof) be required by the Company to determine whether the proposed Director nominee would be: (A) considered "independent" as a member of the Board or meet the requirements for membership on the Board or any committee thereof; or (B) material to a reasonable member's understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed Director nominee.

(h) Notwithstanding anything to the contrary in these Articles, unless otherwise required by applicable law, if any member: (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed Director nominee; and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such member has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed Director nominee shall be disregarded, even if the Company has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a member provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement (including a notice of meeting) previously filed by such member, such member must provide in writing to the Secretary, no later than seven (7) Business Days prior to the applicable meeting of members, a written certification (and upon request by the Company, reasonable evidence) that such member has met the applicable requirements of Rule 14a-19 under the Exchange Act.

(i) With respect to nominations or other business to be brought by a member before a General Meeting, a member must also comply with all applicable requirements under these Memorandum and Articles of Association and all other applicable laws, rules and regulations, including under the Exchange Act.

(j) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of candidates for election to as Directors) by a member pursuant to this Article 108 shall be deemed satisfied if such member has submitted a proposal to the Company in compliance with Rule 14a-8 under the Exchange Act.

109. Each Director shall be elected by an Ordinary Resolution at an Annual General Meeting, except that if: (a) the Secretary receives notice that one or more members has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for member nominations set forth in these Articles, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements; and (b) such nomination or nominations have not been formally and irrevocably withdrawn by such members on or prior to the date that is ten (10) Business Days in advance of the date that the Company first mails its notice of meeting for such meeting to the members of the Company, and the number of validly nominated Director nominees exceeds the number of Directors fixed by the Board in accordance with Article 86(a) (a "**contested election**"), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors. For the purposes of this Article 109, "**elected by a plurality**" means the election of those validly nominated Director nominees equal in number to the number of seats to be filled at the relevant general meeting that received the highest number of votes in the contested election.

110. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any

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agreement); and (ii) that could (as determined by the Board or any committee thereof) be required by the Company to determine whether the proposed Director nominee would be: (A) considered "independent" as a member of the Board or meet the requirements for membership on the Board or any committee thereof; or (B) material to a reasonable member's understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed Director nominee.

(h) Notwithstanding anything to the contrary in these Articles, unless otherwise required by applicable law, if any member: (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed Director nominee; and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such member has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed Director nominee shall be disregarded, even if the Company has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a member provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement (including a notice of meeting) previously filed by such member, such member must provide in writing to the Secretary, no later than seven (7) Business Days prior to the applicable meeting of members, a written certification (and upon request by the Company, reasonable evidence) that such member has met the applicable requirements of Rule 14a-19 under the Exchange Act.

(i) With respect to nominations or other business to be brought by a member before a General Meeting, a member must also comply with all applicable requirements under these Memorandum and Articles of Association and all other applicable laws, rules and regulations, including under the Exchange Act.

(j) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of candidates for election to as Directors) by a member pursuant to this Article 108 shall be deemed satisfied if such member has submitted a proposal to the Company in compliance with Rule 14a-8 under the Exchange Act.

109. Each Director shall be elected by an Ordinary Resolution at an Annual General Meeting, except that if: (a) the Secretary receives notice that one or more members has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for member nominations set forth in these Articles, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements; and (b) such nomination or nominations have not been formally and irrevocably withdrawn by such members on or prior to the date that is ten (10) Business Days in advance of the date that the Company first mails its notice of meeting for such meeting to the members of the Company, and the number of validly nominated Director nominees exceeds the number of Directors fixed by the Board in accordance with Article 86(a) (a "**contested election**"), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors. For the purposes of this Article 109, "**elected by a plurality**" means the election of those validly nominated Director nominees equal in number to the number of seats to be filled at the relevant general meeting that received the highest number of votes in the contested election.

110. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any

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However, if he votes in person on a resolution, then as regards that resolution his appointment of a proxy will not be valid.

83. A vote given in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, provided that no intimation in writing of such death, insanity, winding up, revocation, or transfer as aforesaid is received by the Company at the Office, before the commencement of the meeting.

84. The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without reply-paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. The proxy form may make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

85. (a) Any body corporate which is a member of the Company or a proxy appointed to act on behalf of a member of the Company may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company, and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were a member of the Company (or a proxy appointed to act on behalf of a member of the Company, as applicable) or where of the rights attached to the shares in respect of which he is so authorised. Where a member or a proxy appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to a different share or shares held by the member or in respect of which the proxy has been appointed.

(b) Any body corporate which is an owner of a share may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise in accordance with Article 85(a).

DIRECTORS

86. (a) Until otherwise determined by a General Meeting by Special Resolution the number of Directors shall be not less than three nor more than fifteen, provided that the exact number of Directors shall be fixed from time to time by the Board of Directors, at its sole discretion, by a resolution of the Directors passed in accordance with these Articles.

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CRH Notice and Proxy Statement 120

Annex F - Proposal 12 (“Approval of Certain Amendments to the Company’s Articles to Provide that the Limit on Directors’ Fees should be determined by the Board of Directors and to Make Certain Administrative Amendments***”) - Proposed Changes to the Company’s Articles

~~(b)~~ (b) The persons who are Directors of the Company at the date of the adoption of these Articles as the Articles of Association of the Company shall continue to be the Directors thereof subject to these Articles.

87. The qualification of a Director shall be the holding alone and not jointly with any other person of 1,000 Ordinary Shares in the capital of the Company and Ordinary Shares shall also be deemed to be held by a Director for the purposes of this Article, where the Director holds an interest in such Ordinary Shares through a central securities depository. A Director may act before acquiring his qualification but must acquire the same within two months (with such time period to be extended if trading in the Company's shares is prohibited at the relevant time) after his appointment or election.

88. (a) The fees payable to the Directors shall not exceed such amount as may be determined by the Board of Directors from time to time ~~be determined by the Company in General Meeting~~. Such fees shall be deemed to accrue from day to day.

(b) The Board may grant special remuneration to any of its number who being called upon, shall render any special or extra services to the Company or go or reside abroad in connection with the conduct of any of the affairs of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his fees as a Director and may be made payable by a lump sum or by way of salary or by a percentage of the profits or by any or all of those modes as the Board shall determine.

(c) The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board or any Committee of the Board or general meeting of the Company or in connection with the business of the Company.

89. A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs.

BORROWING POWERS

90. The Directors may exercise all powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or any subsidiary or of any third party.

The Directors shall restrict the borrowings of the Company and exercise all rights exercisable by the Company in relation to its subsidiaries so far as to secure (as regards subsidiaries so far as by such exercise it can secure) that, save with the previous sanction of a ~~s~~Special ~~r~~Resolution, no money shall be borrowed if the aggregate principal amount of the indebtedness for borrowed money (as hereinafter defined) of the Company and its subsidiaries less the principal amount of the cash balances of the Company and its subsidiaries in hand or with Banks (both calculated on a consolidated basis) exceeds an amount equal to twice the aggregate of:

(a) the amount of capital of the Company for the time being issued, paid up, or credited as paid up and the amount for the time being of the share premium account (as defined in Section 71 of the Act); and

39

***    With respect to the “Certain Administrative Amendments”, please refer to the summary table included under the sub-heading titled “Administrative Updates” on page 38 of this Notice of Meeting and Proxy Statement for the 2025 AGM.
CRH Notice and Proxy Statement 121

CRH

1350 Avenue of the Americas
New York
NY 10019
USA

E-mail: mail@crh.com
Telephone: +353 1 404 1000
Website: www.crh.com

Registered Office

42 Fitzwilliam Square
Dublin 2
D02 R279
Ireland

E-mail: crh42@crh.com
Telephone: +353 1 634 4340

CRH® is a registered trade mark of CRH

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

CRH

VOTE

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2025 Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN ON THE REVERSE SIDE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR each of the Director nominees listed in Proposal 1, FOR Proposal 2, ANNUALLY for Proposal 3 and FOR Proposals 4 – 12.

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	For	Against	Abstain
1(a) - Richie Boucher	☐	☐	☐
1(b) - Caroline Dowling	☐	☐	☐
1(c) - Richard Fearon	☐	☐	☐
1(d) - Johan Karlström	☐	☐	☐
1(e) - Shaun Kelly	☐	☐	☐
1(f) - Badar Khan	☐	☐	☐
1(g) - Lamar McKay	☐	☐	☐
1(h) - Jim Mintern	☐	☐	☐
1(i) - Gillian L. Platt	☐	☐	☐
1(j) - Mary K. Rhinehart	☐	☐	☐

	For	Against	Abstain
1(k) - Siobhán Talbot	☐	☐	☐
1(l) - Christina Verchere	☐	☐	☐
2. Consideration of Named Executive Officer Compensation for 2024 (“Say-on-Pay”)	☐	☐	☐

	Annually	Every 2 Years	Every 3 Years	Abstain
3. Consideration of Frequency of Future “Say-on-Pay” Votes	☐	☐	☐	☐

	For	Against	Abstain
4. Approval of the CRH plc Equity Incentive Plan	☐	☐	☐
5. By separate resolutions:			
(a) Ratification of Appointment of Deloitte U.S. as Auditor;	☐	☐	☐
(b) Authority to set Auditor Compensation	☐	☐	☐
6. Authority to Allot Shares	☐	☐	☐
7. Disapplication of Pre-emption Rights	☐	☐	☐

	For	Against	Abstain
8. Authority to Purchase Own Shares	☐	☐	☐
9. Authority to Re-issue Treasury Shares	☐	☐	☐
10. Amendments to Articles re: Advance Notice Provisions and Requirements for Shareholder Proposals	☐	☐	☐
11. By separate resolutions, amendments to Articles re:			
(a) Provision for Plurality Voting Standard;	☐	☐	☐
(b) Granting the Board Authority to Determine Board Size and Provide for Holdover Directors	☐	☐	☐
12. Amendments to Articles re: Granting the Board Authority to Set the Limit on Directors’ Fees and Certain Administrative Amendments.	☐	☐	☐

1 U P X 6 4 2 4 9 5 +

043LDF

Meeting Materials

The formal Notice of Meeting and Proxy Statement, which includes further details on the proposals to be considered at the 2025 Annual General Meeting, is available on the Company's website, www.crh.com/investors/shareholder-centre/agm, together with copies of the Company's 2024 Annual Report and the Company's Irish Statutory Accounts.

▼ IF VOTING BY MAIL, SIGN BELOW, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CRH plc

Proxy Solicited by Board of Directors for Annual General Meeting — May 8, 2025

I/We the undersigned being an Ordinary Shareholder(s) of the Company HEREBY APPOINT the Chair of the meeting with full power of substitution or ________________________ ________________ (see note 1 below) as my/our proxy to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held at 11:00 a.m. (Dublin) on May 8, 2025 and at any adjournment thereof. I/We direct my/our proxy to attend, speak and vote on the proposals set out in the Notice of Meeting and Proxy Statement as instructed and in respect of other proposals that may arise at the meeting as the proxy thinks fit.

This proxy may be exercised in respect of all/______________ shares registered in my/our name(s).

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. Unless otherwise directed, and in respect of any other resolutions proposed during the meeting, the proxy will vote as he/she thinks fit or abstain from voting.

In the case of registered joint holders (i) only one need sign, and (ii) the vote of the senior holder who tenders a vote, whether in person or by proxy or (in the case of a corporation) by authorized representative, will alone be counted. For this purpose seniority will be determined by the order in which the names appear in the register of shareholders of CRH plc in respect of the joint holding.

1. If it is desired to appoint another person as proxy, the words "the Chair of the meeting" should be deleted and the name and address of the proxy, who need not be a member of the Company, inserted instead and initialed. Please note that proxies may be asked to present identification.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Where the appointer is a body corporate this form must be under seal or signed by a duly authorized officer of attorney of the body corporate.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 (joint holder) — Please keep signature within the box.
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